                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-116432

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 27, 2004)

                          $2,304,120,000 (Approximate)

                         (American Home Mortgage Logo)

                             AMERICAN HOME MORTGAGE
                            INVESTMENT TRUST 2004-3

                             Mortgage Backed Notes
                            ------------------------

    CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT.

    For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of principal terms beginning on page S-182 in this prospectus supplement and the index of defined terms on page 77 in the prospectus.

    The notes will represent obligations of the trust only and will not represent obligations of any other entity.

    This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following classes of notes offered hereby:

- TEN CLASSES OF SENIOR NOTES

- SIX CLASSES OF SUBORDINATE NOTES

    The classes of notes offered by this prospectus supplement, together with their initial note principal balances and interest rates, are set forth under "Summary of Terms -- The Offered Notes" beginning on page S-3 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of notes listed in the table on page S-3 and not to the other class of notes and the trust certificates that will be issued by the trust as described in this prospectus supplement.

    Payment of the notes will be secured by the assets of the trust, which will primarily consist of a pool of conventional, first lien, adjustable and fixed rate, fully amortizing, residential mortgage loans. Substantially all of the mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Lehman Brothers Inc., as underwriter, will purchase from Lehman ABS Corporation, as depositor, all of the notes offered by this prospectus supplement. Proceeds to the depositor from the sale of the notes will be approximately 99.8125% of their initial total note principal balance before deducting expenses. The underwriter will offer the notes purchased by it from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

    On or about September 29, 2004, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

                                  Underwriter:

                                LEHMAN BROTHERS

         The date of this prospectus supplement is September 28, 2004.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

      We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

      IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                                                         PAGE
                                                                                                         ----
Table of Contents......................................................................................    iii
Summary of Terms.......................................................................................    S-1
Risk Factors...........................................................................................   S-12
Description of the Trust...............................................................................   S-29
     General...........................................................................................   S-29
     The Owner Trustee.................................................................................   S-29
     The Trust Certificates............................................................................   S-30
Description of the Notes...............................................................................   S-31
     General...........................................................................................   S-31
     Book-Entry Registration...........................................................................   S-33
     Payments of Interest..............................................................................   S-37
     Calculation of LIBOR for the LIBOR Notes..........................................................   S-48
     Payments of Principal.............................................................................   S-49
     Credit Enhancement................................................................................   S-59
     Maturity Date.....................................................................................   S-64
     Optional Purchase of the Mortgage Loans...........................................................   S-64
     The Indenture Trustee.............................................................................   S-64
Description of the Mortgage Pool.......................................................................   S-66
     General...........................................................................................   S-66
     Indices on Certain of the Mortgage Loans..........................................................   S-67
     Group I Mortgage Loans............................................................................   S-85
     Group II Mortgage Loans...........................................................................   S-97
     Group III Mortgage Loans..........................................................................  S-107
     Group IV Mortgage Loans...........................................................................  S-117
     Group V Mortgage Loans............................................................................  S-127
     Group VI Mortgage Loans...........................................................................  S-137
Additional Information.................................................................................  S-145
The Originator.........................................................................................  S-145
Underwriting Guidelines................................................................................  S-146
The Master Servicer....................................................................................  S-148
Servicing of the Mortgage Loans........................................................................  S-151
     General...........................................................................................  S-151
     Optional Repurchase of Defaulted Mortgage Loans...................................................  S-152
     Monthly Advances..................................................................................  S-152
     Collection of Taxes, Assessments and Similar Items................................................  S-152
     Insurance Coverage................................................................................  S-153
     Evidence as to Compliance.........................................................................  S-153
     Master Servicer Default and Termination...........................................................  S-153
The Mortgage Loan Purchase Agreement...................................................................  S-154
     General...........................................................................................  S-154
The Indenture..........................................................................................  S-155
     General...........................................................................................  S-155
     Rights Upon Event of Default......................................................................  S-156
     Limitation on Suits...............................................................................  S-157
     Resignation and Removal of Indenture Trustee......................................................  S-158
Yield, Prepayment and Weighted Average Life............................................................  S-158
     General...........................................................................................  S-158
     Overcollateralization.............................................................................  S-162
     Subordination of the Class M Notes................................................................  S-162
     Weighted Average Life.............................................................................  S-162
Material Federal Income Tax Considerations.............................................................  S-176
     Tax Classification of the Trust and of the Notes..................................................  S-176
     Tax Consequences to Holders of the Offered Notes..................................................  S-177
     State and Local Income Tax Considerations.........................................................  S-177
Legal Investment Considerations........................................................................  S-177
ERISA Considerations...................................................................................  S-178
     General...........................................................................................  S-178
     Purchases of the Notes............................................................................  S-178
Use of Proceeds........................................................................................  S-180
Underwriting...........................................................................................  S-180
Legal Matters..........................................................................................  S-180
Ratings................................................................................................  S-181
Index of Principal Terms...............................................................................  S-182
ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures.................................  S-A-1

                                SUMMARY OF TERMS

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

- WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

- SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED IN THE PROSPECTUS SUPPLEMENT.

- WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL STATED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF SEPTEMBER 1, 2004, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE NOTES -- PAYMENTS OF PRINCIPAL" HOW THE STATED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL STATED PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL STATED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF SEPTEMBER 1, 2004, UNLESS WE SPECIFY OTHERWISE.

PARTIES

ISSUER

      American Home Mortgage Investment Trust 2004-3, a Delaware statutory trust.

SELLER

      American Home Mortgage Acceptance, Inc. will sell the mortgage loans to the depositor.

DEPOSITOR

      Lehman ABS Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuer.

ORIGINATOR

      American Home Mortgage Investment Corp. originated the mortgage loans in the trust.

MASTER SERVICER

      American Home Mortgage Servicing, Inc. will be responsible for the servicing of all of the mortgage loans included in the trust.

INDENTURE TRUSTEE

      Citibank, N.A. The notes will be issued, and the mortgage loans will be pledged to the indenture trustee as collateral for the notes, under an indenture.

OWNER TRUSTEE

      Wilmington Trust Company will act as owner trustee of the trust.

CAP PROVIDER

      The trust will enter into an interest rate cap agreement with Lehman Brothers Special Financing Inc. to provide limited protection to the Class VI-A2 Notes against certain interest rate risk.

                                THE OFFERED NOTES

CLASSES OF OFFERED NOTES

      The American Home Mortgage Investment Trust 2004-3 Mortgage Backed Notes, Series 2004-3, consist of the classes of notes listed in the table below, together with the Class N Notes and two trust certificates evidencing the entire equity interest in the trust. Only the classes of notes listed in the table are offered by this prospectus supplement.

                                     CLASS
                                   PRINCIPAL     INTEREST       CUSIP
            CLASS                  AMOUNT(1)       RATE         NUMBER
            -----                  ---------       ----         ------
I-A...........................    $591,038,000     (2)        02660T BK 8
II-A..........................    $194,390,000    3.59%(3)    02660T BL 6
III-A.........................    $228,228,000    3.71%(3)    02660T BM 4
IV-A..........................    $536,433,000    4.19%(3)    02660T BN 2
V-A...........................    $390,925,000    4.29%(3)    02660T BP 7
VI-A1(5)......................    $ 24,844,000    4.82%(4)    02660T BQ 5
VI-A2.........................    $105,598,000      (2)       02660T BR 3
VI-A3.........................    $ 48,045,000    4.48%(4)    02660T BS 1
VI-A4.........................    $ 38,697,000    5.01%(4)    02660T BT 9
VI-A5.........................    $ 31,263,000    5.59%(4)    02660T BU 6
M-H1..........................    $ 47,117,000      (2)       02660T BV 4
M-H2..........................    $ 39,947,000      (2)       02660T BW 2
M-H3..........................    $ 12,291,000      (2)       02660T BX 0
M-F1..........................    $  6,920,000    5.35%(4)    02660T BY 8
M-F2..........................    $  4,924,000    5.79%(4)    02660T BZ 5
M-F3..........................    $  3,460,000    6.00%(4)    02660T CA 9

-------------

(1) These balances are approximate, as described in this prospectus supplement.

(2) Interest will accrue on these notes based on an interest rate equal to the least of (1) one-month LIBOR plus a specified margin, (2) the related maximum note interest rate and (3) the related available funds cap, as described in this prospectus supplement under "Description of the Notes -- Payments of Interest."

(3) The note interest rates on these classes will be initially equal to the applicable fixed rate indicated above subject to a cap equal to the related available funds rate as described in this prospectus supplement. However, after the related note rate change date, the note interest rate for each of these classes will convert to an adjustable rate based on six-month LIBOR or one-year LIBOR, and will be subject to a maximum note interest rate, as provided in this prospectus supplement. The note interest rate for each of these classes is subject to a cap equal to the related available funds rate as described in this prospectus supplement.

(4) The note interest rate for each of these classes is subject to a cap equal to the related available funds rate as described in this prospectus supplement.

(5) The Class VI-A1 Notes will not receive accelerated payments of principal to the same extent as the other senior notes, because principal distributions with respect to such class will not be made until October 2007, unless the other Class VI-A Notes are retired prior to that date.

THE TRUST

      The depositor will establish American Home Mortgage Investment Trust 2004-3, a Delaware statutory trust, pursuant to a trust agreement among the depositor, the owner trustee, and Citibank, N.A., as indenture trustee, certificate registrar and certificate paying agent. Pursuant to the trust agreement, the depositor will deposit into the trust the mortgage loans described below. On the closing date, pursuant to an indenture between the trust and the indenture trustee, the trust will issue the notes.

      Payments of interest and principal on the notes will be made only from payments received from the assets of the trust as described in this prospectus supplement.

      The beneficial ownership interest in the trust will be represented by the trust certificates, which are not offered by this prospectus supplement. The notes represent obligations of the trust and will be secured by collateral consisting on the closing date of first lien, adjustable rate, fully amortizing, residential mortgage loans having a total stated principal balance as of the cut-off date, which is September 1, 2004, of approximately $2,314,711,312, referred to in this prospectus supplement as the mortgage loans. The mortgage loans to be included in the trust will be divided into six loan groups: "group I," "group II," "group III," "group IV," "group V" and "group VI", as described under "-- The Mortgage Loans" below.

CLASSES OF NOTES

      The American Home Mortgage Investment Trust 2004-3 Mortgage-Backed Notes consist of the classes of notes listed in the table on page S-3 of this prospectus supplement.

      The trust will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking Luxembourg or the Euroclear Bank, S.A./N.V in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

      See "Description of the Notes -- General" for a discussion of the minimum denominations and the incremental denominations of each class of notes and "Description of the Notes -- Book-Entry Registration" in this prospectus supplement.

      The trust will issue the notes under an indenture between the issuer and the indenture trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the indenture trustee and the owner trustee and to make interest and principal payments on the notes. All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the extent described under "Description of the Notes -- Payments of Principal." Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the master servicer, the owner trustee and the indenture trustee will be paid to the holder of the trust certificates.

      See "Description of the Notes -- Payments of Principal" in this prospectus supplement.

      Payments of principal and interest on the Class I-A Notes will be based primarily on collections from the group I mortgage loans. Payments of principal and interest on the Class II-A Notes will be based primarily on collections from the group II mortgage loans. Payments of principal and interest on the Class III-A Notes will be based primarily on collections from the group III mortgage loans. Payments of principal and interest on the Class IV-A Notes will be based primarily on collections from the group IV mortgage loans. Payments of principal and interest on the Class V-A Notes will be based primarily on collections from the group V mortgage loans. Payments of principal and interest on the Class VI-A Notes will be based primarily on collections from the group VI mortgage loans. Payments of principal and interest on the Class M-H1, Class M-H2, Class M-H3 will be based primarily on collections from the mortgage loans in loan groups I through V. Payments of principal and interest on the Class M-F1, Class M-F2, Class M-F3 will be based primarily on collections from the group VI mortgage loans.

      The rights of holders of the Class M-H1, Class M-H2, Class M-H3, Class M-F1, Class M-F2 and Class M-F3 Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under "-- Enhancement of Likelihood of Payment on the Notes -- Subordination of Payments" below. We refer to these notes as "subordinate notes," and we refer to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class VI-A Notes collectively as "senior notes" or the "Class A Notes." We refer to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M-H1, Class M-H2 and Class M-H3 Notes as the "group I-V notes," and we refer to the Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1, Class M-F2 and Class M-F3 as the "group VI notes."

      The offered notes will have an approximate total initial note principal balance of $2,304,120,000. Any difference between the total principal balance of the offered notes on the date they are issued and the approximate total principal balance of the offered notes as reflected in this prospectus supplement will not exceed 5%.

PAYMENTS ON THE NOTES

      Principal and interest on the notes will be paid on the 25th day of each month, beginning in October 2004. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

      Interest will accrue on each class of offered notes at the applicable interest rates described in this prospectus supplement.

      See "Description of the Notes -- Payments of Interest" in this prospectus supplement.

Principal Payments

      The amount of principal payable on the offered notes will be determined by
(1) formulas that allocate portions of principal payments received on the mortgage loans among the different loan groups and the different note classes,
(2) funds actually received on the mortgage loans that are available to make principal payments on the notes and (3) the application of excess interest and funds from each loan group to pay principal on the notes. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

      The manner of allocating payments of principal on the mortgage loans to the related classes of notes will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the payment date in October 2007 or on or after that date, and depending upon whether the delinquency or loss performance of the mortgage loans in the related loan group or loan groups is worse than certain levels set by the rating agencies.

      See "Description of the Notes -- Payments of Principal" in this prospectus supplement.

      The last possible day on which the principal of the offered notes could become payable in full is the payment date occurring in October 2034 and is referred to as the maturity date. The notes could be retired before the maturity date.

      See "Yield, Prepayment and Weighted Average Life -- General" in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

LIMITED RECOURSE

      The only source of cash available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise, amounts on deposit in a reserve fund and payments received under the interest rate cap agreement described below. No other entity will be required or expected to make any payments on the offered notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

      The payment structure of this securitization includes excess interest, overcollateralization, subordination and loss allocation features to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal. In addition, the Class VI-A2 Notes will benefit from an interest rate cap agreement. With respect to group I-V notes, the Class M-H3 Notes are more likely to experience losses than the Class M-H2 and Class M-H1 Notes and the related senior notes; the Class M-H2 Notes are more likely to experience losses than the Class M-H1 and the related senior notes; the Class M-H1 are more likely to experience losses than the related senior notes. With respect to group VI notes, the Class M-F3 Notes are more likely to experience losses than the Class M-F2 and Class M-F1 Notes and the related senior notes; the Class M-F2 Notes are more likely to experience losses than the Class M-F1 and the related senior notes; the Class M-F1 are more likely to experience losses than the related senior notes. Each class of subordinate notes is more likely to experience losses than any class that is senior to such subordinate class.

      See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Notes -- Credit Enhancement" in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination and loss allocation features.

Subordination of Payments

      With respect to the collections from each loan group, the rights of the holders of the more junior classes of notes to receive payments will be subordinated to the rights of the holders of the more senior classes of notes to receive payments.

      In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date out of collections from the related loan group or loan groups to the holders of the more junior related classes of notes, the amount of interest and principal due on the more senior classes of notes and, if necessary, by the right of the more senior holders to receive future payments on the related mortgage loans that would otherwise have been allocated to the holders of more junior related classes of notes.

      See "Description of the Notes -- Credit Enhancement -- Subordination" in this prospectus supplement.

Allocation of Losses

      As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization, as described herein) will be applied to reduce the note principal balance of the related subordinate class of notes still outstanding that has the lowest payment priority, until the note principal balance of that class of notes has been reduced to zero. For example, with respect to the group I-V notes, loan losses in excess of overcollateralization will first be allocated in reduction of the note principal balance of the Class M-H3 Notes until it is reduced to zero, then in reduction of the note principal balance of the Class M-H2 Notes until it is reduced to zero, and finally in reduction of the note principal balance of the Class M-H1 Notes until it is reduced to zero. Loan losses for group VI will be allocated similarly. If a loss has been allocated to reduce the principal amount of your subordinate note, it is unlikely that you will receive any payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of the senior notes will incur losses and may never receive all of their principal payments.

      See "Description of the Notes--Credit Enhancement--Allocation of Losses" in this prospectus supplement.

Excess Interest

      The mortgage loans owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

      See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Notes -- Credit Enhancement -- Excess Interest" in this prospectus supplement.

Overcollateralization

      The overcollateralization amount for loan groups I through V is the excess of the total stated principal balance of the mortgage loans in loan groups I through V over the total principal amount of the offered notes related to loan groups I through V. On the closing date, the overcollateralization amount for loan groups I through V will equal approximately $8,194,995, which represents approximately 0.40% of the total stated principal balance of the mortgage loans in loan groups I through V as of the cut-off date. The overcollateralization amount for loan group VI is the excess of the total stated principal balance of the mortgage loans in loan group VI over the total principal balance of the offered notes related to loan group VI. On the closing date, the overcollateralization amount for loan group VI will equal approximately $2,396,317, which represents approximately 0.90% of the total stated principal balance of the mortgage loans in loan group VI as of the cut-off date.

      Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the offered notes and the expenses of the trust, there is expected to be excess interest. If an overcollateralization amount related to a loan group or loan groups is reduced below the related target overcollateralization amount as a result of losses on the mortgage loans in related loan group or loan groups, the trust will apply some or all of this excess interest as principal payments on the most senior related classes of notes then outstanding until the related overcollateralization target is restored, resulting in an acceleration of amortization of the related notes relative to the mortgage loans in the related loan group or loan groups, as applicable. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization for the related loan group or loan groups. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the offered notes.

      See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Notes -- Credit Enhancement -- Overcollateralization" in this prospectus supplement.

The Interest Rate Cap Agreement

      The trust will enter into an interest rate cap agreement for the benefit of the holders of the Class VI-A2 Notes with Lehman Brothers Special Financing Inc., as cap provider. Under the agreement, the cap provider will be required to make monthly payments to the trust from November 2004 until March 2007 if one-month LIBOR moves above a specified rate. The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR and diminish the amount of basis risk shortfalls experienced by the Class VI-A2 Notes during the 29-month period it is in effect.

      See "Description of the Notes -- Payments of Interest -- The Class VI-A2 Cap Agreement" in this prospectus supplement.

THE MORTGAGE LOANS

      On the closing date, which is expected to be on or about September 29, 2004, the assets of the trust will consist primarily of approximately 9,233 first lien, adjustable and fixed rate, fully amortizing, residential mortgage loans with a total principal balance as of the cut-off date of approximately $2,314,711,312. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

      Approximately 1.19% of the mortgage loans have original terms to stated maturity of less than or equal to 15 years; approximately 98.81% of the mortgage loans have original terms to stated maturity of greater than 15 years but less than or equal to 30 years.

      The mortgage loans were generally originated or acquired pursuant to underwriting guidelines that are less strict than Fannie Mae or Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with the higher standards of Fannie Mae or Freddie Mac underwriting guidelines.

      The mortgage loans in the trust will not be insured or guaranteed by any government agency.

      None of the mortgage loans in the trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

SERVICING OF THE MORTGAGE LOANS

      The mortgage loans will be serviced by American Home Mortgage Servicing, Inc.

      See "The Master Servicer" and "Servicing of the Mortgage Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

      At its option, the holder of the related trust certificate may purchase the assets of the trust related to either loan groups I through V or to loan group VI, respectively, and thereby redeem the related notes on or after the payment date on which the total stated principal balance of the related mortgage loans, and properties acquired in respect thereof, remaining in either loan groups I through V or loan group VI , respectively, have been reduced to less than 10% of the stated principal balance of the mortgage loans in such group or groups as of the cut-off date.

      If either of these options to purchase the mortgage loans is not exercised at the earliest possible payment date as described above, then, beginning with the next succeeding payment date and thereafter, the interest rates of certain of the related offered notes may be increased as described in this prospectus supplement.

      See "Description of the Notes -- Optional Purchase of the Mortgage Loans" in this prospectus supplement.

TAX STATUS

      For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the trust certificates. Each noteholder that is unrelated to the owner of the trust certificates, by its acceptance of an offered note, will agree to treat the offered notes as debt.

      The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the trust certificates and the Class N Notes are owned exclusively by a "real estate investment trust" or by a "qualified REIT subsidiary." American Home Mortgage Investment Corp. represents that it qualifies as a "real estate investment trust" and that it will own the trust certificates directly, or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the trust certificates to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary."

      See "Risk Factors -- Trust Could Become a Taxable Entity" in this prospectus supplement and "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA CONSIDERATIONS

      Under current law, in general, the offered notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of a plan's or arrangement's acquisition and ownership of the offered notes.

      See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

      When issued, the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4, Class VI-A5, Class M-H1 and Class M-F1 Notes will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. All other classes of notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no other representation as to the appropriate characterization of the notes under any laws relating to investment restrictions. You should consult with your counsel as to whether you have the legal authority to invest in these notes.

      See "Risk Factors -- Some Notes Lack SMMEA Eligibility and May Lack Liquidity, Which May Limit Your Ability to Sell" in this prospectus supplement and "Legal Investment Considerations" in this prospectus supplement and the accompanying prospectus.

RATINGS OF THE NOTES

      The notes offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc. and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. The designation "N/A" means that a rating agency will not publicly rate the notes of that class:

                                                 STANDARD
                                   MOODY'S       & POOR'S
       CLASS                        RATING        RATING
                                   -------       --------
I-A..................                Aaa            AAA
II-A.................                Aaa            AAA
III-A................                Aaa            AAA
IV-A.................                Aaa            AAA
V-A..................                Aaa            AAA
VI-A1................                Aaa            AAA
VI-A2................                Aaa            AAA
VI-A3................                Aaa            AAA
VI-A4................                Aaa            AAA
VI-A5................                Aaa            AAA
M-H1.................                Aa2             AA
M-H2.................                N/A              A
M-H3.................                N/A            BBB
M-F1.................                Aa2             AA
M-F2.................                 A2              A
M-F3.................               Baa2            BBB

      The ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

      The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

      The ratings do not address the payment of any basis risk shortfalls with respect to the notes.

           See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

                                  RISK FACTORS

      THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

HIGHER EXPECTED DELINQUENCIES
  OF THE MORTGAGE LOANS........       Approximately 50.01% and 15.67% of the
                                      group I and group VI mortgage loans,
                                      respectively and all of the group II and group IV mortgage loans and approximately
                                      43.51% of the mortgage loans in the
                                      aggregate, were originated according to
                                      underwriting guidelines that are not as
                                      strict as Fannie Mae or Freddie Mac
                                      guidelines, so the mortgage loans are
                                      likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                                      Changes in the values of mortgaged
                                      properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                                      See "Description of the Mortgage Pool --
                                      General" in this prospectus supplement for a description of the characteristics of the mortgage loans in the mortgage pool and "Underwriting Guidelines" for a general description of the underwriting guidelines applied in originating the mortgage loans.

THE DIFFERENCE BETWEEN THE
  INTEREST RATES ON THE OFFERED
  NOTES AND THE RELATED
  MORTGAGE LOANS MAY RESULT IN
  SHORTFALLS WITH RESPECT TO
  THE OFFERED NOTES............       The note interest rate with respect to the
                                      Class I-A, Class VI-A2, Class M-H1, Class
                                      M-H2 and Class M-H3 Notes adjusts each
                                      month and is based upon the value of an
                                      index of one-month LIBOR plus the related margin, limited by a maximum note interest rate and the related available funds rate.
                                      However, the mortgage rate for
                                      approximately 26.73% of the group I
                                      mortgage loans are based upon one-month
                                      LIBOR loan index, the mortgage
                                      rate for approximately 55.80%, 53.14%,
                                      23.76%, 58.24% and 28.70% of the group I,
                                      group II, group III, group IV and group V mortgage loans, respectively, are based upon a six-month LIBOR loan index, and the mortgage rate for approximately 17.32%,
                                      44.80%, 76.24%, 41.49% and 71.33% of the
                                      group I, group II, group III, group IV and group V mortgage loans, respectively, are based upon a one-year LIBOR loan index, in each case plus the related gross margin, and adjusts monthly, semi-annually or annually. The one-month LIBOR index, six-month LIBOR loan index and one-year
                                      LIBOR loan index may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that one-month
                                      LIBOR may rise during periods in which the six-month LIBOR loan index or one-year
                                      LIBOR loan index is stable or falling or that, even if each of the one-month LIBOR loan index, six-month LIBOR loan index and one-year LIBOR index rise during the same period, one-month LIBOR may rise much more rapidly than the other loan indices. To the extent that the note interest rate on these notes is limited to the related available funds rate, basis risk shortfalls may occur.

                                      The note interest rate on the Class VI-A1, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1, Class M-F2 and Class M-F3 Notes, and, on or prior to the related note rate change date, the note interest rate with respect to the Class II-A, Class III-A, Class IV-A and Class V-A Notes, is a fixed interest rate subject to an available funds rate. Therefore the prepayment of the mortgage loans in the related loan group or loan groups may result in a lower related available funds rate, which, in certain circumstances because of the rate cap, could result in a lower note interest rate for these notes, resulting in interest shortfalls.

                                      Net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement, and with respect to the Class VI-A2 Notes, payments under the interest rate cap agreement may be used, to cover basis risk shortfalls or interest shortfalls. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the note interest rate on a class of notes is limited to the related available funds rate, there may be little or no net monthly excess cashflow.

                                      See "Description of the Notes -- Payments of Interest" and "-- Credit Enhancement -- Overcollateralization" in this prospectus supplement. For a general description of the interest rates of the mortgage loans, see "Description of the Mortgage Pool" in this prospectus supplement.

POTENTIAL INADEQUACY OF
   CREDIT ENHANCEMENT..........       The notes are not insured by any financial
                                      guaranty insurance policy. The excess
                                      interest, overcollateralization,
                                      subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and all losses on the mortgage loans.

                                      EXCESS INTEREST AND OVERCOLLATERALIZATION.
                                      In order to build or maintain
                                      overcollateralization, it will be
                                      necessary that the mortgage loans in each loan group generate more interest than is needed to pay interest on the related notes as well as that loan group's allocable portion of fees and expenses of the trust. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in each loan group is expected to be higher than the weighted average of the interest rates on the related notes. Any remaining interest generated by the mortgage loans will be used, if necessary on any payment date, to absorb losses on the mortgage loans and build or maintain overcollateralization.

                                      On the closing date, the amount of
                                      overcollateralization with respect to the mortgage loans in loan groups I through V, in the aggregate, will equal approximately 0.40% of the aggregate stated principal balance of the mortgage loans in those loan groups as of the cut-off date and, the amount of overcollateralization with respect to the mortgage loans in loan group VI will equal approximately 0.90% of the aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date. We cannot assure you, however, that the mortgage loans in the trust will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                          -    Prepayments. Every time a
                                               mortgage loan is prepaid in whole
                                               or in part, total excess interest
                                               after the date of prepayment will
                                               be reduced because that mortgage
                                               loan will no longer be
                                               outstanding and generating
                                               interest or, in the case of a
                                               partial prepayment, will be
                                               generating less interest. The
                                               effect on your notes of this
                                               reduction will be influenced by
                                               the amount of prepaid loans and
                                               the characteristics of the
                                               prepaid loans. Prepayment of a
                                               disproportionately high number of
                                               high interest rate mortgage loans
                                               would have a greater negative
                                               effect on future excess interest.

                                          -    Defaults, Delinquencies and
                                               Liquidations. If the rates of
                                               delinquencies, defaults or losses
                                               on the mortgage loans turn out to
                                               be higher than expected, excess
                                               interest will be reduced by the
                                               amount necessary to compensate
                                               for any shortfalls in cash
                                               available to pay noteholders.
                                               Every time a mortgage loan is
                                               liquidated or written off, excess
                                               interest is reduced because the
                                               mortgage loan will no longer be
                                               outstanding and generating
                                               interest.

                                          -    Increases in LIBOR. Approximately
                                               91.86% of the mortgage loans in
                                               loan groups I through V have
                                               interest rates that adjust based
                                               on an index other than the
                                               one-month LIBOR index used to
                                               determine the interest rates on
                                               the Class I-A, Class VI-A2, Class
                                               M-H1, Class M-H2 and Class M-H3
                                               Notes. As a result of an increase
                                               in one-month LIBOR, the interest
                                               rate on these notes may increase
                                               relative to interest rates on the
                                               mortgage loans, requiring that
                                               more of the interest generated by
                                               the mortgage loans be applied to
                                               cover interest on these notes
                                               which will accordingly reduce the
                                               amount of excess interest.

                                      See "Description of the Notes -- Credit
                                      Enhancement -- Overcollateralization" in this prospectus supplement.

                                      SUBORDINATION AND ALLOCATION OF LOSSES. If applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

                                          -    if you buy a Class M-H3 Note and
                                               losses on the mortgage loans in
                                               loan groups I through V exceed
                                               excess interest and any related
                                               overcollateralization that has
                                               been created, the note principal
                                               balance of your note will be
                                               reduced proportionately with the
                                               note principal balances of the
                                               other Class M-H3 Notes by the
                                               amount of that excess;

                                          -    if you buy a Class M-H2 Note and
                                               losses on the mortgage loans in
                                               loan groups I through V exceed
                                               excess interest and any related
                                               overcollateralization that has
                                               been created, plus the note
                                               principal balance of the Class
                                               M-H3 Notes, the note principal
                                               balance of your note will be
                                               reduced proportionately with the
                                               note principal balances of the
                                               other Class M-H2 Notes by the
                                               amount of that excess;

                                          -    if you buy a Class M-H1 Note and
                                               losses on the mortgage loans in
                                               loan groups I through V exceed
                                               excess interest and any related
                                               overcollateralization that has
                                               been created, plus the total note
                                               principal balance of the Class
                                               M-H3 and Class M-H2 Notes, the
                                               Note principal balance of your
                                               note will be reduced
                                               proportionately with the note
                                               principal balances of the other
                                               Class M-H1 Notes by the amount of
                                               that excess;

                                          -    if you buy a Class M-F3 Note and
                                               losses on the mortgage loans in
                                               loan group VI exceed excess
                                               interest and any related
                                               overcollateralization that has
                                               been created, the Note principal
                                               balance of your note will be
                                               reduced proportionately with the
                                               note principal balances of the
                                               other Class M-F3 Notes by the
                                               amount of that excess;

                                          -    if you buy a Class M-F2 Note and
                                               losses on the mortgage loans in
                                               loan group VI exceed excess
                                               interest and any related
                                               overcollateralization that has
                                               been created, plus the note
                                               principal balance of the Class
                                               M-F3 Notes, the note principal
                                               balance of your note will be
                                               reduced proportionately with the
                                               note principal balances of the
                                               other Class M-F2 Notes by the
                                               amount of
                                          that excess;

                                          -    if you buy a Class M-F1 Note and
                                               losses on the mortgage loans in
                                               loan group VI exceed excess
                                               interest and any related
                                               overcollateralization that has
                                               been created, plus the total note
                                               principal balance of the Class
                                               M-F3 and Class M-F2 Notes, the
                                               note principal balance of your
                                               note will be reduced
                                               proportionately with the note
                                               principal balances of the other
                                               Class M-F1 Notes by the amount of
                                               that excess;

                                      Losses on the mortgage loans will not
                                      reduce the principal amounts of the class
                                      A notes.

                                      See "Description of the Notes -- Credit
                                      Enhancement -- Subordination" in this
                                      prospectus supplement.

RISKS RELATED TO SIMULTANEOUS
  SECOND LIENS.................       With respect to approximately 39.47% of
                                      the mortgage loans, all of which are
                                      secured by first liens, at the time of
                                      origination, American Home Mortgage
                                      Investment Corp. also originated a second lien loan that will not be included in the trust. Investors should consider that borrowers who have less equity in their homes may be more likely to default, and may be more likely to submit to foreclosure proceedings.

MORTGAGE LOANS WITH
  INTEREST-ONLY PAYMENTS.......       Approximately 66.87% of the mortgage loans
                                      to be included in the trust provide for
                                      payment of interest at the related
                                      mortgage interest rate, but no payment of principal, for a period of three, five or ten years following origination. Following that interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

                                      The presence of these mortgage loans in
                                      the mortgage pool will, absent other
                                      considerations, result in longer weighted average lives of the related offered notes than would have been the case had these loans not been included in the trust. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first three, five or ten years of the term of a mortgage loan as a disincentive to prepayment.

                                      After the monthly payment has been
                                      increased to include principal
                                      amortization, delinquency or default may be more likely.

                                      See "Yield, Prepayment and Weighted
                                      Average Life--General" in this prospectus supplement.

TRUST COULD BECOME A TAXABLE
  ENTITY.......................       For U.S. federal income tax purposes, the
                                      trust will be a taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is held, directly or indirectly, through one or more wholly owned "qualified REIT subsidiaries" or by an entity that qualifies as a "real estate investment trust" under the rules set out in the Internal Revenue Code of 1986, as amended, the taxable mortgage pool will not be subject to federal income tax. American
                                      Home Mortgage Investment Corp. will hold a
                                      100% ownership interest in the Class N
                                      Notes, and through AHM SPV III LLC, its
                                      direct wholly-owned qualified REIT
                                      subsidiary, a 100% ownership interest in the trust certificates. American Home
                                      Mortgage Investment Corp. represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax. Under the terms of the trust agreement, the trust certificates may be transferred only to an entity that qualifies as either a "real estate investment trust" or a "qualified
                                      REIT subsidiary." The provisions of the
                                      Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex. If American Home Mortgage
                                      Investment Corp. were to fail to qualify as a real estate investment trust, or if it were to transfer the trust certificates to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the trust certificates to qualify as a real estate investment trust or a qualified
                                      REIT subsidiary would constitute an event of default under the indenture.

                                      See "Material Federal Income Tax
                                      Considerations" in this prospectus
                                      supplement.

UNPREDICTABILITY AND EFFECT

  OF PREPAYMENTS...............       The rate of prepayments on the mortgage
                                      loans will be sensitive to prevailing
                                      interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                      Approximately 99.57% of the borrowers in the mortgage pool may prepay their mortgage loans in whole or in part at any time without incurring a prepayment penalty. This may encourage borrowers to prepay their loans in a low interest rate environment.

                                      The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, American Home Mortgage Acceptance, Inc., as the seller of the mortgage loans to the depositor, may be required to purchase mortgage loans from the trust in the event that certain material breaches of representations and warranties with respect to the mortgage loans are not cured. These purchases will have the same effect on noteholders as prepayments of mortgage loans.

                                      A prepayment of a mortgage loan will
                                      usually result in a payment of principal on the notes:

                                      If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                      If you purchase your notes at a premium
                                      and principal is repaid faster than you
                                      anticipate, then your yield may be lower than you anticipate.

                                      See "Yield, Prepayment and Weighted
                                      Average Life" in this prospectus
                                      supplement for a description of factors
                                      that may influence the rate and timing of prepayments on the mortgage loans.

DELAY IN RECEIPT OF LIQUIDATION
  PROCEEDS; LIQUIDATION
  PROCEEDS MAY BE LESS THAN
  MORTGAGE LOAN BALANCE........       Substantial delays could be encountered in
                                      connection with the liquidation of
                                      delinquent mortgage loans. Further,
                                      reimbursement of advances made by the
                                      master servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to noteholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

GEOGRAPHIC CONCENTRATION OF
  MORTGAGE LOANS...............       Approximately 24.56%, 19.47%, 39.13%,
                                      21.98%, 33.72% and 12.01% of the mortgage
                                      loans in group I, group II, group III,
                                      group IV, group V and group VI,
                                      respectively, are secured by properties
                                      located in California. The rate of
                                      delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in California because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                          -    Weak economic conditions, which
                                               may or may not affect real
                                               property values, may affect the
                                               ability of borrowers to repay
                                               their loans on time.

                                          -    Declines in the residential real
                                               estate market in California may
                                               reduce the values of properties
                                               located in that state, which
                                               would result in an increase in
                                               the loan-to-value ratios.

                                          -    Properties in California may be
                                               more susceptible than homes
                                               located in other parts of the
                                               country to certain types of
                                               uninsurable hazards, such as
                                               earthquakes, hurricanes, as well
                                               as floods, wildfires, mudslides
                                               and other natural disasters.

                                      Natural disasters affect regions of the
                                      United States from time to time and may
                                      result in increased losses on mortgage
                                      loans in those regions, or in insurance
                                      payments that will constitute prepayments of those mortgage loans. Properties located in certain parts of the Eastern United States, particularly certain parts of Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, Ohio, Pennsylvania, South Carolina and Virginia, may have been damaged by the hurricanes and tropical storms that recently affected those areas, including Hurricanes Charley, Frances, Ivan and Jeanne, each of which caused extensive damage in affected areas. Approximately 3.49% of the mortgage loans are secured by properties located in counties that were significantly affected by one or more of these storms.

                                      We do not know how many mortgaged
                                      properties have
                                      been affected by these hurricanes, and no assurance can be given as to the effect of these hurricanes on the rate of delinquencies and losses on any mortgage loans secured by mortgaged properties that were damaged by these storms. The seller will be obligated to repurchase any mortgage loan if the related property incurred material damage prior to the closing date and this damage had a material adverse affect on the interest of noteholders in the mortgage loan.

                                      For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution table under "Description of the Mortgage Pool" in this prospectus supplement.

VIOLATION OF PREDATORY LENDING
  LAWS MAY RESULT IN LOSSES....       A number of federal, state and local laws
                                      have been enacted that are designed to
                                      discourage predatory lending practices.
                                      The federal Home Ownership and Equity
                                      Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of the mortgage loans. Some states and localities have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans.
                                      Lawsuits have been brought in various
                                      states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market including some securitization trusts.

                                      The seller will represent in the mortgage loan purchase agreement described in this prospectus supplement that the mortgage pools do not include any mortgage loans subject to HOEPA or similar applicable local, state or federal anti-predatory or anti-abusive lending laws. However, if the trust should include mortgage loans subject to HOEPA or similar state laws, it will have repurchase remedies against the seller.

                                      See "The Mortgage Loan Purchase Agreement in this prospectus supplement.

MORTGAGE LOANS WITH HIGH
  ORIGINAL LOAN-TO-VALUE
  RATIOS MAY PRESENT A GREATER
  RISK OF LOSS.................       Approximately 8.15%, 8.59%, 2.50%, 6.94%,
                                      3.13% and 10.25% of the mortgage loans in group I, group II, group III, group IV, group V and group VI, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), have original loan-to-value ratios of greater than 80% but less than or equal to 90%, and approximately 7.87%, 11.10%, 1.38%,
                                      6.52%, 1.43% and 10.32% of the mortgage
                                      loans in group I, group II, group III,
                                      group IV, group V and group VI,
                                      respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), had original loan-to-value ratios of greater than 90%, but less than or equal to 104%. Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on those mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the master servicer will not be required to advance funds in respect of those relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to noteholders. In such event, holders of subordinate classes of notes may suffer losses.

MORTGAGE LOANS WITH HIGHER
  COMBINED LOAN-TO-VALUE RATIOS
  MAY BE SUBJECT TO HIGHER
  LEVELS OF DEFAULT............       At the time of origination of certain of
                                      the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers' mortgage loans included in the trust. Approximately
                                      1.68%, 0.19%, 0.35%, 0% and 0.56% of the
                                      mortgage loans in group II, group III,
                                      group IV and group VI, respectively (in
                                      each case, based on the aggregate
                                      scheduled principal balance of the related loan group as of the cut-off date), have combined loan-to-value ratios that exceed
                                      95%.

                                              Mortgage loans with higher
                                              combined loan-to-value ratios may
                                              experience higher rates of default
                                              than loans with lower combined
                                              loan-to-value ratios due to the
                                              limited equity of the related
                                              borrowers' in the related
                                              mortgaged properties. Investors
                                              also should be aware that
                                              borrowers may obtain secondary
                                              mortgage financing secured by
                                              their mortgaged properties
                                              following the date of origination
                                              of the mortgage loans included in
                                              the trust.

RATINGS ON THE OFFERED NOTES DO NOT ADDRESS
   ALL OF THE FACTORS YOU SHOULD CONSIDER
   WHEN PURCHASING THE OFFERED NOTES.......   The rating of each class of
                                              offered notes will depend
                                              primarily on an assessment by the
                                              rating agencies of the mortgage
                                              loans as well as the structure of
                                              the transaction. The rating by the
                                              rating agencies of any class of
                                              offered notes is not a
                                              recommendation to purchase, hold
                                              or sell any rated notes, inasmuch
                                              as the rating does not comment as
                                              to the market price or suitability
                                              for a particular investor. There
                                              is no assurance that the ratings
                                              will remain in place for any given
                                              period of time or that the ratings
                                              will not be qualified, lowered or
                                              withdrawn by the rating agencies.
                                              In general, the ratings address
                                              credit risk and do not address the
                                              likelihood of prepayments.

                                              See "Ratings" in this prospectus
                                              supplement.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE
   DELAYED OR REDUCED IF THE SELLER OR THE
   MASTER SERVICER BECOMES INSOLVENT.......   The transfer of the mortgage loans
                                              from American Home Mortgage
                                              Acceptance, Inc. to Lehman ABS
                                              Corporation will be treated as a
                                              sale of the mortgage loans.
                                              However, in the event of an
                                              insolvency of American Home
                                              Mortgage Acceptance, Inc., the
                                              conservator, receiver or trustee
                                              in bankruptcy of such entity may
                                              attempt to recharacterize the
                                              mortgage loan sales as a
                                              borrowing, secured by a pledge of
                                              the applicable mortgage loans. If
                                              these transfers were to be
                                              challenged, delays in payments of
                                              the notes and reductions in the
                                              amounts of these payments could
                                              occur.

                                              In the event of a bankruptcy or
                                              insolvency of American Home
                                              Mortgage Servicing, Inc., as
                                              master servicer, the bankruptcy
                                              trustee or receiver may have the
                                              power to prevent Citibank, N.A.,
                                              as indenture trustee, from
                                              appointing a successor master
                                              servicer. Regardless of whether a
                                              successor master servicer is
                                              appointed, any
                                              termination of American Home
                                              Mortgage Servicing, Inc., as
                                              master servicer (whether due to
                                              bankruptcy or insolvency or
                                              otherwise), could adversely affect
                                              the servicing of the mortgage
                                              loans, including the delinquency
                                              experience of the mortgage loans.

THE OFFERED NOTES MAY BE INAPPROPRIATE FOR
   INDIVIDUAL INVESTORS....................   The offered notes may not be an
                                              appropriate investment for you if
                                              you do not have sufficient
                                              resources or expertise to evaluate
                                              the particular characteristics of
                                              the applicable class of notes.
                                              This may be the case because,
                                              among other things:

                                              The yield to maturity of notes
                                              purchased at a price other than
                                              par will be sensitive to the
                                              uncertain rate and timing of
                                              principal prepayments on the
                                              mortgage loans;

                                              The rate of principal payments on,
                                              and the weighted average life of,
                                              the offered notes will be
                                              sensitive to the uncertain rate
                                              and timing of principal
                                              prepayments on the mortgage loans
                                              and the priority of principal
                                              payments among the classes of
                                              notes, and for that reason, the
                                              offered notes may be inappropriate
                                              investments for you if you require
                                              a payment of a particular amount
                                              of principal on a specific date or
                                              an otherwise predictable stream of
                                              payments;

                                              You may not be able to reinvest
                                              amounts paid in respect of
                                              principal on a note (which, in
                                              general, are expected to be
                                              greater during periods of
                                              relatively low interest rates) at
                                              a rate at least as high as the
                                              interest rate on your notes; or

                                              It is possible that a secondary
                                              market for the offered notes will
                                              not develop or that your
                                              investment may not be liquid. Lack
                                              of liquidity could result in a
                                              substantial decrease in the market
                                              value of your notes.

                                              You should also carefully consider
                                              the further risks and other
                                              special considerations discussed
                                              above and under the heading
                                              "Yield, Prepayment and Maturity
                                              Considerations" in this prospectus
                                              supplement and in the accompanying
                                              prospectus.

SOME OFFERED NOTES LACK SMMEA ELIGIBILITY
   AND MAY LACK LIQUIDITY, WHICH MAY
                                              The underwriter intends to make a
                                              secondary market in

   LIMIT YOUR ABILITY TO SELL..............   the offered notes, but will have
                                              no obligation to do so. We cannot
                                              assure you that a secondary market
                                              for any class of offered notes
                                              will develop, or if one does
                                              develop, that it will continue or
                                              provide sufficient liquidity of
                                              investment or that it will remain
                                              for the term of the related class
                                              of offered notes. The Class M-H2,
                                              Class M-F2, Class M-H3 and Class
                                              M-F3 Notes will not constitute
                                              "mortgage related securities" for
                                              purposes of the Secondary Mortgage
                                              Market Enhancement Act of 1984, as
                                              amended. Accordingly, many
                                              institutions with legal authority
                                              to invest in SMMEA securities will
                                              not be able to invest in these
                                              notes, thereby limiting the market
                                              for those notes. In light of those
                                              risks, you should consult your own
                                              counsel as to whether you have the
                                              legal authority to invest in
                                              non-SMMEA notes such as those
                                              classes.

                                              See "Legal Investment
                                              Considerations" in this prospectus
                                              supplement and in the accompanying
                                              prospectus.

MILITARY ACTION AND
    TERRORIST ATTACKS......................   The effects that military action
                                              by U.S. forces in Iraq,
                                              Afghanistan or other regions,
                                              terrorist attacks in the United
                                              States or other incidents and
                                              related military action may have
                                              on the performance of the mortgage
                                              loans or on the values of
                                              mortgaged properties cannot be
                                              determined at this time. Investors
                                              should consider the possible
                                              effects on delinquency, default
                                              and prepayment experience of the
                                              mortgage loans. Federal agencies
                                              and non-government lenders may
                                              defer, reduce or forgive payments
                                              and delay foreclosure proceedings
                                              in respect of loans to borrowers
                                              affected in some way by possible
                                              future events. In addition, the
                                              activation of additional U.S.
                                              military reservists or members of
                                              the National Guard may
                                              significantly increase the
                                              proportion of mortgage loans whose
                                              mortgage rates are reduced by
                                              application of the Servicemembers
                                              Civil Relief Act or similar state
                                              laws.

                                              The amount of interest available
                                              for distribution to holders of
                                              offered certificates will be
                                              reduced by any reductions in the
                                              amount of interest collectible as
                                              a result of application of the
                                              Servicemembers Civil Relief Act or
                                              similar state laws and neither the
                                              master servicer nor any other
                                              party will be required to fund any
                                              interest shortfall caused by any
                                              such reduction.

THE SELLER MAY NOT BE ABLE TO

  REPURCHASE DEFECTIVE
  MORTGAGE LOANS...........................   The seller has made various
                                              representations and warranties
                                              related to the mortgage loans sold
                                              by it to the trust.

                                              If the seller fails to cure a
                                              material breach of its
                                              representations and warranties
                                              with respect to any mortgage loan
                                              in a timely manner, then the
                                              seller would be required to
                                              repurchase or substitute for the
                                              defective mortgage loan. It is
                                              possible that the seller may not
                                              be capable of repurchasing or
                                              substituting any defective
                                              mortgage loans, for financial or
                                              other reasons. The inability of
                                              the seller to repurchase or
                                              substitute for defective mortgage
                                              loans would likely cause the
                                              mortgage loans to experience
                                              higher rates of delinquencies,
                                              defaults and losses. As a result,
                                              shortfalls in the payments due on
                                              the offered notes could occur.

                                              See "The Mortgage Loan Purchase
                                              Agreement and the Transfer and
                                              Servicing Agreement -- Assignment
                                              of Mortgage Loans" in this
                                              prospectus supplement.

SOME ADDITIONAL RISKS ARE ASSOCIATED WITH
   THE NOTES...............................   The weighted average life of, and
                                              the yield to maturity on, the
                                              notes will be sensitive to the
                                              rate and timing of mortgagor
                                              defaults and the severity of
                                              ensuing losses on the mortgage
                                              loans. If the actual rate and
                                              severity of losses on the mortgage
                                              loans are higher than those
                                              assumed by an investor in these
                                              notes, the actual yield to
                                              maturity of these notes may be
                                              lower than assumed. The timing of
                                              losses on the mortgage loans will
                                              also affect an investor's actual
                                              yield to maturity, even if the
                                              rate of defaults and severity of
                                              losses over the life of the
                                              mortgage pool are consistent with
                                              an investor's expectations. In
                                              general, the earlier a loss
                                              occurs, the greater the effect on
                                              an investor's yield to maturity.
                                              Realized losses on the mortgage
                                              loans, to the extent they exceed
                                              the amount of the related
                                              overcollateralization following
                                              payments of principal on the
                                              related payment date, will reduce
                                              the note principal balances of the
                                              Class M-H1, Class M-H2, Class
                                              M-H3, Class M-F1, Class M-F2 and
                                              Class M-F3 Notes in the order of
                                              priority set forth in this
                                              prospectus supplement. As a result
                                              of these reductions, less interest
                                              will accrue on the affected
                                              classes of notes than would
                                              otherwise be the case. The
                                              indenture does not permit the
                                              allocation of realized losses to
                                              the Class A Notes. Investors in
                                              the Class A Notes should note that
                                              although realized losses will not
                                              be allocated to the Class A Notes,
                                              under certain loss
                                              scenarios there will not be enough
                                              principal and interest on the
                                              mortgage loans to pay the Class A
                                              Notes all interest and principal
                                              amounts to which they are then
                                              entitled. Although realized losses
                                              will not be allocated directly to
                                              the Class N Notes, any realized
                                              losses will reduce the amount of
                                              net monthly excess cashflow
                                              available to make payments to the
                                              Class N Notes.

                                              After a realized loss is allocated
                                              to a class of Class M Notes, no
                                              amounts will be distributable with
                                              respect to the written-down
                                              amount. However, the amount of any
                                              realized losses allocated to the
                                              Class M Notes may be repaid with
                                              interest to the holders thereof
                                              from the net monthly excess
                                              cashflow according to the
                                              priorities set forth under
                                              "Description of the Notes --
                                              Application of Net Monthly Excess
                                              Cashflow" in this prospectus
                                              supplement.

                                              The yields to maturity on the
                                              notes will be extremely sensitive
                                              to losses due to defaults on the
                                              mortgage loans (and the timing
                                              thereof), to the extent that
                                              losses are not covered by excess
                                              interest or overcollateralization,
                                              or a class of notes subordinate
                                              thereto. Furthermore, as described
                                              in this prospectus supplement, the
                                              timing of receipt of principal and
                                              interest by the notes may be
                                              adversely affected by losses even
                                              if a particular class of notes
                                              does not ultimately bear the loss.

                                              Also, investors in the notes
                                              should be aware that the most
                                              subordinate class of Class M Notes
                                              then outstanding may receive more
                                              than its pro rata share of
                                              principal for that payment date.
                                              As a result, the note principal
                                              balance of the Class M-H3 and
                                              Class M-F3 Notes, respectively,
                                              and/or the most subordinate class
                                              or classes of Class M Notes may be
                                              reduced to zero prior to the more
                                              senior class or classes of notes.

                                              Unless the total note principal
                                              balance of the Class I-A, Class
                                              II-A, Class III-A, Class IV-A and
                                              Class V-A Notes is reduced to
                                              zero, it is not expected that the
                                              Class M-H1, Class M-H2 and Class
                                              M-H3 Notes will receive any
                                              payments of principal until the
                                              later of the payment date in
                                              October 2007 and the first payment
                                              date on which the total stated
                                              principal balance of the mortgage
                                              loans is less than half of the
                                              total stated principal balance of
                                              the mortgage loans as of the
                                              cut-off date, and provided further
                                              that certain loss and delinquency
                                              tests are satisfied. Unless the
                                              total note principal balance of
                                              the Class VI-A1, Class VI-A2,
                                              Class VI-A3, Class VI-A4
                                              and Class VI-A5 Notes is reduced
                                              to zero, it is not expected that
                                              the Class M-F1, Class M-F2 and
                                              Class M-F3 Notes will receive any
                                              payments of principal until the
                                              later of the payment date in
                                              October 2007 and the first payment
                                              date on which the total stated
                                              principal balance of the mortgage
                                              loans is less than half of the
                                              total stated principal balance of
                                              the mortgage loans as of the
                                              cut-off date, and provided further
                                              that certain loss and delinquency
                                              tests are satisfied. As a result,
                                              the weighted average lives of the
                                              related Class M Notes may be
                                              longer than would otherwise be the
                                              case.

LIMITED ABILITY TO RESELL
   NOTES...................................   The underwriter is not required to
                                              assist in resales of the offered
                                              notes, although it may do so. A
                                              secondary market for any class of
                                              offered notes may not develop. If
                                              a secondary market does develop,
                                              it might not continue or it might
                                              not be sufficiently liquid to
                                              allow you to resell any of your
                                              notes.

                            DESCRIPTION OF THE TRUST

GENERAL

      American Home Mortgage Investment Trust 2004-3 (the "Trust" or the "Issuer") will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement (the "Trust Agreement") dated as of September 1, 2004 (the "Cut-off Date") among Lehman ABS Corporation, as depositor (the "Depositor"), Wilmington Trust Company, as owner trustee (the "Owner Trustee") and Citibank, N.A., as Indenture Trustee, certificate registrar and certificate paying agent. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the Trust and proceeds therefrom, issuing the Trust Certificates (described below under " -- The Trust Certificates") and the Notes, making payments on the Trust Certificates and the Notes, and related activities.

      On or about September 29, 2004 (the "Closing Date"), the Trust will purchase the Mortgage Loans from the Depositor pursuant to the Trust Agreement.

      On the Closing Date, the Issuer will pledge the Mortgage Loans and other Trust assets to the Indenture Trustee as security for the issuance of its Mortgaged Backed Notes, Series 2004-3 (the "Notes"), with the class designations specified under "Description of the Notes -- General," pursuant to an indenture (the "Indenture") dated as of the Cut-off Date between the Issuer and the Indenture Trustee. The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

      Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Issuer will not have any significant assets available for payment of the Notes.

      The Issuer's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under " -- The Owner Trustee."

THE OWNER TRUSTEE

         Wilmington Trust Company will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Owner Trustee will be entitled to receive as compensation for its services an annual fee payable by the Indenture Trustee. To the extent that the Indenture Trustee fails to pay such fees, the Owner Trustee will be entitled to recover such fees from Available Funds (as defined herein) on a first priority basis. The Trust Agreement will provide that the Owner Trustee will be entitled to recover from the Payment Account all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Owner Trustee, in connection with any Event of Default (as defined herein), any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Owner Trustee in the administration of the Trust created by the Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

      Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of a representation made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

THE TRUST CERTIFICATES

      The equity ownership in the Trust will be evidenced by two trust certificates, a trust certificate with respect to Loan Groups I through V (the "Group I-V Trust Certificate") and a trust certificate with respect to Loan Group VI (the Group VI Trust Certificate," and together with the Group I-V Trust Certificate, the "Trust Certificates"). The initial holders of the Trust Certificates will be entitled to receive on each Payment Date (as defined herein) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

                            DESCRIPTION OF THE NOTES

GENERAL

      The American Home Mortgage Investment Trust 2004-3 Mortgage-Backed Notes will consist of seventeen classes of Notes, sixteen of which are offered pursuant to this Prospectus Supplement. The Issuer will issue Notes with the following class designations: Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4 and Class VI-A5 Notes (the "Class A Notes") and Class M-H1, Class M-H2, Class M-H3, Class M-F1, Class M-F2 and Class M-F3 Notes (the "Class M Notes") and the Class N Notes. The Class A Notes together with the Class M Notes are sometimes collectively referred to herein as the "Offered Notes." The Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4 and Class VI-A5 Notes are sometimes collectively referred to herein as the "Class VI-A Notes." The Class I-A, Class VI-A2, Class M-H1, Class M-H2, Class M-H3 Notes and the Class II-A, Class III-A, Class IV-A and Class V-A Notes after the related Note Rate Change Date are sometimes collectively referred to herein as the "LIBOR Notes." The Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M-H1, Class M-H2 and Class M-H3 Notes are sometimes referred to herein as the "Group I-V Notes." The Class VI-A, Class M-F1, Class M-F2 and Class M-F3 Notes are sometimes referred to herein as the "Group VI Notes." The Class M-H1, Class M-H2, Class M-H3, Class M-F1, Class M-F2 and Class M-F3 Notes are sometimes collectively referred to herein as the "Offered Subordinate Notes." The Offered Subordinate Notes together with the Class N Notes are sometimes collectively referred to herein as the "Subordinate Notes." The Class N Notes are not offered pursuant to this Prospectus Supplement.

      The Trust Certificates, which are not offered hereby, will be entitled to payments on any Payment Date only after all required payments have been made on the Notes. The principal balance of the Trust Certificates as of any date of determination will be equal to the aggregate Stated Principal Balance of the Mortgage Loans minus the aggregate Note Principal Balance of all of the Offered Notes. The Trust Certificates will be entitled to payments as provided in the Trust Agreement and the Indenture.

      The Notes will be issued by the Trust, the assets of which on the Closing Date will consist of the following:

   - all of the Issuer's right, title and interest in and to a pool of adjustable and fixed rate, fully amortizing, first lien residential mortgage loans that will be acquired by the Trust on the Closing Date (the "Mortgage Loans"), the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date;

   - any mortgaged properties acquired on behalf of the Trust by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon;

   - the rights of the Trust under all insurance policies required to be maintained pursuant to the Servicing Agreement;

   - the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller;

   - such assets relating to the Mortgage Loans as from time to time may be held in the Collection Account and the Payment Account;

   -  the Class VI-A2 Interest Rate Cap Agreement (as defined herein);

   -  The Special Deposit described herein;

   - the rights with respect to the Servicing Agreement, to the extent assigned to the Issuer; and

   -  any proceeds of the foregoing.

      The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut- off Date, after application of scheduled payments due whether or not received, is approximately $2,314,711,312, subject to a permitted variance as described in this Prospectus Supplement under "Additional Information."

      Each class of Offered Notes will have the approximate initial Note Principal Balance as set forth on page S-3 hereof and will have the Note Interest Rate described under " - Payments of Interest." The Note Interest Rate on each class of Notes may be limited by a cap of the related Maximum Note Interest Rate per annum and the related Available Funds Rate. In addition, the Note Margin for the Class I-A, Class VI-A2, Class M-H1, Class M-H2 and Class M-H3 Notes and the Note Interest Rate for the Class VI-A1, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1, Class M-F2 and Class M-F3 Notes will be subject to increase on and after the Step-up Date.

      The Offered Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Notes." The Offered Notes will be issued in minimum denominations representing Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof. The Notes will be issued as global notes.

      Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in October 2004 (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Notes and each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York or Delaware are closed.

      Payments on the Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office (as defined herein) of the Indenture Trustee. See " -- Reports to Noteholders" herein.

      Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Note Principal Balance of the related class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person's interest (a "Definitive Note"), except as set forth below under " -- Book-Entry Registration -- Definitive Notes." Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

      GENERAL. Persons acquiring beneficial ownership interests in the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Banking Luxembourg (formerly Cedelbank) ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Indenture Trustee through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" and " -- Information Reporting" in the Prospectus.

      Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

      DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Notes.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, the Master Servicer, the Owner Trustee or the Indenture Trustee (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

      DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only (1) if DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes and the Depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the Trust Agreement, Beneficial Owners of Notes representing not less than 50% of the aggregate Note Principal Balance evidenced by a class of Notes issued as Book-Entry Notes advise the Indenture Trustee and DTC through the Participant in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such Class of Notes. Upon the occurrence of an event described above, the Indenture Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

PAYMENTS OF INTEREST

      CALCULATION OF INTEREST. The amount of interest payable on each Payment Date in respect of each class of Offered Notes will equal the Accrued Note Interest (as defined herein) for such class on such date. Accrued Note Interest on the Class I-A, Class VI-A2, Class M-H1, Class M-H2 and Class M-H3 Notes will be calculated on the basis of the actual number of days in each Accrual Period and a 360-day year. Accrued Note Interest on the Notes other than the Class I-A, Class VI-A2, Class M-H1, Class M-H2 and Class M-H3 Notes will be calculated on the basis of the 360-day year consisting of twelve 30-day months.

      - "Accrued Note Interest" with respect to any Payment Date and each class of Offered Notes will be the interest accrued during the related Accrual Period at the applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, plus any Accrued Note Interest remaining unpaid from any prior Payment Date together with interest thereon at the related Note Interest Rate.

      - The "Accrual Period" with respect to any Payment Date and the Class I-A, Class VI-A2, Class M-H1, Class M-H2 and Class M-H3 Notes will be the period from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date. With respect to any Payment Date and each class of Offered Notes other than the Class I-A, Class VI-A2, Class M-H1, Class M-H2 and Class M-H3 Notes, the prior calendar month.

      - The "Note Interest Rate" with respect to each Payment Date and the Class I-A, Class VI-A2, Class M-H1, Class M-H2 and Class M-H3 Notes will be a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the related

         Maximum Note Interest Rate and (iii) the related Available Funds Rate with respect to such Payment Date. With respect to each Payment Date and the Class II-A, Class III-A, Class IV-A and Class V-A Notes, the "Note Interest Rate" will be the least of (i)(a) prior to or on the related Note Rate Change Date, the fixed rate set forth on page S-3 of this Prospectus Supplement subject to the related Available Funds Rate and (b) after the related Note Rate Change Date, a rate equal to the least of (i) One-Year LIBOR, in the case of the Class III-A Notes and Class V-A Notes, or Six-Month LIBOR, in the case of the Class II-A Notes and Class IV-A Notes, plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate. With respect to the Class VI-A1, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1, Class M-F2 and Class M-F3 Notes, the "Note Interest Rate" will be the lesser of (a) the related Fixed Rate and
         (ii) the related Available Funds Rate.

      - The "Note Rate Change Date" with respect to the Class II-A Notes, the Payment Date in August 2007; with respect to the Class III-A Notes will be the Payment Date in August 2007; with respect to the Class IV-A Notes will be the Payment Date in August 2009; and with respect to the Class V-A Notes will be the Payment Date in August 2009.

      - The "Maximum Note Interest Rate" with respect to each class of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A2, Class M-H1, Class M-H2 and Class M-H3 Notes is 11.00% per annum.

      The "Note Margin" for each class of LIBOR Notes will be the applicable margin described below:

      - CLASS I-A NOTES: on any Payment Date prior to the related Step-up Date, 0.37% per annum, and on any Payment Date on and after the related Step-up Date, 0.74% per annum.

      - CLASS II-A NOTES: on any Payment Date after the applicable Note Rate Change Date, 1.50% per annum.

      - CLASS III-A NOTES: on any Payment Date after the applicable Note Rate Change Date, 1.50% per annum.

      - CLASS IV-A NOTES: on any Payment Date after the applicable Note Rate Change Date, 1.50% per annum.

      - CLASS V-A NOTES: on any Payment Date after the applicable Note Rate Change Date, 1.50% per annum.

      - CLASS VI-A2 NOTES: on any Payment Date prior to the related Step-up Date, 0.23% per annum, and on any Payment Date on and after the related Step-up Date, 0.46% per annum.

      - CLASS M-H1 NOTES: on any Payment Date prior to the related Step-up Date, 0.60% per annum, and on any Payment Date on and after the related Step-up Date, 0.90% per annum.

      - CLASS M-H2 NOTES: on any Payment Date prior to the related Step-up Date, 1.25% per annum, and on any Payment Date on and after the related Step-up Date, 1.875% per annum.

      - CLASS M-H3 NOTES: on any Payment Date prior to the related Step-up Date, 2.75% per annum, and on any Payment Date on and after the related Step-up Date, 4.125% per annum.

      The "Fixed Rate" for the Class VI-A1, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1, Class M-F2 and Class M-F3 Notes will be the applicable fixed rate described below:

      - CLASS VI-A1 NOTES: on any Payment Date prior to the related Step-up Date, 4.82% per annum, and on any Payment Date on and after the related Step-up Date, 5.32% per annum.

      - CLASS VI-A3 NOTES: on any Payment Date prior to the related Step-up Date, 4.48% per annum, and on any Payment Date on and after the related Step-up Date, 4.98% per annum.

      - CLASS VI-A4 NOTES: on any Payment Date prior to the related Step-up Date, 5.01% per annum, and on any Payment Date on and after the related Step-up Date, 5.51% per annum.

      - CLASS VI-A5 NOTES: on any Payment Date prior to the related Step-up Date, 5.59% per annum, and on any Payment Date on and after the related Step-up Date, 6.09% per annum.

      - CLASS M-F1 NOTES: on any Payment Date prior to the related Step-up Date, 5.35% per annum, and on any Payment Date on and after the related Step-up Date, 6.10% per annum.

      - CLASS M-F2 NOTES: on any Payment Date prior to the related Step-up Date, 5.79% per annum, and on any Payment Date on and after the related Step-up Date, 6.54% per annum.

      - CLASS M-F3 NOTES: on any Payment Date prior to the related Step-up Date, 6.00% per annum, and on any Payment Date on and after the related Step-up Date, 6.75% per annum.

      DEFINITIONS RELATING TO INTEREST PAYMENT PRIORITIES.

      - The "Note Principal Balance" with respect to any Offered Note as of any date of determination will be the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Offered Note and (a) plus, in the case of the Offered Subordinate Notes, any Subsequent Recoveries (as defined herein) allocated thereto and (b) minus, in the case of the Class M Notes, the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses (as defined herein) on all prior Payment Dates as described in this Prospectus Supplement.

      - The "Stated Principal Balance" with respect to any Mortgage Loan and any Payment Date will be equal to (1) the principal balance of such Mortgage Loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation(as defined herein)) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments (as defined herein) and the principal portion of any Net Liquidation Proceeds (as defined herein) received during or prior to the immediately preceding Prepayment Period (as defined herein); provided that the Stated Principal Balance of any Liquidated Mortgage Loan (as defined herein) is zero.

      - The "Available Funds Rate" with respect to each Payment Date and the Class I-A or Class VI-A2 Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in the related Loan Group as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, multiplied by (1) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (2) the Adjustment Fraction. With respect to each Payment Date and any class of Class M-H1, Class M-H2, or Class M-H3 Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I-V Mortgage Loans as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans of each Loan Group, the aggregate Note Principal Balance of the related Class A Notes, multiplied by (1) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (2) the Adjustment Fraction. With respect to each Payment Date and any class of Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A1, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1, Class M-F2 or Class M-F3 Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in the related Loan Group included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, multiplied by the Adjustment Fraction.

      - The "Net Mortgage Rate" with respect to any Mortgage Loan will be equal to the then applicable mortgage rate thereon less the Servicing Fee Rate, in each case expressed as a per annum rate.

      - The "Servicing Fee Rate" with respect to any Mortgage Loan with a Conforming Balance will be equal to 0.375% per annum, and with respect to each other Mortgage Loan, will be equal to 0.25% per annum.

      - The "Servicing Fee" with respect to each Mortgage Loan and any Payment Date, the fee payable monthly to the Master Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

      - A Mortgage Loan has a "Conforming Balance" if it is secured by a single family property with a maximum original principal balance of $333,700 or less for all mortgage loans other than those originated in Alaska or Hawaii, for which the maximum balance is $500,550. For mortgage loans secured by two-, three- and four-family properties the maximum balance is $427,150, $516,300 and $641,650, respectively, or $640,725, $774,450 and $962,475, respectively, if the property is located in Alaska or Hawaii.

      - The "Adjustment Fraction" with respect to the Group I-V Notes will be a fraction, (x) the numerator of which is the aggregate Note Principal Balance of the Group I-V Notes immediately prior to that Payment Date, and (y) the denominator of which is the aggregate Stated Principal Balance of the Group I-V Loans at the beginning of the related Due Period. With respect to the Group VI Notes the "Adjustment Fraction" will be a fraction, (x) the numerator of which is the aggregate Note Principal Balance of the Group VI Notes immediately prior to that Payment Date, and (y) the denominator of which is the aggregate Stated Principal Balance of the Group VI Loans at the beginning of the related Due Period.

      - The "Step-up Date" with respect to the Group I-V Notes is the Payment Date occurring after the first Payment Date for which the aggregate Stated Principal Balance of the Group I-V Loans as of the end of the related Due Period has been reduced to 10% or less of the aggregate Stated Principal Balance of the Group I-V Loans as of the Cut-off Date. With respect to the Group VI Notes, the "Step-up Date" is the Payment Date occurring after the first Payment Date for which the aggregate Stated Principal Balance of the Group VI Loans as of the end of the related Due Period has been reduced to 10% or less of the aggregate Stated Principal Balance of the Group VI Loans as of the Cut-off Date.

      - The "Due Period" with respect to any Payment Date will be the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

      - The "Prepayment Period" with respect to any Payment Date is the calendar month immediately preceding the month in which such Payment Date occurs.

      DEFINITIONS RELATING TO AVAILABLE FUNDS.

      - "Available Funds" is equal to the sum of the Group I Available Funds, the Group II Available Funds, the Group III Available Funds, the Group IV Available Funds, the Group V Available Funds and the Group VI Available Funds.

      - The "Group I Available Funds" for any Payment Date will be an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group I Loans. The Group I Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date from the Group I Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group I Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Collection Account or the Payment Account, and is net of (4) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts allocable to the Group I Loans as provided in the Agreements.

      - The "Group II Available Funds" for any Payment Date will be an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group II Loans. The Group II Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date from the Group II Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group II Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Collection Account or the Payment Account, and is net of (4) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts allocable to the Group II Loans as provided in the Agreements.

      - The "Group III Available Funds" for any Payment Date will be an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group III Loans. The Group III Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date from the Group III Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group III Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Collection Account or the Payment Account, and is net of (4) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts allocable to the Group III Loans as provided in the Agreements.

      - The "Group IV Available Funds" for any Payment Date will be an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group IV Loans. The Group IV Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date from the Group IV Loans and

         (2) any Monthly Advances and Compensating Interest Payments on the Group IV Loans made by the Master Servicer for such Payment Date and
         (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Collection Account or the Payment Account, and is net of (4) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts allocable to the Group IV Loans as provided in the Agreements.

      - The "Group V Available Funds" for any Payment Date will be an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group V Loans. The Group V Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date from the Group V Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group V Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Collection Account or the Payment Account, and is net of (4) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts allocable to the Group V Loans as provided in the Agreements.

      - The "Group VI Available Funds" for any Payment Date will be an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group VI Loans. The Group VI Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date from the Group VI Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group VI Loans made by the Master Servicer for such Payment Date and (3) any amounts received from the Counterparty under the Interest Rate Cap Agreement and (4) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Collection Account or the Payment Account, and is net of (5) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts allocable to the Group VI Loans as provided in the Agreements.

      - The "Agreements" include the Servicing Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement and any custodial agreement.

      - The "Determination Date" with respect to any Payment Date is the 15th day of the related month or, if such day is not a Business Day, the immediately preceding business day.

      - A "Monthly Advance" is the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Due Date (other than Relief Act Shortfalls).

      - "Relief Act Shortfall" with respect to any Payment Date and any Mortgage Loan is any shortfall relating to the Relief Act or similar legislation or regulations.

      - "Monthly Payment" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

      - A "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

      - The "Due Date" with respect to each Mortgage Loan will be the date in each month on which its Monthly Payment is due, exclusive of any days of grace, if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Servicing Agreement.

      - "Insurance Proceeds" are amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

      - "Repurchase Proceeds" will be an amount equal to the Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

      - The "Repurchase Price" with respect to any Mortgage Loan required to be repurchased will be an amount equal to the sum of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the mortgage rate on the outstanding principal balance thereof from the Due Date for which interest was last paid by the mortgagor to the first day of the month following the month of purchase, (iii) the amount of unreimbursed servicing advances made with respect to such Mortgage Loan, (iv) any other amounts owed to the Master Servicer or any subservicer pursuant to the Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation of such loan of any predatory lending law.

      - A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

      - "Net Liquidation Proceeds" are Liquidation Proceeds and Subsequent Recoveries net of unreimbursed advances by the Master Servicer, Monthly Advances, expenses incurred by the Master Servicer in connection with the liquidation of such Mortgage Loan and the related mortgaged property, and any other amounts payable to the Master Servicer under the Servicing Agreement.

      - The "Collection Account" is the account or accounts created and maintained by the Master Servicer pursuant to the Servicing Agreement.

      - The "Payment Account" is the account created and maintained by the Indenture Trustee pursuant to the Indenture.

      THE CLASS VI-A2 CAP AGREEMENT. The Trust, will enter into an interest rate cap agreement for the benefit of the Class VI-A2 Notes (the "Class VI-A2 Cap Agreement") with Lehman Brothers Special Financing Inc. (in such capacity, the "Counterparty"), an affiliate of the Depositor and Lehman Brothers Inc.

      Under the terms of the Class VI-A2 Cap Agreement, in exchange for a fixed payment made on behalf of the Trust on the Closing Date, the Counterparty is obligated to pay to the Trust at least one Business Day prior to each Payment Date, commencing with the Payment Date in November 2004 and ending with the Payment Date in March 2007, one month's interest calculated at an annual rate equal to the excess, if any, of LIBOR (as defined below) as determined by the Counterparty over the strike rate set forth in the table below for the related Payment Date (the "Strike Rate") on a calculated notional amount equal to approximately $105,598,000 on the Closing Date. On each Payment Date thereafter, the notional amount will be an amount equal to the lesser of (i) the Note Principal Balance of the Class VI-A2 Notes and (ii) the amount set forth below, for the specified date, as follows:

                                                                                                        SCHEDULED
                                                                                                         NOTIONAL
                              CAP PAYMENT DATE                                    STRIKE RATE (%)       AMOUNT($)
                              ----------------                                    ---------------      -----------
November 2004..................................................................        3.00            104,097,587
December 2004..................................................................        3.00            102,297,455
January 2005...................................................................        3.00            100,200,525
February 2005..................................................................        3.00             97,809,734
March 2005.....................................................................        3.00             95,129,035
April 2005.....................................................................        3.00             92,163,401
May 2005.......................................................................        3.00             88,918,816
June 2005......................................................................        3.00             85,402,269
July 2005......................................................................        3.00             81,621,734
August 2005....................................................................        3.00             77,586,153
September 2005.................................................................        3.00             73,305,404
October 2005...................................................................        3.00             68,790,271
November 2005..................................................................        3.00             64,360,645
December 2005..................................................................        3.00             60,014,927

                                                                                                        SCHEDULED
                                                                                                         NOTIONAL
                              CAP PAYMENT DATE                                    STRIKE RATE (%)       AMOUNT($)
                              ----------------                                    ---------------      -----------
January 2006...................................................................        3.00             55,751,548
February 2006..................................................................        3.00             51,568,966
March 2006.....................................................................        3.00             47,465,669
April 2006.....................................................................        6.00             43,440,175
May 2006.......................................................................        6.00             39,491,026
June 2006......................................................................        6.00             35,616,794
July 2006......................................................................        6.00             31,816,076
August 2006....................................................................        6.00             28,087,494
September 2006.................................................................        6.00             24,429,698
October 2006...................................................................        6.00             20,841,362
November 2006..................................................................        6.00             17,321,184
December 2006..................................................................        6.00             13,867,887
January 2007...................................................................        6.00             10,480,218
February 2007..................................................................        6.00              7,156,946
March 2007.....................................................................        6.00              3,896,864

      The Class VI-A2 Cap Agreement will terminate after the Payment Date in March 2007.

      It is intended that payments made under the Class VI-A2 Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the Class VI-A2 Notes associated with the Trust's investment in fixed rate Mortgage Loans. See "Description of the Mortgage Pool." However, there can be no assurance that amounts payable to the Trust under the Class VI-A2 Cap Agreement will be sufficient to cover any such shortfalls. In addition, the Class VI-A2 Cap Agreement will provide protection against upward movements in LIBOR and reduce the basis risk to the Class VI-A2 Certificates, but only for increases above the Strike Rate. On the business day prior to each Payment Date, the Indenture Trustee will deposit any amount received under the Class VI-A2 Cap Agreement into the Class VI-A2 Reserve Fund and on the Payment Date will then withdraw such amounts from the Class VI-A2 Reserve Fund for distribution to holders of the Class VI-A2 Certificates in accordance with priority (ii) for distribution as set forth under " -- Credit Enhancement -- Application of Net Monthly Excess Cashflow." If such deposit to the Class VI-A2 Reserve Fund is insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall on the Class VI-A2 Notes, the only other source of coverage will be the Class VI-A2 Notes' portion of the excess interest, if any, that would otherwise be payable to the Class N Notes.

      The obligations of the Counterparty will be guaranteed by Lehman Brothers Holdings Inc. (the "Cap Guarantor") which is, as of the date of this Prospectus Supplement, rated "A" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), "A+" by Fitch Ratings ("Fitch") and "A1" by Moody's Investors Service, Inc. ("Moody's"). There can be no assurance that such ratings will be maintained.

      The Class VI-A2 Cap Agreement may be terminated by the Indenture Trustee on behalf of the Trust or the Counterparty following the occurrence of certain specified events of default, including failure of the Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Currency Cross-Border).

      Amounts paid from the Class VI-A2 Cap Agreement will be treated as paid from and to the extent such funds are on deposit in a reserve fund (the "Class VI-A2 Reserve Fund"). See

" -- Payment of Interest" and " -- Credit Enhancement -- Application of Net Monthly Excess Cashflow" below. The source of funds on deposit in the Class VI-A2 Reserve Fund will be limited to (i) an initial deposit of $1,000 by American Home Mortgage Investment Corp. and (ii) any amounts received from the Cap Provider under the Class VI-A2 Cap Agreement. The amount of Net Monthly Excess Cashflow otherwise distributable with respect to the Class N Notes on any Payment Date will be reduced by the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, not satisfied from amounts, if any, received under the Class VI-A2 Cap Agreement or otherwise deposited into the Class VI-A2 Reserve Fund.

      INTEREST PAYMENT PRIORITIES.

      Interest Payments on the Group I-V Notes

      On each Payment Date, the Indenture Trustee will withdraw from the Payment Account the Group I, Group II, Group III, Group IV and Group V Available Funds for such Payment Date and make the following payments in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date:

            (i) from the Group I, Group II, Group III, Group IV and Group V Available Funds, respectively, to the holders of the Class A Notes related to the applicable Loan Group, the related Accrued Note Interest for such class for such Payment Date;

            (ii) from any remaining Group I, Group II, Group III, Group IV and Group V Available Funds, to the holders of the Class M-H1 Notes, the related Accrued Note Interest for such class for such Payment Date;

            (iii) from any remaining Group I, Group II, Group III, Group IV and Group V Available Funds, to the holders of the Class M-H2 Notes, the related Accrued Note Interest for such class for such Payment Date; and

            (iv) from any remaining Group I, Group II, Group III, Group IV and Group V Available Funds, to the holders of the Class M-H3 Notes, the related Accrued Note Interest for such class for such Payment Date.

      Interest Payments on the Group VI Notes

      On each Payment Date, the Indenture Trustee will withdraw from the Payment Account the Group VI Available Funds for such Payment Date and make the following payments in the order of priority described below, in each case to the extent of the Group VI Available Funds remaining for such Payment Date:

            (i) from Group VI Available Funds, concurrently, pro rata, to the holders of the Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4 and Class VI-A5 Notes, the related Accrued Note Interest for each such class for such Payment Date;

            (ii) from any remaining Group VI Available Funds, to the holders of the Class M-F1 Notes, the related Accrued Note Interest for such class for such Payment Date;

            (iii) from any remaining Group VI Available Funds, to the holders of the Class M-F2 Notes, the related Accrued Note Interest for such class for such Payment Date; and

      (iv) from any remaining Group VI Available Funds, to the holders of the Class M-F3 Notes, the related Accrued Note Interest for such class for such Payment Date.

CALCULATION OF LIBOR FOR THE LIBOR NOTES

      On each Interest Determination Date, the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, and, after the related Note Rate Change Date, the London interbank offered rate for six-month United States dollar deposits, or Six-Month LIBOR, and the offered rate for one-year United States dollar deposits, or One-Year LIBOR, for the next Accrual Period for the LIBOR Notes on the basis of the offered rates of the Reference Banks for one-month, six-month or one-year United States dollar deposits, as applicable, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

      On each Interest Determination Date, if the related LIBOR rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR for the related Accrual Period for the LIBOR Notes will be established separately by the Indenture Trustee as follows:

      (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

      (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR for the related Accrual Period will be the higher of (x) One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

      (c)If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, as applicable, will be the One-Month LIBOR rate, Six-Month LIBOR rate or One-Year LIBOR rate applicable to the preceding Accrual Period.

      The establishment of One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the LIBOR Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

      DEFINITIONS RELATING TO DETERMINATION OF LIBOR

      - The "Interest Determination Date," with respect each class of LIBOR Notes and (i) the first Accrual Period, is the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, is the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

      - "Reference Banks" are Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

      - A "LIBOR Business Day" is a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

      - The "Telerate Screen Page 3750" is the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

      - The "Reserve Interest Rate" with respect to any Interest Determination Date, is the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year United States dollar lending rates, as applicable, which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month, six-month or one-year United States dollar lending rate, as applicable, which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

PAYMENTS OF PRINCIPAL

      PRINCIPAL PAYMENT PRIORITIES.

      Principal Payments on the Group I, Group II, Group III, Group IV and Group V Notes

      On each Payment Date (a) prior to the Group I-V Stepdown Date or (b) on which a Group I-V Trigger Event is in effect, the holders of each class of Group I-V Notes will be entitled to receive payments in respect of principal to the extent of the Group I-V Principal Distribution Amount in the following amounts and order of priority:

            (1) concurrently, the related Group I-V Principal Allocation Fraction of the Group I-V Principal Distribution Amount will be allocated to each class of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, as applicable, until the Note Principal Balance of each such class has been reduced to zero;

            (2) concurrently, any remaining Group I-V Principal Distribution Amount will be distributed to the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, pro rata, based on the Note Principal Balances thereof, after giving effect to payments of principal pursuant to clause (1), until the Note Principal Balance of each such class has been reduced to zero,

            (3) any remaining Group I-V Principal Distribution Amount will be distributed to the Class M-H1, Class M-H2 and Class M-H3 Notes, sequentially, in that order, until the Note Principal Balance of each such class has been reduced to zero; and

            (4) any remainder as part of the Group I-V Net Monthly Excess Cashflow to be allocated as described under " - Application of Net Monthly Excess Cashflow" below.

      On each Payment Date (a) on or after the Group I-V Stepdown Date and (b) on which a Group I-V Trigger Event is not in effect, the holders of each class of Group I-V Notes will be entitled to receive payments in respect of principal to the extent of the Group I-V Principal Distribution Amount in the following amounts and order of priority:

            (1) concurrently, the related Group I-V Principal Allocation Fraction of the Class A Principal Distribution Amount related to the Group I-V Notes, will be allocated to each class of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, as applicable, until the Note Principal Balance of each such class has been reduced to zero,

            (2) concurrently, any remaining Class A Principal Distribution Amount related to the Class I-V Notes will be distributed to the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, pro rata, based on the Note Principal Balances thereof, after giving effect to payments of principal pursuant to clause (1), until the Note Principal Balance of each such class has been reduced to zero,

            (3) the Class M-H1 Principal Distribution Amount will be distributed to the Class M-H1 Notes until the Note Principal Balance of such class has been reduced to zero;

            (4) the Class M-H2 Principal Distribution Amount will be distributed to the Class M-H2 Notes until the Note Principal Balance of such class has been reduced to zero;

            (5) the Class M-H3 Principal Distribution Amount will be distributed to the Class M-H3 Notes until the Note Principal Balance of such class has been reduced to zero; and

            (6) any remainder as part of the Group I-V Net Monthly Excess Cashflow to be allocated as described under " - Application of Net Monthly Excess Cashflow" below.

Principal Payments on the Group VI Notes

      On each Payment Date (a) prior to the Group VI Stepdown Date or (b) on which a Group VI Trigger Event is in effect, the holders of each class of Group VI Notes, will be entitled to receive payments in respect of principal to the extent of the Group VI Principal Distribution Amount in the following amounts and order of priority:

            (1) to the Class VI-A1 Notes, the Class VI-A1 Priority Amount, until the Note Principal Balance of such class has been reduced to zero,

            (2) any remaining Group VI Principal Distribution Amount will be distributed to the Class VI-A2, Class VI-A3, Class VI-A4, Class VI-A5 and Class VI-A1 Notes, sequentially, in that order, until the Note Principal Balance of each such class has been reduced to zero,

            (3) any remaining Group VI Principal Distribution Amount will be distributed to the Class M-F1, Class M-F2 and Class M-F3 Notes, sequentially, in that order, until the Note Principal Balance of each such class has been reduced to zero; and

            (4) any remainder as part of the Group VI Net Monthly Excess Cashflow to be allocated as described under " - Application of Net Monthly Excess Cashflow" below.

      On each Payment Date (a) on or after the Group VI Stepdown Date and (b) on which a Group VI Trigger Event is not in effect, the holders of each class of Group VI Notes will be entitled to receive payments in respect of principal to the extent of the Group VI Principal Distribution Amount in the following amounts and order of priority:

            (1) to the Class VI-A1 Notes, the Class VI-A1 Priority Amount to the extent of the Class A Principal Distribution Amount related to the Group VI Notes, until the Note Principal Balance of such class has been reduced to zero,

            (2) any remaining Class A Principal Distribution Amount related to the Group VI Notes will be distributed to the Class VI-A2, Class VI-A3, Class VI-A4, Class VI-A5 and Class VI-A1 Notes, sequentially, in that order, until the Note Principal Balance of each such class has been reduced to zero,

            (3) to the Class M-F1 Notes, the Class M-F1 Principal Distribution Amount, until the Note Principal Balance of such class has been reduced to zero;

            (4) to the Class M-F2 Notes, the Class M-F2 Principal Distribution Amount, until the Note Principal Balance of such class has been reduced to zero;

            (5) to the Class M-F3 Notes, the Class M-F3 Principal Distribution Amount, until the Note Principal Balance of such class has been reduced to zero; and

            (6) any remainder as part of the Net Monthly Excess Cashflow to be allocated as described under " - Application of Net Monthly Excess Cashflow" below.

      The allocation of distributions in respect of principal to the related Class A Notes on each payment date (a) prior to the related Stepdown Date or (b) on which a Group I-V Trigger Event or Group VI Trigger Event, as applicable, has occurred, will have the effect of accelerating the amortization of the related Class A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the Mortgage Loans evidenced by the related Class M Notes. Increasing the respective percentage interest in the Trust of the related Class M Notes relative to that of the related Class A Notes is intended to preserve the availability of the subordination provided by the related Class M Notes.

      DEFINITIONS RELATING TO PRINCIPAL PAYMENT PRIORITIES.

      - The "Group I-V Basic Principal Distribution Amount" with respect to each Payment Date will be the lesser of (a) the excess of (i) the aggregate of the Group I, Group II, Group III, Group IV and Group V Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Group I-V Notes for such Payment Date and (b) the Principal Remittance Amount for the Group I-V Mortgage Loans in the aggregate for such Payment Date.

      - The "Group VI Basic Principal Distribution Amount" with respect to each Payment Date will be the lesser of (a) the excess of (i) the Group VI Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Group VI Notes for such Payment Date and (b) the Principal Remittance Amount for the Group VI Mortgage Loans in the aggregate for such Payment Date.

      - The "Principal Remittance Amount" for any Payment Date and any Loan Group, any combination of Loan Groups or the Mortgage Loans in the aggregate, as applicable, will be the sum of

            - the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced;

            - the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related Loan Group or Loan Groups (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; and

            - the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related Mortgage Loans, including full and partial prepayments, the proceeds of any repurchase of such Mortgage Loans by the Seller or holder of the Trust Certificates, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

      - The "Group I-V Principal Distribution Amount" with respect to each Payment Date will be the sum of (a) the Group I-V Basic Principal Distribution Amount, and (b) the Group I-V Overcollateralization Increase Amount.

      - The Group VI Principal Distribution Amount" with respect to each Payment Date will be the sum of (a) the Group VI Basic Principal Distribution Amount, and (b) the Group VI Overcollateralization Increase Amount.

      - The "Group I-V Principal Allocation Fraction" with respect to each Payment Date and each class of Group I-V Notes will be a fraction,
            (x) the numerator of which is the Principal Remittance Amount with respect to the Mortgage Loans in the related Loan Group to be distributed on that Payment Date, and (y) the denominator of which is the Principal Remittance Amount for all of the Group I-V Loans to be distributed on that Payment Date.

      - The "Class A Principal Distribution Amount" with respect to the Group I-V Notes and for each applicable Payment Date on or after the Group I-V Stepdown Date, as long as a Group I-V Trigger Event has not occurred with respect to such Payment Date, will be an amount equal to the lesser of (A) the Group I-V Principal Distribution Amount for such Payment Date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes immediately prior to such Payment Date over (y) the lesser of

            (a) the aggregate Stated Principal Balance of the Group I-V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 89.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I-V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Group I-V Cut-off Date Balance. The "Class A Principal Distribution Amount" with respect to the Group VI Notes and for each applicable Payment Date on or after the Group VI Stepdown Date as long as a Group VI Trigger Event has not occurred with respect to such Payment Date, will be an amount equal to the lesser of (A) the Group VI Principal Distribution Amount for such Payment Date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4 and Class VI-A5 Notes immediately prior to such Payment Date over (y) the lesser of
            (a) the aggregate Stated Principal Balance of the Group VI Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 86.70% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VI Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Group VI Cut-off Date Balance.

      - The "Class M-H1 Principal Distribution Amount" with respect to each applicable Payment Date on or after the Group I-V Stepdown Date as long as a Group I-V Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes (after taking into account the distribution of the related Class A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class M-H1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I-V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 94.10% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I-V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Group I-V Cut-off Date Balance.

      - The "Class M-H2 Principal Distribution Amount" with respect to each applicable Payment Date on or after the Group I-V Stepdown Date as long as a Group I-V Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M-H1 Notes (after taking into account the distribution of the related Class A Principal Distribution Amount and Class M-H1 Principal Distribution Amount, as applicable, on such Payment Date) and (ii) the Note Principal Balance of the Class M-H2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I-V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 98.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I-V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Group I-V Cut-off Date Balance.

      - The "Class M-H3 Principal Distribution Amount" with respect to each applicable Payment Date on or after the Group I-V Stepdown Date as long as a Group I-V Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M-H1 and Class M-H2 Notes (after taking into account the distribution of the related Class A Principal Distribution Amount and Class M-H1 and Class M-H2 Principal Distribution Amounts, as applicable, on such Payment Date) and (ii) the Note Principal Balance of the Class M-H3 Notes immediately prior to such Payment Date over (y) the lesser of
            (a) the aggregate Stated Principal Balance of the Group I-V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 99.20% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I-V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Group I-V Cut-off Date Balance.

      - The "Class M-F1 Principal Distribution Amount" with respect to each applicable Payment Date on or after the Group VI Stepdown Date as long as a Group VI Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class VI-A Notes (after taking into account the distribution of the related Class A Principal Distribution Amounts on such Payment Date) and
            (ii) the Note Principal Balance of the Class M-F1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group VI Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 91.90% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VI Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Group VI Cut-off Date Balance.

      - The "Class M-F2 Principal Distribution Amount" with respect to each applicable Payment Date on or after the Group VI Stepdown Date as long as a Group VI Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4, Class VI-A5 and Class M-F1 Notes (after taking into account the distribution of the related Class A Principal Distribution Amount and Class M-F1 Principal Distribution Amount, as applicable, on such Payment Date) and (ii) the Note Principal Balance of the Class M-F2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group VI Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 95.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VI Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Group VI Cut-off Date Balance.

      - The "Class M-F3 Principal Distribution Amount" with respect to each applicable Payment Date on or after the Group VI Stepdown Date as long as a Group VI Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1 and Class M-F2 Notes (after taking into account the distribution of the related Class A Principal Distribution Amount and Class M-F1 and Class M-F2 Principal Distribution

            Amounts, as applicable, on such Payment Date) and (ii) the Note Principal Balance of the Class M-F3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group VI Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 98.20% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VI Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Group VI Cut-off Date Balance.

      - "Principal Distribution Amount" is any of the Class A Principal Distribution Amount, Class M-H1 Principal Distribution Amount, Class M-H2 Principal Distribution Amount, Class M-H3 Principal Distribution Amount, Class M-F1 Principal Distribution Amount, Class M-F2 Principal Distribution Amount or Class M-F3 Principal Distribution Amount, as the context requires.

      - The "Class VI-A1 Priority Amount" for determining payments of principal to the Class VI-A1 Notes for any Payment Date will be equal to the lesser of (i) the Note Principal Balance of the Class VI-A1 Notes immediately prior to such Payment Date and (ii) the product of (x) (A) with respect to any Payment Date prior to the Group VI Stepdown Date or for which a Group VI Trigger Event is in effect, the related Group VI Principal Distribution Amount, or (B) with respect to any Payment Date on or after the Group VI Stepdown Date and for which a Stepdown Date is not in effect, the related Class A Principal Distribution Amount, (y) the Class VI-A1 Percentage and (z) the Class VI-A1 Shift Percentage.

            - The "Class VI-A1 Percentage" for any Payment Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Note Principal Balance of the Class VI-A1 Notes immediately prior to such date by (y) the aggregate Note Principal Balance of the Class VI-A Notes immediately prior to such date.

            - The "Class VI-A1 Shift Percentage" for any Payment Date occurring prior to the 37th Payment Date (i.e., October 2007) will be 0%; for the 37th through 60th Payment Dates, 45%; for the 61st through 72nd Payment Dates, 80%; for the 73rd through 84th Payment Dates, 100%; and thereafter, 300%.

      - The "Group I-V Stepdown Date" is the later to occur of (x) the Payment Date occurring in October 2007 and (y) the first Payment Date for which the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans is 50% or less of the Group I-V Cut-off Date Balance.

      - The "Group VI Stepdown Date" is the later to occur of (x) the Payment Date occurring in October 2007 and (y) the first Payment Date for which the aggregate

            Stated Principal Balance of the Group VI Loans is 50% or less of the Group VI Cut-off Date Balance.

      - The "Group I-V Cut-off Date Balance" is the aggregate Stated Principal Balance of the Group I-V Loans as of the Group I-V Cut-off Date, which is approximately $2,048,563,995.

      - The "Group VI Cut-off Date Balance" is the aggregate Stated Principal Balance of the Group VI Loans as of the Group VI Cut-off Date, which is approximately $266,147,317.

      - The "Group I-V Overcollateralization Increase Amount" with respect to any Payment Date will be the excess, if any, of (a) the Group I-V Overcollateralization Target Amount over (b) the Group I-V Overcollateralized Amount on such Payment Date (after taking into account payments to the Notes of the Group I-V Principal Distribution Amount on such Payment Date).

      - The "Group VI Overcollateralization Increase Amount" with respect to any Payment Date will be the excess, if any, of (a) the Group VI Overcollateralization Target Amount over (b) the Group VI Overcollateralized Amount on such Payment Date (after taking into account payments to the Notes of the Group VI Principal Distribution Amount on such Payment Date).

      - The "Group I-V Overcollateralization Target Amount" will be an amount equal to 0.40% of the Group I-V Cut-off Date Balance.

      - The "Group VI Overcollateralization Target Amount" will be an amount equal to 0.90% of the Group VI Cut-off Date Balance.

      - The "Group I-V Overcollateralized Amount" with respect to each Payment Date will be the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I-V Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the Group I-V Loans incurred during the related Prepayment Period), exceeds (ii) the aggregate Note Principal Balance of the Group I-V Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amounts is applied as a principal payment on these Notes on such Payment
            Date).

      - The "Group VI Overcollateralized Amount" with respect to each Payment Date will be the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VI Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the Group VI Loans incurred during the related Prepayment Period), exceeds (ii) the aggregate Note Principal Balance of the Group VI Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date).

      - The "Group I-V Net Monthly Excess Cashflow" with respect to each Payment Date and Group I-V Loans will be the excess of (x) the aggregate of the Group I, Group II, Group III, Group IV and Group V Available Funds for such Payment Date over (y) the sum for such Payment Date of (A) the aggregate amount of Accrued Note Interest for the Group I-V Notes and (B) the related Principal Remittance Amount used to make payments in respect of principal to the Group I-V Notes.

      - The "Group VI Net Monthly Excess Cashflow" with respect to each Payment Date and Group VI Loans will be the excess of (x) the Group VI Available Funds for such Payment Date over (y) the sum for such Payment Date of (A) the aggregate amount of Accrued Note Interest for the Group VI Notes and (B) the related Principal Remittance Amount used to make payments in respect of principal to the Group VI Notes.

      - The "Net Monthly Excess Cashflow" will be equal to the sum of the Group I-V Net Monthly Excess Cashflow and the Group VI Net Monthly Excess Cashflow.

      - A "Group I-V Trigger Event" will be in effect with respect to any Payment Date on and after the related Stepdown Date if either

                        (1) the Rolling Three Month Delinquency Rate as of the
                  close of business on the last day of the preceding calendar month exceeds 46.00% of the aggregate Note Principal Balance of the related Class M Notes plus the related Overcollateralization Amount divided by the aggregate Stated Principal Balance of the related Mortgage Loans; or

                        (2) the cumulative amount of Realized Losses incurred on
                  the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date:

October 2007 to September 2008......................    1.00%
October 2008 to September 2009......................    1.25%
October 2009 to September 2010......................    1.50%
October 2010 and thereafter.........................    1.75%

      - A "Group VI Trigger Event" will be in effect with respect to any Payment Date on and after the related Stepdown Date if either

                        (1) the Rolling Three Month Delinquency Rate as of the
                  close of business on the last day of the preceding calendar month exceeds 46.0% of the aggregate Note Principal Balance of the related Class M Notes plus the related Overcollateralization Amount divided by the aggregate Stated Principal Balance of the related Mortgage Loans; or

                        (2) the cumulative amount of Realized Losses incurred on
                  the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date:

October 2007 to September 2008.....................   1.00%
October 2008 to September 2009.....................   1.25%
October 2009 to September 2010.....................   1.50%
October 2010 and thereafter........................   1.75%

      - The "Rolling Three Month Delinquency Rate" with respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

CREDIT ENHANCEMENT

      Credit enhancement for the Notes consists of the subordination of the Class M Notes, the priority of the application of Realized Losses, excess interest and overcollateralization, in each case as described herein.

      SUBORDINATION. The rights of holders of the Class M Notes to receive payments with respect to the related Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of related Notes having a higher priority of payment, as described under " -- Payments of Interest" and " -- Payments of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereon, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the related Mortgage Loans.

      The limited protection afforded to holders of the Offered Notes by means of the subordination of Class M Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Offered Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

      ALLOCATION OF LOSSES

      With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the Trust by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Monthly Advances, the Servicing Fee, servicing advances and certain other amounts specified in the Servicing Agreement) towards interest and principal owing on the Mortgage Loan. The amount of such loss realized on a Mortgage Loan, together with the amount of any Deficient Valuation, in respect of a Mortgage Loan is referred to in this Prospectus Supplement as a "Realized Loss."

      There are two types of Bankruptcy Losses that can occur with respect to a Mortgage Loan, Deficient Valuations and Debt Service Reductions. In the case of a Deficient Valuation, the Trust would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such Mortgage Loan and such reduced debt. The principal portion of Debt Service Reductions will not be allocated in reduction of the Note Principal Balance of any class of Offered Notes. However, regardless of when they occur, Debt Service Reductions may reduce the amount of related Available Funds that would otherwise be available for distribution on a Payment Date.

      Any Realized Losses on the Mortgage Loans will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero (meaning, no losses will be allocated to the related Class M Notes until the aggregate Note Principal Balance of the related Notes, equals the aggregate Stated Principal Balance of the related Mortgage Loans); third, with respect to the Group I, Group II, Group III, Group IV and Group V Loans, to the Class M-H3 Notes and with respect to the Group VI Loans, to the Class M-F3 Notes, in each case in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, with respect to the Group I, Group II, Group III, Group IV and Group V Loans, to the Class M-H2 Notes and with respect to the Group VI Loans, to the Class M-F2 Notes, in each case in reduction of the Note Principal Balance thereof, until reduced to zero; and fifth, with respect to the Group I, Group II, Group III, Group IV and Group V Loans, to the Class M-H1 Notes and with respect to the Group VI Loans, to the Class M-F1 Notes, in each case in reduction of the Note Principal Balance thereof, until reduced to zero.

      The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses will not be allocated to the Class A Notes, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

      Allocated Realized Loss Amounts may be repaid to the Class M Notes with Deferred Interest thereon from Net Monthly Excess Cashflow, according to the priorities set forth under " -- Net Monthly Excess Cashflow" below.

      Any allocation of a Realized Loss to a Class M Note will be made by reducing the Note Principal Balance thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this Prospectus Supplement, in no event will the Note Principal Balance of any Note be reduced more than once in respect of any particular amount both (i) allocable to such Note in respect of Realized Losses and (ii) payable as principal to the holder of such Note from Net Monthly Excess Cashflow.

      In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class A Notes on each Payment Date, holders of the Class A Notes have a right to payment of the related Principal Distribution Amount that is prior to the rights of the holders of the related Class M Notes. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the related Class M Notes on each Payment Date, holders of the related Class M Notes have a right to payment of the related Principal Distribution Amount that is prior to the rights of the holders of the related Class M Notes with a lower payment priority. In addition, overcollateralization and the application of Net Monthly Excess Cashflow will also increase the likelihood of payment in full of amounts of interest and principal to the related Class A Notes and related Class M Notes on each Payment Date.

      If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of related Class M Notes with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Notes. The amount of any remaining Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of related Class M Notes with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of related Class M Notes, and so on. Holders of such related Class M Notes will not be entitled to any payment in respect of Accrued Note Interest on the amount of such increases for any Accrual Period preceding the Payment Date on which such increase occurs. Any such increases shall be applied to the Note Principal Balance of each Note of such class in accordance with its respective Percentage Interest.

      A "Bankruptcy Loss" is any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the Mortgage Loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related Mortgage Loan.

      A "Debt Service Reduction" with respect to any Mortgage Loan is a reduction in the scheduled monthly payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      A "Deficient Valuation" with respect to any Mortgage Loan is a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

      EXCESS INTEREST. The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes and the fees and expenses of the Master Servicer, the Indenture Trustee, the Owner Trustee and other amounts as provided in the Agreements allocable to the Mortgage Loans and payable by the Trust. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

      OVERCOLLATERALIZATION. The Group I-V Overcollateralization Amount is the excess of the aggregate Stated Principal Balance of the Group I-V Loans over the aggregate principal amount of the Group I-V Notes. On the Closing Date, the Group I-V Overcollateralization Amount will equal approximately $8,194,995, which represents approximately 0.40% of the aggregate Stated Principal Balance of the Group I-V Loans as of the Cut-off Date. The Group VI Overcollateralization Amount is the excess of the aggregate Stated Principal Balance of the Group VI Loans over the aggregate principal amount of the Group VI Notes. On the Closing Date, the Group VI Overcollateralization Amount will equal approximately $2,396,317, which represents approximately 0.90% of the aggregate Stated Principal Balance of the Group VI Loans as of the Cut-off Date.

      APPLICATION OF NET MONTHLY EXCESS CASHFLOW. With respect to any Payment Date, any Net Monthly Excess Cashflow will be paid as follows, in each case to the extent of remaining Net Monthly Excess Cashflow:

            (i) to the holders of the Class A and Class M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the Group I-V or Group VI Principal Distribution Amount as described under " -- Payments of Principal," pro rata on the basis of the amounts of the Group I-V and Group IV Overcollateralization Increase Amounts;

            (ii) from the Class VI-A2 Reserve Fund, first, to the Class VI-A2 Notes, any related Basis Risk Shortfall Carry-forward Amounts, if any, for such class on such Payment Date, to the extent not previously reimbursed, and second, to the Class N Notes pursuant to clause (x) below;

            (iii) to the holders of the Class A Notes, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for each such class on such Payment Date, pro rata, on the basis of such amounts payable to such classes;

            (iv) concurrently, to the holders of the Class M-H1 and Class M-F1 Notes, in an amount equal to the Allocated Realized Loss Amount for each such class, to the extent not previously reimbursed, pro rata, on the basis of such amounts payable to such classes;

            (v) concurrently, to the holders of the Class M-H1 and Class M-F1 Notes, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for each such class on such Payment Date, pro rata, on the basis of such amounts payable to such classes;

            (vi) concurrently, to the holders of the Class M-H2 and Class M-F2 Notes, in an amount equal to the Allocated Realized Loss Amount for each such class, pro rata, on the basis of such amounts payable to such classes to the extent not previously reimbursed;

            (vii) concurrently, to the holders of the Class M-H2 and Class M-F2 Notes, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for each such class on such Payment Date, pro rata, on the basis of such amounts payable to such classes;

            (viii) concurrently, to the holders of the Class M-H3 and Class M-F3 Notes, in an amount equal to the Allocated Realized Loss Amount for each such class, pro rata, on the basis of such amounts payable to such classes to the extent not previously reimbursed;

            (ix) concurrently, to the holders of the Class M-H3 and Class M-F3 Notes, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for each such class on such Payment Date pro rata on the basis of such amounts payable to such classes;

            (x) to the holders of the Class N Notes and Trust Certificates as provided in the Indenture and the Trust Agreement, the related Accrued
      Note Interest for such class for such Payment Date;

            (xi) to the NIM Reserve Fund, until the amount on deposit therein equals the applicable amount specified in the Indenture;

            (xii) to the holders of the Class N Notes, in reduction of the Note Principal Balance thereof, until their Note Principal Balance has been reduced to zero; and

            (xiii) to the holders of the Trust Certificates, as provided in the Trust Agreement.

DEFINITIONS RELATING TO NET MONTHLY EXCESS CASHFLOW PRIORITIES.

      The "Allocated Realized Loss Amount" with respect to any class of Class M Notes and any Payment Date, will be an amount equal to the sum of any Realized Loss allocated to that class of Notes on that Payment Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Payment Date, in each case, with interest thereon at the applicable Note Interest Rate for such Payment Date for such class for the related Accrual Period.

      "Basis Risk Shortfall" with respect to any class of LIBOR Notes, on each Payment Date as to which the rate calculated pursuant to clause (iii) of the definition of "Note Interest Rate" is less than the rate calculated pursuant to the lesser of clauses (i) or (ii) of the definition of "Note Interest Rate," is the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to the lesser of clause (i) or (ii) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate.

      "Basis Risk Shortfall Carry-Forward Amount" with respect to each class of LIBOR Notes and any Payment Date, as determined separately for each such class of Notes, is an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the Note Interest Rate for such Payment Date for such class for the related Accrual Period, to the extent previously unreimbursed by the Net Monthly Excess Cashflow and in the case of the Class VI-A2 Notes, payments received pursuant to the Class VI-A2 Cap Agreement.

      "Net WAC Shortfall" with respect to the Class II-A, Class III-A, Class IV-A and Class V-A Notes and any Payment Date on or prior to the related Note Rate Change Date, and with respect to the Class VI-A1, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1, Class M-F2 and Class M-F3 Notes and any Payment Date, will be the excess, if any, of (x) the Accrued Note Interest thereon for such Payment Date calculated pursuant to clause (i)(a) or clause (a), as applicable, of the applicable definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate.

      "Net WAC Shortfall Carry-Forward Amount" with respect to the Class II-A, Class III-A, Class IV-A and Class V-A Notes and any Payment Date on or prior to the related Note Rate Change Date, and with respect to the Class VI-A1, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1, Class M-F2 and Class M-F3 Notes and any Payment Date, will be an amount equal to the aggregate amount of Net WAC Shortfall for such Notes on such Payment Date, plus any unpaid Net WAC Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the
Note Interest Rate for such Payment Date for such class for the related Accrual Period, to the extent previously unreimbursed by the Net Monthly Excess Cashflow.

MATURITY DATE

      The maturity date for the Offered Notes will be the Payment Date occurring in October 2034. If necessary to pay the Offered Notes in full on the maturity date, the assets of the Trust may be sold as provided in the Indenture. As to each class, the actual final Payment Date may be earlier, and could be substantially earlier, than such class's maturity date.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

      The majority holder of the Group I-V Trust Certificates or Group VI Trust Certificates may purchase the assets of the Trust related to such mortgage loan groups and thereby cause the redemption of the related Notes on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans in the related mortgage loan groups as of the end of the prior Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans in the related mortgage loan groups as of the Cut-off Date. The purchase price for the Mortgage Loans will be equal to 100% of the aggregate outstanding Note Principal Balance of the related Notes and accrued and unpaid interest thereon (including any related Net WAC Shortfall Carry-Forward Amount and Basis Risk Shortfall Carry-Forward Amount) at the applicable Note Interest Rate through the date on which the Notes are redeemed together with all amounts due and owing to the Indenture Trustee, the Owner Trustee and the Master Servicer.

THE INDENTURE TRUSTEE

      Citibank, N.A. will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to compensation for its services on each Payment Date in an amount equal to the interest earned on amounts then on deposit in the Payment Account. The Indenture Trustee will also serve as Note Registrar and Note Payment Agent under the Indenture and Certificate Registrar and Certificate Paying Agent under the Trust Agreement. The Indenture Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Notes for the final payment thereon is located at 111 Wall Street, 15th Floor Window, New York, New York 10005, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor and the Master Servicer.

      The Indenture will provide that the Indenture Trustee will be entitled to recover from the Payment Account, prior to payments to Noteholders, all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Indenture Trustee, in connection with the Agreements, any Event of Default or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the Trust created pursuant to the Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or willful misconduct or which is the responsibility of the Noteholders.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      References to percentages of the Mortgage Loans unless otherwise noted are calculated based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      All of the Mortgage Loans will be acquired by the Depositor on the date of issuance of the Notes from American Home Mortgage Acceptance, Inc., an affiliate of the Master Servicer, pursuant to the Mortgage Loan Purchase Agreement. See "Underwriting Guidelines" in this Prospectus Supplement.

      The Mortgage Pool will consist of approximately 9,233 first lien fixed rate and adjustable rate mortgages secured by one- to four-family residences, individual units in planned unit developments, cooperative housing corporations and individual condominium units, having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $2,314,711,312, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The Mortgage Loans have original terms to maturity of not greater than 30 years.

      The mortgage pool, referred to herein as the "Mortgage Pool," has been divided into six loan groups, designated as "Loan Group I," "Loan Group II," "Loan Group III," "Loan Group IV," "Loan Group V" and "Loan Group VI" as more fully described below. The Mortgage Loans in Loan Group I are referred to herein as the "Group I Mortgage Loans" or the "Group I Loans," the Mortgage Loans in Loan Group II are referred to herein as the "Group II Mortgage Loans" or the "Group II Loans," the Mortgage Loans in Loan Group III are referred to herein as the "Group III Mortgage Loans" or the "Group III Loans," the Mortgage Loans in Loan Group IV are referred to herein as the "Group IV Mortgage Loans" or the "Group IV Loans," the Mortgage Loans in Loan Group V are referred to herein as the "Group V Mortgage Loans" or the "Group V Loans" and the Mortgage Loans in Loan Group VI are referred to herein as the "Group VI Mortgage Loans" or the "Group VI Loans." Each group of Mortgage Loans is referred to herein as a "Loan Group." The Group I, Group II, Group III, Group IV and Group V Mortgage Loans are sometimes referred to herein as the "Group I-V Loans."

      All of the Group I, Group II, Group III, Loan Group IV and Group V Mortgage Loans are adjustable rate mortgage loans. The interest rate borne by each Mortgage Loan will be adjusted monthly based on the One-Month LIBOR Loan Index, semi-annually based on the Six-Month LIBOR Loan Index, or annually based on the One-Year LIBOR Loan Index or One-Year Treasury Loan Index or other loan indices each referred to in this Prospectus Supplement as an Index, computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. All of the Group VI Loans are fixed rate mortgage loans.

      Approximately 14.89% of the Mortgage Loans have no Monthly Payment due until November 2004. On the Closing Date the Seller will deposit approximately $1,479,338 (the

"Special Deposit") into an account to compensate for the absence of interest payments on these Mortgage Loans. This amount will be included in the Available Funds for the first Payment Date, allocated among the Loan Groups in proportion to the aggregate Stated Principal Balance of these Mortgage Loans in each Loan Group.

      The Mortgage Loans are being serviced as described below under "The Master Servicer." The Mortgage Loans were originated generally in accordance with the guidelines described under "Underwriting Guidelines" in this Prospectus Supplement.

      All of the Mortgage Loans have scheduled monthly payments due on the Due Date. Each Mortgage Loan will contain a customary "due-on-sale" clause.

      Approximately 0.72% of the Mortgage Loans provide for negative amortization. As provided in the applicable mortgage note, interest accrued and not required to be paid currently will be added to the principal balance of the related Mortgage Loan.

      The following paragraphs and the tables set forth additional information with respect to the Mortgage Pool.

INDICES ON CERTAIN OF THE MORTGAGE LOANS

      One-Month LIBOR. Approximately 26.73% of the Group I Mortgage Loans will adjust monthly based on One-Month LIBOR Loan Index. The One-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

                                                ONE-MONTH LIBOR
                              ----------------------------------------------------
     ADJUSTMENT DATE          1998    1999    2000    2001    2002    2003    2004
     ---------------          ----    ----    ----    ----    ----    ----    ----
January 1 ..............      5.72%   5.06%   5.82%   6.56%   1.87%   1.38%   1.12%
February 1 .............      5.60    4.94    5.89    5.57    1.85    1.34    1.09
March 1 ................      5.69    4.96    5.92    5.21    1.87    1.34    1.09
April 1 ................      5.69    4.94    6.13    5.08    1.88    1.30    1.10
May 1 ..................      5.66    4.90    6.29    4.43    1.84    1.31    1.11
June 1 .................      5.66    4.94    6.65    4.06    1.84    1.32    1.13
July 1 .................      5.66    5.24    6.64    3.86    1.82    1.12    1.36
August 1 ...............      5.66    5.19    6.62    3.75    1.82    1.11    1.51
September 1 ............      5.64    5.38    6.63    3.58    1.81    1.12    1.67
October 1 ..............      5.38    5.40    6.62    2.63    1.72    1.12
November 1 .............      5.24    5.41    6.62    2.29    1.44    1.12
December 1 .............      5.62    6.48    6.80    2.12    1.38    1.17

Six-Month LIBOR. Approximately 55.80%, 53.14%, 23.76%, 58.24% and 28.70% of the
Group I, Group II, Group III, Group IV and Group V Mortgage Loans, respectively, will adjust semi-annually based on the Six-Month LIBOR Loan Index. The Six-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

                                           SIX-MONTH LIBOR LOAN INDEX
                              ----------------------------------------------------
     ADJUSTMENT DATE          1998    1999    2000    2001    2002    2003    2004
     --------------           ----    ----    ----    ----    ----    ----    ----
January 1 ..............      5.84%   5.07%   6.13%   6.20%   2.03%   1.38%   1.22%
February 1 .............      5.63    4.97    6.29    5.26    2.08    1.35    1.21
March 1 ................      5.70    5.13    6.33    4.91    2.04    1.34    1.17
April 1 ................      5.75    5.06    6.53    4.71    2.36    1.23    1.16
May 1 ..................      5.81    5.04    6.73    4.30    2.12    1.29    1.37
June 1 .................      5.75    5.25    7.11    3.98    2.08    1.21    1.61
July 1 .................      5.78    5.65    7.00    3.91    1.95    1.12    1.90
August 1 ...............      5.75    5.71    6.89    3.69    1.87    1.21    1.94
September 1 ............      5.59    5.92    6.83    3.45    1.80    1.20    1.98
October 1 ..............      5.25    5.96    6.76    2.52    1.71    1.14
November 1 .............      4.98    6.12    6.72    2.15    1.60    1.23
December 1 .............      5.15    6.06    6.64    2.03    1.47    1.27

One-Year LIBOR. Approximately 17.32%, 44.80%, 76.24%, 41.49% and 71.33% of the
Group I, Group II, Group III, Group IV and Group V Mortgage Loans, respectively, will adjust annually based on One-Year LIBOR. The One-Year LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

                                                ONE-YEAR LIBOR
                              ----------------------------------------------------
     ADJUSTMENT DATE          1998    1999    2000    2001    2002    2003    2004
                              ----    ----    ----    ----    ----    ----    ----
January 1 ..............      5.66%   5.06%   6.75%   5.17%   2.49%   1.45%   1.48%
February 1 .............      5.79    5.40    6.76    4.88    2.43    1.38    1.37
March 1 ................      5.89    5.25    6.94    4.67    3.00    1.28    1.34
April 1 ................      5.99    5.23    7.10    4.44    2.63    1.36    1.81
May 1 ..................      5.88    5.56    7.50    4.24    2.59    1.21    2.08
June 1 .................      5.84    5.84    7.18    4.18    2.28    1.19    2.11
July 1 .................      5.82    5.89    7.08    3.82    2.09    1.16    2.39
August 1 ...............      5.53    6.06    6.97    3.56    1.90    1.44    2.35
September 1 ............      5.06    6.04    6.80    2.64    1.73    1.45    2.26
October 1 ..............      4.75    6.25    6.73    2.27    1.64    1.24
November 1 .............      5.12    6.27    6.56    2.39    1.73    1.48
December 1 .............      5.10    6.50    6.00    2.44    1.45    1.60

MORTGAGE LOAN CHARACTERISTICS

Mortgage Loans in the Aggregate

      The Mortgage Loans had an aggregate principal balance as of the Cut-off Date of approximately $2,314,711,312, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Mortgage Loans are secured by first liens on the related mortgaged property.

      The average principal balance of the Mortgage Loans at origination will be approximately $251,168. No Mortgage Loan had a principal balance at origination of greater than approximately $6,000,000 or less than approximately $25,000. The average principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $250,700. No Mortgage Loan had a principal balance as of the Cut-off Date of greater than approximately $6,000,000 or less than approximately $24,650.

      As of the Cut-off Date, the Mortgage Loans had mortgage rates ranging from approximately 1.000% per annum to approximately 9.000% per annum and the weighted average mortgage rate will be approximately 5.507% per annum. The weighted average remaining term to stated maturity of the Mortgage Loans will be approximately 357 months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to July 1, 2001, or after November 1, 2004, or will have a remaining term to maturity of less than 174 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is October 1, 2034.

      None of the Mortgage Loans will be a buydown mortgage loan.

      As of the Cut-off Date, none of the Mortgage Loans were at least 30 but less than 60 days delinquent in payment.

      None of the Mortgage Loans in the Trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

      Approximately 12.94% of the Mortgage Loans are mortgage loans having original Loan-to-Value Ratios in excess of 80% but less than or equal to 104% (collectively, ("80+ LTV Loans"). See "Risk Factors" with respect to special risks in connection with an investment in mortgage loans with high Loan-to-Value Ratios. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. Approximately 12.65% of the Mortgage Loans, respectively, that are 80+ LTV Loans are covered by existing primary mortgage insurance policies. No loan-to-value ratio at origination of any Mortgage Loan was greater than approximately 103.30% or less than approximately 7.69%.

      All of the Group I-V Loans are adjustable rate mortgage loans and are fully amortizing. All of the Group VI Loans are fixed rate mortgage loans and are fully amortizing.

      Approximately 66.87% of the Mortgage Loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of three, five or ten years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related mortgage rate.

      Approximately 0.43% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within one year from the date of origination of such Mortgage Loan (the "Penalty Period"). The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note; generally, this amount is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable Penalty Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Notes. The Master Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Indenture Trustee (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if (1) the prepayment is not the result of a refinancing by the Master Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Master Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or (2) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Master Servicer, be in violation of law.

      The following paragraphs and the tables set forth a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

         STATED PRINCIPAL BALANCES AT ORIGINATION -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                RANGE OF STATED                              MORTGAGE                 STATED               AGGREGATE STATED
             PRINCIPAL BALANCES ($)                            LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
      0.01     to    100,000.00 ................               1,092             $   83,080,482.21                 3.59%
100,000.01     to    200,000.00 ................               3,452                514,320,808.32                22.22
200,000.01     to    300,000.00 ................               2,145                528,801,886.28                22.85
300,000.01     to    350,000.00 ................                 707                229,300,163.04                 9.91
350,000.01     to    400,000.00 ................                 541                203,425,075.95                 8.79
400,000.01     to    450,000.00 ................                 347                147,288,506.12                 6.36
450,000.01     to    500,000.00 ................                 306                146,068,745.23                 6.31
500,000.01     to    550,000.00 ................                 161                 84,815,071.39                 3.66
550,000.01     to    600,000.00 ................                 129                 74,128,826.19                 3.20
600,000.01     to    650,000.00 ................                 131                 82,894,002.75                 3.58
650,000.01     to    700,000.00 ................                  32                 21,905,508.09                 0.95
700,000.01     to    800,000.00 ................                  51                 38,322,750.63                 1.66
800,000.01     to    900,000.00 ................                  42                 35,681,182.66                 1.54
900,000.01     to  1,000,000.00 ................                  53                 51,528,238.04                 2.23
1,000,000.01   to  1,100,000.00 ................                   3                  3,205,000.00                 0.14
1,100,000.01   to  1,200,000.00 ................                   5                  5,780,635.03                 0.25
1,200,000.01   to  1,300,000.00 ................                   4                  5,020,389.66                 0.22
1,300,000.01   to  1,400,000.00 ................                   6                  8,190,200.00                 0.35
1,400,000.01   to  1,500,000.00 ................                  13                 18,892,488.25                 0.82
1,500,000.01 and Greater                                          13                 32,061,352.45                 1.39
                                                             -------             -----------------               ------
     Total .....................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

 The average Stated Principal Balance for all Mortgage Loans at origination is approximately $251,168.

          CUT-OFF DATE STATED PRINCIPAL BALANCES -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                RANGE OF STATED                              MORTGAGE                 STATED               AGGREGATE STATED
             PRINCIPAL BALANCES ($)                            LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
      0.01     to    100,000.00 ................               1,095             $   83,275,866.74                 3.60%
100,000.01     to    200,000.00 ................               3,454                514,824,612.71                22.24
200,000.01     to    300,000.00 ................               2,149                530,139,873.24                22.90
300,000.01     to    350,000.00 ................                 704                228,509,987.16                 9.87
350,000.01     to    400,000.00 ................                 541                203,769,562.42                 8.80
400,000.01     to    450,000.00 ................                 344                146,826,091.28                 6.34
450,000.01     to    500,000.00 ................                 304                145,242,873.60                 6.27
500,000.01     to    550,000.00 ................                 163                 85,911,827.16                 3.71
550,000.01     to    600,000.00 ................                 129                 74,128,826.19                 3.20
600,000.01     to    650,000.00 ................                 129                 82,040,802.75                 3.54
650,000.01     to    700,000.00 ................                  32                 21,905,508.09                 0.95
700,000.01     to    800,000.00 ................                  51                 38,322,750.63                 1.66
800,000.01     to    900,000.00 ................                  42                 36,034,426.89                 1.56
900,000.01     to  1,000,000.00 ................                  53                 51,628,238.04                 2.23
1,000,000.01   to  1,100,000.00 ................                   3                  3,205,000.00                 0.14
1,100,000.01   to  1,200,000.00 ................                   5                  5,780,635.03                 0.25
1,200,000.01   to  1,300,000.00 ................                   4                  5,020,389.66                 0.22
1,300,000.01   to  1,400,000.00 ................                   6                  8,190,200.00                 0.35
1,400,000.01   to  1,500,000.00 ................                  12                 17,892,488.25                 0.77
1,500,000.01 and Greater                                          13                 32,061,352.45                 1.39
                                                             -------             -----------------               ------
     Total .....................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

  The average Cut-off Date Stated Principal Balance for all Mortgage Loans is
                            approximately $250,700.

                     MORTGAGE RATES -- ALL MORTGAGE LOANS*

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                    RANGE OF                                 MORTGAGE                 STATED               AGGREGATE STATED
               MORTGAGE RATES (%)                              LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
0.751   to   1.000 .............................                  11             $    2,673,750.00                 0.12%
1.001   to   1.250 .............................                  28                  6,775,470.00                 0.29
1.251   to   1.500 .............................                   6                  2,025,400.00                 0.09
1.501   to   1.750 .............................                  21                  2,117,855.00                 0.09
1.751   to   2.000 .............................                   1                    186,700.00                 0.01
2.001   to   2.250 .............................                  71                 23,584,853.59                 1.02
2.251   to   2.500 .............................                 126                 48,114,747.63                 2.08
2.501   to   2.750 .............................                  96                 32,828,342.06                 1.42
2.751   to   3.000 .............................                  74                 20,091,950.66                 0.87
3.001   to   3.250 .............................                  57                 19,954,015.35                 0.86
3.251   to   3.500 .............................                  89                 28,879,468.64                 1.25
3.501   to   3.750 .............................                 133                 46,816,788.57                 2.02
3.751   to   4.000 .............................                 126                 39,101,835.81                 1.69
4.001   to   4.250 .............................                 127                 41,018,818.72                 1.77
4.251   to   4.500 .............................                 168                 59,636,720.53                 2.58
4.501   to   4.750 .............................                 332                102,886,498.11                 4.44
4.751   to   5.000 .............................                 647                207,294,612.97                 8.96
5.001   to   5.250 .............................                 667                204,914,842.82                 8.85
5.251   to   5.500 .............................               1,034                288,997,131.60                12.49
5.501   to   5.750 .............................                 841                216,889,241.74                 9.37
5.751   to   6.000 .............................                 770                170,444,429.81                 7.36
6.001   to   6.250 .............................                 520                109,081,339.07                 4.71
6.251   to   6.500 .............................                 708                142,885,097.63                 6.17
6.501   to   6.750 .............................                 745                150,810,311.13                 6.52
6.751   to   7.000 .............................                 815                154,947,631.72                 6.69
7.001   to   7.250 .............................                 411                 77,751,932.54                 3.36
7.251   to   7.500 .............................                 376                 68,615,644.32                 2.96
7.501   to   7.750 .............................                 156                 30,006,027.82                 1.30
7.751   to   8.000 .............................                  47                 10,805,928.77                 0.47
8.001   to   8.250 .............................                  13                  1,873,557.16                 0.08
8.251   to   8.500 .............................                  12                  2,142,396.74                 0.09
8.501   to   8.750 .............................                   4                    470,019.85                 0.02
8.751   to   9.000 .............................                   1                     87,951.93                 0.00
                                                             -------             -----------------               ------
     Total .....................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

           The weighted average Mortgage Rate for all Mortgage Loans
                       is approximately 5.507% per annum.


----------

* Reflects, generally, current mortgage rates for the adjustable rate Mortgage Loans included in the Mortgage Pool.

                         LOAN TYPE -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                                                             MORTGAGE                 STATED               AGGREGATE STATED
                    LOAN TYPE                                  LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
1 Month ARM (LIBOR) ............................                 438             $  150,942,504.84                 6.52%
I Month ARM (MTA) ..............................                  81                 16,086,554.00                 0.69
10/1 ARM (Libor) ...............................                   2                    458,848.84                 0.02
1/1 ARM (CMT) ..................................                   1                     89,919.11                 0.00
1/1 ARM (Libor) ................................                 305                107,777,734.55                 4.66
2/1 ARM (Libor) ................................                   2                    245,277.92                 0.01
2/6 ARM (Libor) ................................               1,143                264,169,052.79                11.41
3 Month ARM (Libor) ............................                   2                    592,500.00                 0.03
3/1 ARM (CMT) ..................................                  25                  4,216,636.54                 0.18
3/1 ARM (LIBOR) ................................                 795                275,553,574.36                11.90
3/6 ARM (Libor) ................................                 719                166,264,994.54                 7.18
5/1 ARM (CMT) ..................................                  10                  1,555,709.47                 0.07
5/1 ARM (LIBOR) ................................               1,719                524,923,501.50                22.68
5/6 ARM (Libor) ................................               2,089                447,982,039.32                19.35
6 Month ARM (Libor) ............................                 261                 83,883,141.17                 3.62
7/1 ARM (LIBOR) ................................                   4                  3,544,256.51                 0.15
7/6 ARM (LIBOR) ................................                   2                    277,750.00                 0.01
Fixed ..........................................               1,635                266,147,316.83                11.50
                                                             -------             -----------------               ------
     Total .....................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

                ORIGINAL TERMS TO MATURITY -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                ORIGINAL TERMS TO                            MORTGAGE                 STATED               AGGREGATE STATED
                MATURITY (MONTHS)                              LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
180 ............................................                 199             $   27,489,507.25                 1.19%
360 ............................................               9,034              2,287,221,805.04                98.81
                                                             -------             -----------------               ------
     Total .....................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

     The weighted average original term to maturity for all Mortgage Loans is approximately 358 months.

                REMAINING TERMS TO MATURITY -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
          RANGE OF REMAINING TERMS TO                        MORTGAGE                 STATED               AGGREGATE STATED
               MATURITY (MONTHS)                               LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
          ---------------------------                          -----             -----------------         -----------------
  120   to   179 ..................................               98             $   12,527,023.64                 0.54%
  180   to   239 ..................................              101                 14,962,483.61                 0.65
  300   to   359 ..................................            4,730              1,224,874,347.65                52.92
  360        ......................................            4,304              1,062,347,457.39                45.90
                                                             -------             -----------------               ------
     Total ........................................            9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

     The weighted average remaining term to maturity for all Mortgage Loans is approximately 357 months.

               ORIGINAL LOAN-TO-VALUE RATIOS -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
               RANGE OF ORIGINAL                             MORTGAGE                 STATED               AGGREGATE STATED
            LOAN-TO-VALUE RATIOS (%)                           LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
            -----------------------                            -----             -----------------         -----------------
Less than or equal to 30.000 ...................                  53             $    6,307,179.85                 0.27%
30.001     to     40.000 .......................                 118                 25,379,524.16                 1.10
40.001     to     50.000 .......................                 177                 55,754,543.16                 2.41
50.001     to     55.000 .......................                 129                 32,396,115.53                 1.40
55.001     to     60.000 .......................                 179                 55,616,863.42                 2.40
60.001     to     65.000 .......................                 305                 84,574,796.13                 3.65
65.001     to     70.000 .......................                 922                256,183,837.68                11.07
70.001     to     75.000 .......................                 688                203,834,208.44                 8.81
75.001     to     80.000 .......................               5,142              1,295,199,705.93                55.96
80.001     to     85.000 .......................                 119                 19,784,873.10                 0.85
85.001     to     90.000 .......................                 631                134,200,269.09                 5.80
90.001     to     95.000 .......................                 726                137,873,104.57                 5.96
95.001     to    100.000 .......................                  33                  5,786,240.79                 0.25
101.001    to    105.000 .......................                  11                  1,820,050.44                 0.08
                                                             -------             -----------------               ------
     Total .....................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

    The weighted average original loan-to-value ratio for all Mortgage Loans is approximately 76.64%.

        CREDIT SCORES AS OF THE DATE OF ORIGINATION -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                                                             MORTGAGE                 STATED               AGGREGATE STATED
             RANGE OF CREDIT SCORES                            LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
Less than or equal to 450 ......................                   1             $      186,461.22                 0.01%
451 to  475 ....................................                   1                    142,198.17                 0.01
476 to  500 ....................................                   2                    329,496.25                 0.01
526 to  550 ....................................                   2                    708,372.46                 0.03
551 to  575 ....................................                   4                    615,506.55                 0.03
576 to  600 ....................................                  48                  8,942,629.76                 0.39
601 to  625 ....................................                 290                 57,985,071.28                 2.51
626 to  650 ....................................               1,065                232,340,251.96                10.04
651 to  675 ....................................               1,429                347,993,104.02                15.03
676 to  700 ....................................               1,694                411,066,652.61                17.76
701 to  725 ....................................               1,564                404,190,205.75                17.46
726 to  750 ....................................               1,324                347,419,955.82                15.01
751 to  775 ....................................               1,127                313,106,068.67                13.53
776 to  800 ....................................                 597                170,957,920.44                 7.39
801 to  825 ....................................                  85                 18,727,417.33                 0.81
                                                             -------             -----------------               ------
     Total .....................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

            The weighted average Credit Score for all Mortgage Loans
                             is approximately 707.

                  GEOGRAPHIC DISTRIBUTION -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                                                             MORTGAGE                 STATED               AGGREGATE STATED
                    LOCATION                                   LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
Arizona.........................................                 684             $  138,851,786.88                 6.00%
Arkansas........................................                   2                    315,500.00                 0.01
Alabama.........................................                   4                    787,200.00                 0.03
Alaska..........................................                   3                    389,805.71                 0.02
California......................................               1,766                582,898,067.14                25.18
Colorado........................................                 240                 54,288,249.79                 2.35
Connecticut.....................................                  51                 19,515,374.63                 0.84
District of Columbia............................                  68                 22,386,087.10                 0.97
Delaware........................................                  18                  2,880,414.74                 0.12
Florida.........................................                 401                 76,707,168.47                 3.31
Georgia.........................................                 177                 30,512,417.50                 1.32
Hawaii..........................................                   3                  2,366,500.00                 0.10
Iowa............................................                  28                  4,759,686.55                 0.21
Idaho...........................................                  57                  9,617,812.41                 0.42
Illinois........................................               1,395                369,850,776.75                15.98
Indiana.........................................                  47                  7,519,888.88                 0.32
Kansas..........................................                  37                  5,244,286.68                 0.23
Kentucky........................................                  47                  6,684,110.70                 0.29
Louisiana.......................................                  22                  4,053,142.64                 0.18
Massachusetts...................................                 164                 52,985,720.86                 2.29
Maryland........................................                 542                139,194,843.47                 6.01
Maine...........................................                  10                  1,654,827.49                 0.07
Michigan........................................                 146                 28,288,536.19                 1.22
Minnesota.......................................                  25                  4,987,320.21                 0.22
Missouri........................................                 101                 16,534,706.48                 0.71
Mississippi.....................................                   1                     63,148.20                 0.00
Montana.........................................                  20                  3,291,573.39                 0.14
North Carolina..................................                 262                 45,404,975.44                 1.96
Nebraska........................................                   1                    239,834.07                 0.01
New Hampshire...................................                  19                  4,483,231.76                 0.19
New Jersey......................................                 186                 53,971,838.68                 2.33
New Mexico......................................                  17                  3,225,891.28                 0.14
Nevada..........................................                 504                123,751,484.26                 5.35
New York........................................                 248                 97,923,115.98                 4.23
Ohio............................................                 142                 19,574,687.08                 0.85
Oklahoma........................................                   8                    955,613.76                 0.04
Oregon..........................................                 268                 50,887,058.19                 2.20
Pennsylvania....................................                 118                 21,909,970.59                 0.95
Rhode Island....................................                  16                  3,461,553.25                 0.15
South Carolina..................................                 174                 33,111,359.79                 1.43
Tennessee.......................................                  43                  7,746,027.10                 0.33
Texas...........................................                 316                 48,750,900.37                 2.11
Utah............................................                 134                 23,583,521.51                 1.02
Virginia........................................                 468                132,014,730.51                 5.70
Vermont.........................................                   2                    206,524.07                 0.01
Washington......................................                 214                 50,075,099.52                 2.16
Wisconsin.......................................                  23                  5,587,004.04                 0.24
West Virginia...................................                   4                    380,718.99                 0.02
Wyoming.........................................                   7                    837,219.19                 0.04
                                                             -------             -----------------               ------
     Total......................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

                       PROPERTY TYPE -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                                                             MORTGAGE                 STATED               AGGREGATE STATED
                 PROPERTY TYPE                                 LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
Single Family...................................               5,601             $1,397,201,731.07                60.36%
PUD.............................................               2,060                549,847,486.38                23.75
Condominium.....................................               1,008                222,149,831.80                 9.60
Two-Family......................................                 318                 76,502,140.55                 3.31
Three- to Four-Family...........................                 237                 66,742,235.39                 2.88
Coop............................................                   9                  2,267,887.10                 0.10
                                                             -------             -----------------               ------
     Total......................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

                       LOAN PURPOSE -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                                                             MORTGAGE                 STATED               AGGREGATE STATED
                  LOAN PURPOSE                                 LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
Purchase........................................               5,834             $1,483,352,049.99                64.08%
Cash Out Refinance..............................               2,355                581,979,413.78                25.14
Rate/Term Refinance.............................               1,044                249,379,848.52                10.77
                                                             -------             -----------------               ------
     Total......................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

                     OCCUPANCY STATUS -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                                                             MORTGAGE                 STATED               AGGREGATE STATED
                OCCUPANCY STATUS                               LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
Primary Home....................................               7,351             $1,969,487,179.05                85.09%
Investment......................................               1,562                252,714,628.98                10.92
Second Home.....................................                 320                 92,509,504.26                 4.00
                                                             -------             -----------------               ------
     Total......................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

                    LOAN DOCUMENTATION -- ALL MORTGAGE LOANS


                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                                                             MORTGAGE                 STATED               AGGREGATE STATED
               LOAN DOCUMENTATION                              LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
No Documentation................................               5,061             $1,164,352,553.83                50.30%
Full Documentation..............................               4,172              1,150,358,758.46                49.70
                                                             -------             -----------------               ------
     Total......................................               9,233             $2,314,711,312.29               100.00%
                                                             =======             =================               ======

   GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS -- ALL ADJUSTABLE RATE
                                 MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                                                                            ADJUSTABLE RATE
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                 RANGE OF GROSS                          ADJUSTABLE RATE              STATED               AGGREGATE STATED
                   MARGINS (%)                            MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                       --------------         -----------------         -----------------
  1.501  to   1.750.............................                  56             $   19,457,395.09                 0.95%
  1.751  to   2.000.............................                  64                 21,636,837.63                 1.06
  2.001  to   2.250.............................               3,636              1,115,643,237.03                54.46
  2.251  to   2.500.............................                 713                182,065,278.56                 8.89
  2.501  to   2.750.............................                 191                 66,556,558.68                 3.25
  2.751  to   3.000.............................                  74                 24,030,372.31                 1.17
  3.001  to   3.250.............................                  89                 23,318,095.43                 1.14
  3.251  to   3.500.............................                  44                  9,122,115.62                 0.45
  3.501  to   3.750.............................                  44                 11,459,711.45                 0.56
  3.751  to   4.000.............................                  61                 14,477,298.67                 0.71
  4.001  to   4.250.............................                   7                  2,820,884.51                 0.14
  4.251  to   4.500.............................                   1                    268,880.41                 0.01
  4.501  to   4.750.............................                   2                  1,958,300.00                 0.10
  4.751  to   5.000.............................               2,610                554,485,626.24                27.07
  5.001  to   5.250.............................                   2                    384,849.03                 0.02
  5.251  to   5.500.............................                   1                    156,000.00                 0.01
  5.501  to   5.750.............................                   2                    524,653.93                 0.03
  5.751  to   6.000.............................                   1                    197,900.87                 0.01
                                                             -------             -----------------               ------
     Total......................................               7,598             $2,048,563,995.46               100.00%
                                                             =======             =================               ======

  The weighted average Gross Margin for all Adjustable Rate Mortgage Loans is
                             approximately 3.069%.

               INDICES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                                                             MORTGAGE                 STATED               AGGREGATE STATED
                     INDEX                                     LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                            -----             -----------------         -----------------
6 Month LIBOR...................................               4,213             $   962,337,477.82               41.57%
1 Year LIBOR....................................               2,828                 912,742,693.68               39.43
Fixed Rate......................................               1,635                 266,147,316.83               11.50
1 Month LIBOR...................................                 518                 166,757,058.84                7.20
1 Year CMT (Monthly)............................                  36                   5,862,265.12                0.25
1 Year CMT (Weekly).............................                   3                     864,500.00                0.04
                                                             -------             -----------------               ------
     Total......................................               9,233              $2,314,711,312.29              100.00%
                                                             =======             =================               ======

         RATE ADJUSTMENT FREQUENCY -- ALL ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                                                                            ADJUSTABLE RATE
                                                             NUMBER OF              AGGREGATE              MORTGAGE LOANS BY
                                                         ADJUSTABLE RATE              STATED               AGGREGATE STATED
               RATE ADJUSTMENT FREQUENCY                  MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
             ----------------------                       --------------         -----------------         -----------------
1 Month.........................................                 510             $  163,662,006.84                 7.99%
6 Months........................................               4,207                962,802,949.43                47.00
12 Months.......................................               2,881                922,099,039.19                45.01
                                                             -------             -----------------               ------
     Total......................................               7,598             $2,048,563,995.46               100.00%
                                                             =======             =================               ======

 MAXIMUM RATES OF THE ADJUSTABLE MORTGAGE LOANS -- ALL ADJUSTABLE RATE MORTGAGE
                                     LOANS

                                                                            PERCENTAGE OF
                                                                           ADJUSTABLE RATE
                                    NUMBER OF          AGGREGATE             MORTGAGE LOANS
          RANGE OF               ADJUSTABLE RATE         STATED           BY AGGREGATE STATED
     MAXIMUM RATES (%)           MORTGAGE LOANS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
     -----------------           ---------------   -----------------      -------------------
Less than or equal to 9.750...            144      $   36,542,330.18             1.78%
9.751    to   10.000..........            363         103,673,170.84             5.06
10.001   to   10.250..........            521         157,218,816.87             7.67
10.251   to   10.500..........          1,047         297,837,186.36            14.54
10.501   to   10.750..........          1,015         280,208,326.44            13.68
10.751   to   11.000..........          1,224         339,976,825.15            16.60
11.001   to   11.250..........            592         150,739,641.40             7.36
11.251   to   11.500..........            568         132,556,365.70             6.47
11.501   to   11.750..........            460         105,382,943.57             5.14
11.751   to   12.000..........          1,127         326,562,025.40            15.94
12.001   to   12.250..........            220          48,431,463.51             2.36
12.251   to   12.500..........            182          38,620,434.27             1.89
12.501   to   12.750..........             85          19,512,185.11             0.95
12.751   to   13.000..........             33           8,559,188.60             0.42
13.001   to   13.250..........              7             931,686.52             0.05
13.251   to   13.500..........              7           1,313,606.51             0.06
13.751   to   14.000..........              1             224,849.03             0.01
Greater than  14.000..........              2             272,950.00             0.01
                                        -----      -----------------           ------
    Total.....................          7,598      $2,048,563,995.46           100.00%
                                        =====      =================           ======

   The weighted average Maximum Rate for all Adjustable Rate Mortgage Loans is
                        approximately 11.042% per annum.

       MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE
                   LOANS -- ALL ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  ADJUSTABLE RATE
                                                       NUMBER OF              AGGREGATE            MORTGAGE LOANS
            RANGE OF MONTHS TO NEXT                 ADJUSTABLE RATE            STATED           BY AGGREGATE STATED
              RATE ADJUSTMENT DATE                   MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
            -----------------------                 ---------------       ------------------    -------------------
0   to     3...............................                  453           $  142,775,077.57            6.97%
4   to     6...............................                  303              101,376,565.44            4.95
7   to     9...............................                   22                5,522,301.99            0.27
10  to    12...............................                  267               93,806,109.29            4.58
13  to    15...............................                   44               16,028,492.11            0.78
16  to    18...............................                    4                1,242,972.43            0.06
19  to    21...............................                   62               14,666,889.90            0.72
22  to    24...............................                  879              203,985,459.07            9.96
25  to    27...............................                  209               47,331,997.84            2.31
28  to    30...............................                    6                  993,931.63            0.05
31  to    33...............................                   76               15,887,170.75            0.78
34  to    36...............................                1,248              371,977,100.73           18.16
37  to    39...............................                  200               54,370,019.24            2.65
52  to    54...............................                    6                1,661,556.64            0.08
55  to    57...............................                  113               24,144,288.10            1.18
58  to    60...............................                3,085              798,947,950.55           39.00
Greater than 60............................                  621              153,846,112.18            7.51
                                                           -----           -----------------          ------
    Total..................................                7,598           $2,048,563,995.46          100.00%
                                                           =====           =================          ======

    INITIAL CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS -- ALL ADJUSTABLE RATE
                                 MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                   ADJUSTABLE RATE
                                                       NUMBER OF               AGGREGATE            MORTGAGE LOANS
                                                    ADJUSTABLE RATE             STATED           BY AGGREGATE STATED
                INITIAL CAP (%)                      MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ---------------                     ---------------        -----------------     -------------------
0.000......................................                  754           $  243,580,647.43           11.89%
1.000......................................                   59               11,855,230.70            0.58
2.000......................................                1,106              385,347,673.83           18.81
3.000......................................                1,890              436,484,116.74           21.31
5.000......................................                3,785              970,620,905.76           47.38
6.000......................................                    4                  675,421.00            0.03
                                                           -----           -----------------          ------
    Total..................................                7,598           $2,048,563,995.46          100.00%
                                                           =====           =================          ======

    The weighted average Initial Cap of all Adjustable Rate Mortgage Loans is approximately 3.850%.

   PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS -- ALL ADJUSTABLE RATE
                                 MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                                     ADJUSTABLE RATE
                                                        NUMBER OF                AGGREGATE            MORTGAGE LOANS
                                                     ADJUSTABLE RATE               STATED          BY AGGREGATE STATED
                PERIODIC CAP (%)                     MORTGAGE LOANS          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                     ---------------         -----------------     -------------------
0.000......................................                  754             $  243,580,647.43         11.89%
1.000......................................                4,008                889,873,646.35         43.44
1.500......................................                    1                    160,000.00          0.01
2.000......................................                2,835                914,949,701.68         44.66
                                                           -----             -----------------       -------
    Total..................................                7,598             $2,048,563,995.46        100.00%
                                                           =====             =================        ======

   The weighted average Periodic Cap of all Adjustable Rate Mortgage Loans is
                             approximately 1.507%.


                ORIGINAL INTEREST ONLY TERM -- ALL MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                 AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF                 STATED            AGGREGATE STATED
      ORIGINAL INTEREST ONLY TERM (MONTHS)           MORTGAGE LOANS          PRINCIPAL BALANCE      PRINCIPAL BALANCE
      ------------------------------------           --------------          -----------------      -----------------
0..........................................                3,751             $  766,898,387.06          33.13%
36.........................................                  686                234,039,698.17          10.11
60.........................................                4,205              1,103,762,811.54          47.68
120........................................                  591                210,010,415.52           9.07
                                                          ------             -----------------         ------
    Total..................................                9,233             $2,314,711,312.29         100.00%
                                                           =====             =================         ======

GROUP I MORTGAGE LOANS

      The Mortgage Loans included in Group I are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Group I as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.


      Number of Mortgage Loans..............................   2,233
      Total Stated Principal Balance........................   623,786,684
      Mortgage Rates:
          Weighted Average..................................   4.652%
          Range.............................................   1.000% to 8.750%
      Weighted Average Remaining Term to Maturity (months)..   359

      The Stated Principal Balances of the Group I Mortgage Loans range from approximately $31,826 to $2,541,000. The Group I Mortgage Loans have an average Stated Principal Balance of approximately $279,349.

      The weighted average Loan-to-Value Ratio at origination of the Group I Mortgage Loans is approximately 77.06%, and approximately 16.02% of the Group I Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately 1.09% of the Group I Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following tables set forth as of the Cut-off Date, the number, total Stated Principal Balance and percentage of the Group I Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Stated Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

       STATED PRINCIPAL BALANCES AT ORIGINATION -- GROUP I MORTGAGE LOANS

                                                                               PERCENTAGE OF
                                   NUMBER OF               AGGREGATE          MORTGAGE LOANS BY
         RANGE OF STATED           MORTGAGE                 STATED            AGGREGATE STATED
     PRINCIPAL BALANCES ($)         LOANS             PRINCIPAL BALANCE       PRINCIPAL BALANCE
     -----------------------       ---------          -----------------       -----------------
      0.01   to   100,000.00...      204              $  15,747,181.65             2.52%
100,000.01   to   200,000.00...      717                109,169,339.78            17.50
200,000.01   to   300,000.00...      581                143,266,819.93            22.97
300,000.01   to   350,000.00...      184                 59,670,529.27             9.57
350,000.01   to   400,000.00...      149                 55,758,171.60             8.94
400,000.01   to   450,000.00...       97                 41,114,651.33             6.59
450,000.01   to   500,000.00...       81                 38,626,142.57             6.19
500,000.01   to   550,000.00...       48                 25,215,270.94             4.04
550,000.01   to   600,000.00...       50                 28,632,303.61             4.59
600,000.01   to   650,000.00...       38                 24,008,464.32             3.85
650,000.01   to   700,000.00...       14                  9,566,912.00             1.53
700,000.01   to   800,000.00...       17                 12,770,111.50             2.05
800,000.01   to   900,000.00...       16                 13,797,600.00             2.21
900,000.01   to 1,000,000.00...       18                 17,412,059.58             2.79
1,100,000.01 to 1,200,000.00...        3                  3,470,635.03             0.56
1,200,000.01 to 1,300,000.00...        3                  3,787,900.00             0.61
1,300,000.01 to 1,400,000.00...        2                  2,755,200.00             0.44
1,400,000.01 to 1,500,000.00...        6                  8,950,000.00             1.43
1,500,000.01 and Greater.......        5                 10,067,391.27             1.61
                                   -----               ---------------           ------
    Total......................    2,233               $623,786,684.38           100.00%
                                   =====               ===============           ======

      The average Stated Principal Balance for Mortgage Loans in Group I at
                     origination is approximately $279,825.

        CUT-OFF DATE STATED PRINCIPAL BALANCES -- GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                            AGGREGATE           MORTGAGE LOANS BY
        RANGE OF STATED            NUMBER OF                 STATED            AGGREGATE STATED
     PRINCIPAL BALANCES ($)      MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
     ----------------------      --------------        -----------------       -----------------
      0.01   to   100,000.00...       206              $  15,842,780.61             2.54%
100,000.01   to   200,000.00...       719                109,648,429.74            17.58
200,000.01   to   300,000.00...       580                143,128,631.01            22.95
300,000.01   to   350,000.00...       183                 59,410,529.27             9.52
350,000.01   to   400,000.00...       148                 55,628,171.60             8.92
400,000.01   to   450,000.00...        96                 41,068,151.33             6.58
450,000.01   to   500,000.00...        81                 38,626,142.57             6.19
500,000.01   to   550,000.00...        48                 25,215,270.94             4.04
550,000.01   to   600,000.00...        50                 28,632,303.61             4.59
600,000.01   to   650,000.00...        38                 24,008,464.32             3.85
650,000.01   to   700,000.00...        14                  9,566,912.00             1.53
700,000.01   to   800,000.00...        17                 12,770,111.50             2.05
800,000.01   to   900,000.00...        16                 13,797,600.00             2.21
900,000.01   to 1,000,000.00...        18                 17,412,059.58             2.79
1,100,000.01 to 1,200,000.00...         3                  3,470,635.03             0.56
1,200,000.01 to 1,300,000.00...         3                  3,787,900.00             0.61
1,300,000.01 to 1,400,000.00...         2                  2,755,200.00             0.44
1,400,000.01 to 1,500,000.00...         6                  8,950,000.00             1.43
1,500,000.01 and Greater.......         5                 10,067,391.27             1.61
                                    -----               ---------------           ------
    Total......................     2,233               $623,786,684.38           100.00%
                                    =====               ===============           ======

 The average Cut-off Date Stated Principal Balance for Mortgage Loans in Group I
                           is approximately $279,349.

                   MORTGAGE RATES -- GROUP I MORTGAGE LOANS*

                                                                             PERCENTAGE OF
                                                        AGGREGATE          MORTGAGE LOANS BY
           RANGE OF              NUMBER OF               STATED            AGGREGATE STATED
      MORTGAGE RATES (%)      MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
      ------------------      --------------        -----------------      -----------------
0.751   to   1.000.........            11           $  2,673,750.00               0.43%
1.001   to   1.250.........            28              6,775,470.00               1.09
1.251   to   1.500.........             6              2,025,400.00               0.32
1.501   to   1.750.........            21              2,117,855.00               0.34
1.751   to   2.000.........             1                186,700.00               0.03
2.001   to   2.250.........            71             23,584,853.59               3.78
2.251   to   2.500.........           126             48,114,747.63               7.71
2.501   to   2.750.........            96             32,828,342.06               5.26
2.751   to   3.000.........            74             20,091,950.66               3.22
3.001   to   3.250.........            56             19,624,015.35               3.15
3.251   to   3.500.........            89             28,879,468.64               4.63
3.501   to   3.750.........           132             46,553,602.76               7.46
3.751   to   4.000.........           106             32,976,882.36               5.29
4.001   to   4.250.........            81             24,522,044.32               3.93
4.251   to   4.500.........            65             21,595,654.42               3.46
4.501   to   4.750.........            46             13,086,946.07               2.10
4.751   to   5.000.........            96             30,389,556.95               4.87
5.001   to   5.250.........            89             28,936,526.21               4.64
5.251   to   5.500.........            86             21,970,934.52               3.52
5.501   to   5.750.........           103             26,730,874.34               4.29
5.751   to   6.000.........           111             26,476,995.96               4.24
6.001   to   6.250.........            96             20,312,104.88               3.26
6.251   to   6.500.........           136             29,346,832.69               4.70
6.501   to   6.750.........           161             36,111,196.69               5.79
6.751   to   7.000.........           154             34,877,381.23               5.59
7.001   to   7.250.........            90             21,437,232.54               3.44
7.251   to   7.500.........            54             10,440,955.64               1.67
7.501   to   7.750.........            30              6,303,782.11               1.01
7.751   to   8.000.........            14              4,275,101.68               0.69
8.001   to   8.250.........             3                426,576.08               0.07
8.501   to   8.750.........             1                112,950.00               0.02
                                    -----           ---------------             ------
    Total..................         2,233           $623,786,684.38             100.00%
                                    =====           ===============             ======

       The weighted average Mortgage Rate for Mortgage Loans in Group I is approximately 4.652% per annum.

----------
* Reflects, generally, current mortgage rates for the adjustable rate Mortgage Loans in Group I.

                       LOAN TYPE -- GROUP I MORTGAGE LOANS

                                                                           PERCENTAGE OF
                                                      AGGREGATE          MORTGAGE LOANS BY
                               NUMBER OF               STATED            AGGREGATE STATED
         LOAN TYPE          MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
         ---------          --------------        -----------------      -----------------
1 Month ARM (LIBOR)....             438             $150,942,504.84            24.20%
1 Month ARM (MTA)......              81               16,086,554.00             2.58
3 Month ARM (MTA)......               2                  592,500.00             0.09
6 Month ARM (LIBOR) ...             261               83,883,141.17            13.45
1/1 ARM (LIBOR) .......             305              107,777,734.55            17.28
1/1 ARM (CMT) .........               1                   89,919.11             0.01
2/1 ARM (LIBOR)........               2                  245,277.92             0.04
2/6 ARM (LIBOR) .......           1,143              264,169,052.79            42.35
                                  -----             ---------------           ------
    Total..............           2,233             $623,786,684.38           100.00%
                                  =====             ===============           ======

              ORIGINAL TERMS TO MATURITY -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                ORIGINAL TERM TO                        NUMBER OF               STATED            AGGREGATE STATED
               MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               -----------------                     --------------        -----------------      -----------------
360                                                        2,233             $623,786,684.38           100.00%
                                                           -----             ---------------           ------
    Total..................................                2,233             $623,786,684.38           100.00%
                                                           =====             ===============           ======


 The weighted average original term to maturity for Mortgage Loans in Group I is approximately 360 months.


              REMAINING TERMS TO MATURITY -- GROUP I MORTGAGE LOANS

                                                                                    PERCENTAGE OF
                                                               AGGREGATE          MORTGAGE LOANS BY
    RANGE OF REMAINING TERMS TO         NUMBER OF               STATED            AGGREGATE STATED
         MATURITY (MONTHS)           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
    ---------------------------      --------------        -----------------      -----------------
300 to 359........................         1,079             $312,201,768.07            50.05%
360       ........................         1,154              311,584,916.31            49.95
                                           -----              --------------          -------
    Total.........................         2,233             $623,786,684.38           100.00%
                                           =====             ===============           ======



  The weighted average remaining term to maturity for Mortgage Loans in Group I is approximately 359 months.

             ORIGINAL LOAN-TO-VALUE RATIOS -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
               RANGE OF ORIGINAL                        NUMBER OF               STATED            AGGREGATE STATED
            LOAN-TO-VALUE RATIOS (%)                 MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
            ------------------------                 --------------        -----------------      -----------------
Less than or equal to 30.000...............                   10            $   1,578,449.03             0.25%
30.001   to    40.000......................                   16                4,244,166.85             0.68
40.001   to    50.000......................                   40               12,375,014.37             1.98
50.001   to    55.000......................                   27                7,484,003.11             1.20
55.001   to    60.000......................                   44               19,040,855.91             3.05
60.001   to    65.000......................                   63               22,394,308.19             3.59
65.001   to    70.000......................                  253               86,641,686.48            13.89
70.001   to    75.000......................                  152               49,446,194.58             7.93
75.001   to    80.000......................                1,177              320,624,758.57            51.40
80.001   to    85.000......................                   23                4,615,345.51             0.74
85.001   to    90.000......................                  192               46,237,332.98             7.41
90.001   to    95.000......................                  234               48,872,198.28             7.83
95.001   to   100.000......................                    2                  232,370.52             0.04
                                                           -----             ---------------           ------
    Total..................................                2,233             $623,786,684.38           100.00%
                                                           =====             ===============           ======

 The weighted average original loan-to-value ratio for Mortgage Loans in Group I is approximately 77.06%.



      CREDIT SCORES AS OF THE DATE OF ORIGINATION -- GROUP I MORTGAGE LOANS

                                                                                PERCENTAGE OF
                                                           AGGREGATE          MORTGAGE LOANS BY
                                    NUMBER OF               STATED            AGGREGATE STATED
     RANGE OF CREDIT SCORES      MORTGAGE LOANS         PRINCIPAL BALANCE     PRINCIPAL BALANCE
     ----------------------      --------------         ------------------    -----------------
551 to 575.....................             1           $      240,000.00             0.04%
576 to 600.....................             2                  660,000.00             0.11
601 to 625.....................            46               10,397,683.61             1.67
626 to 650.....................           241               61,371,022.72             9.84
651 to 675.....................           359               94,469,399.34            15.14
676 to 700.....................           395              115,323,251.19            18.49
701 to 725.....................           385              108,915,733.89            17.46
726 to 750.....................           349              100,713,005.80            16.15
751 to 775.....................           271               79,313,779.41            12.71
776 to 800.....................           156               45,747,665.86             7.33
801 to 825.....................            28                6,635,142.56             1.06
                                       ------            ----------------          ------
    Total......................        2,233             $623,786,684.38           100.00%
                                       =====             ===============           ======



       The weighted average Credit Score for Mortgage Loans in Group I is approximately 708.

                GEOGRAPHIC DISTRIBUTION -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                    LOCATION                         MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                    --------                         --------------       ------------------      -----------------
Alabama....................................                    2           $    219,100.00               0.04%
Arizona....................................                   88             21,320,749.91               3.42
California.................................                  441            153,176,260.61              24.56
Colorado...................................                   52             11,070,507.96               1.77
Connecticut................................                   15              6,304,548.81               1.01
Delaware...................................                    5                797,141.71               0.13
District of Columbia.......................                   12              4,666,671.61               0.75
Florida....................................                   81             17,400,237.41               2.79
Georgia....................................                   34              5,684,470.95               0.91
Hawaii.....................................                    2                866,500.00               0.14
Idaho......................................                   17              4,721,656.87               0.76
Illinois...................................                  476            140,642,778.81              22.55
Indiana....................................                   16              2,150,262.94               0.34
Iowa.......................................                    6              1,545,394.00               0.25
Kansas.....................................                    9              1,490,696.06               0.24
Kentucky...................................                   11              2,011,671.38               0.32
Louisiana..................................                    3                574,816.78               0.09
Maine......................................                    3                607,000.01               0.10
Maryland...................................                  109             31,331,151.54               5.02
Massachusetts..............................                   61             18,195,153.19               2.92
Michigan...................................                   43              7,836,464.61               1.26
Minnesota..................................                    7              1,245,749.51               0.20
Missouri...................................                   28              6,152,862.55               0.99
Montana....................................                    6                903,434.06               0.14
Nebraska...................................                    1                239,834.07               0.04
Nevada.....................................                  167             44,670,742.68               7.16
New Hampshire..............................                    8              1,822,480.57               0.29
New Jersey.................................                   38             12,577,186.64               2.02
New Mexico.................................                    3                676,000.00               0.11
New York...................................                   45             21,369,109.94               3.43
North Carolina.............................                   71             16,702,131.37               2.68
Ohio.......................................                   39              5,064,491.75               0.81
Oklahoma...................................                    1                136,000.00               0.02
Oregon.....................................                   32              7,709,435.34               1.24
Pennsylvania...............................                   27              4,886,720.76               0.78
Rhode Island...............................                    4                940,550.84               0.15
South Carolina.............................                   38              7,372,187.65               1.18
Tennessee..................................                    8              1,342,116.53               0.22
Texas......................................                   51              9,343,559.49               1.50
Utah.......................................                   26              4,541,878.26               0.73
Vermont....................................                    2                206,524.07               0.03
Virginia...................................                  103             33,026,416.09               5.29
Washington.................................                   36              8,965,021.16               1.44
West Virginia..............................                    1                 89,919.11               0.01
Wisconsin..................................                    4                979,096.78               0.16
Wyoming....................................                    1                210,000.00               0.03
                                                           -----           ----------------            ------
    Total..................................                2,233           $623,786,684.38             100.00%
                                                           =====           ===============             ======

                     PROPERTY TYPE -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                              AGGREGATE           MORTGAGE LOANS BY
                                                       NUMBER OF               STATED             AGGREGATE STATED
                 PROPERTY TYPE                      MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                 -------------                      --------------        -----------------       -----------------
Single Family..............................                1,359          $382,919,582.01               61.39%
PUD........................................                  488           146,145,191.67               23.43
Condominium................................                  247            56,169,089.94                9.00
Two  - Family..............................                   94            23,355,169.52                3.74
Three- to Four-Family......................                   45            15,197,651.24                2.44
                                                           -----          ---------------              ------
    Total..................................                2,233          $623,786,684.38              100.00%
                                                           =====          ===============              ======

                     LOAN PURPOSE -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                  LOAN PURPOSE                       MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                  ------------                       --------------        -----------------      -----------------
Purchase...................................                1,508             $416,862,772.48            66.83%
Cash Out Refinance.........................                  490              144,973,482.40            23.24
Rate/Term Refinance........................                  235               61,950,429.50             9.93
                                                           -----             ---------------           ------
    Total..................................                2,233             $623,786,684.38           100.00%
                                                           =====             ===============           ======


                   OCCUPANCY STATUS -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                OCCUPANCY STATUS                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                     --------------        -----------------      -----------------
Primary Home...............................                1,730             $519,150,188.76            83.23%
Investment.................................                  401               72,929,400.53            11.69
Second Home................................                  102               31,707,095.09             5.08
                                                           -----             ---------------           ------
    Total..................................                2,233             $623,786,684.38           100.00%
                                                           =====             ===============           ======

                  LOAN DOCUMENTATION -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
               LOAN DOCUMENTATION                    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               ------------------                    --------------        -----------------      -----------------
No Documentation...........................                1,412             $383,374,090.45            61.46%
Full Documentation.........................                  821              240,412,593.93            38.54
                                                           -----             ---------------           ------
    Total..................................                2,233             $623,786,684.38           100.00%
                                                           =====             ===============           ======

          GROSS MARGINS OF THE MORTGAGE LOANS -- GROUP I MORTGAGE LOANS


                                                                                                   PERCENTAGE OF
                                                                             AGGREGATE            MORTGAGE LOANS
               RANGE OF GROSS                         NUMBER OF               STATED            BY AGGREGATE STATED
                MARGINS (%)                         MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
               --------------                       --------------       -----------------      -------------------
1.501 to  1.750..........................                   56             $ 19,457,395.09             3.12%
1.751 to  2.000..........................                   64               21,636,837.63             3.47
2.001 to  2.250..........................                  492              162,653,971.51            26.08
2.251 to  2.500..........................                  254               82,858,470.43            13.28
2.501 to  2.750..........................                  181               60,672,654.81             9.73
2.751 to  3.000..........................                   72               21,569,837.25             3.46
3.001 to  3.250..........................                   64               18,342,251.89             2.94
3.251 to  3.500..........................                   37                7,556,535.83             1.21
3.501 to  3.750..........................                   34                8,747,693.08             1.40
3.751 to  4.000..........................                   41                9,609,429.58             1.54
4.001 to  4.250..........................                    5                2,570,741.28             0.41
4.501 to  4.750..........................                    2                1,958,300.00             0.31
4.751 to  5.000..........................                  927              205,243,063.04            32.90
5.001 to  5.250..........................                    2                  384,849.03             0.06
5.501 to  5.750..........................                    2                  524,653.93             0.08
                                                         -----             ---------------           ------
  Total..................................                2,233             $623,786,684.38           100.00%
                                                         =====             ===============           ======




The weighted average Gross Margin for Mortgage Loans in Group I is approximately
                                    3.318%.

             INDICES OF THE MORTGAGE LOANS -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                     INDEX                           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                     -----                           --------------        -----------------      -----------------
6 Month LIBOR..............................                1,404             $348,052,193.96            55.80%
1 Month LIBOR..............................                  518              166,757,058.84            26.73
1 Year LIBOR...............................                  307              108,023,012.47            17.32
1 Year CMT (Monthly).......................                    3                  864,500.00             0.14
1 Year CMT (Weekly)........................                    1                    89,919.11            0.01
                                                           -----             ----------------          ------
    Total..................................                2,233             $623,786,684.38           100.00%
                                                           =====             ===============           ======

               RATE ADJUSTMENT FREQUENCY -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
           RATE ADJUSTMENT FREQUENCY                 MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
           -------------------------                 --------------        -----------------      -----------------
1 Month....................................                  509             $163,213,506.84            26.16%
6 Months...................................                1,407              349,540,858.04            56.04
12 Months..................................                  317              111,032,319.50            17.80
                                                           -----             ---------------           ------
    Total..................................                2,233             $623,786,684.38           100.00%
                                                           =====             ===============           ======

          MAXIMUM RATES OF THE MORTGAGE LOANS -- GROUP I MORTGAGE LOANS


                                                                                                   PERCENTAGE OF
                                                                             AGGREGATE             MORTGAGE LOANS
                    RANGE OF                           NUMBER OF               STATED           BY AGGREGATE STATED
               MAXIMUM RATES (%)                     MORTGAGE LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
               -----------------                     --------------      -----------------      --------------------
Less than or equal to 9.750................                   12          $  2,929,689.49                 0.47%
9.751    to   10.000.......................                   95            23,329,140.12                 3.74
10.001   to   10.250.......................                   31             7,175,960.15                 1.15
10.251   to   10.500.......................                  103            23,405,487.54                 3.75
10.501   to   10.750.......................                  133            32,557,921.55                 5.22
10.751   to   11.000.......................                  339           107,502,273.03                17.23
11.001   to   11.250.......................                  140            39,116,098.64                 6.27
11.251   to   11.500.......................                  163            37,117,503.70                 5.95
11.501   to   11.750.......................                  169            39,169,251.56                 6.28
11.751   to   12.000.......................                  833           263,822,603.08                42.29
12.001   to   12.250.......................                  101            23,756,634.54                 3.81
12.251   to   12.500.......................                   57            11,233,113.68                 1.80
12.501   to   12.750.......................                   32             6,470,060.03                 1.04
12.751   to   13.000.......................                   16             4,658,118.23                 0.75
13.001   to   13.250.......................                    4               622,576.08                 0.10
13.251   to   13.500.......................                    2               422,453.93                 0.07
13.751   to   14.000.......................                    1               224,849.03                 0.04
Greater than  14.000.......................                    2               272,950.00                 0.04
                                                           -----          ---------------               ------
    Total..................................                2,233          $623,786,684.38               100.00%
                                                           =====          ===============               ======

       The weighted average Maximum Rate for Mortgage Loans in Group I is approximately 11.512% per annum.


               MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE
                         LOANS -- GROUP I MORTGAGE LOANS


                                                                                               PERCENTAGE OF
                                                                          AGGREGATE            MORTGAGE LOANS
        RANGE OF MONTHS TO NEXT                    NUMBER OF               STATED           BY AGGREGATE STATED
          RATE ADJUSTMENT DATE                   MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
        -----------------------                  --------------       -----------------     -------------------
0  to  3...............................                  453           $142,775,077.57               22.89%
4  to  6...............................                  303            101,376,565.44               16.25
7  to  9...............................                   22              5,522,301.99                0.89
10 to 12...............................                  267             93,806,109.29               15.04
13 to 15...............................                   44             16,028,492.11                2.57
16 to 18...............................                    4              1,242,972.43                0.20
19 to 21...............................                   61             14,524,691.73                2.33
22 to 24...............................                  878            203,872,550.07               32.68
25 to 27...............................                  201             44,637,923.75                7.16
                                                       -----           ---------------              ------
   Total..................................             2,233           $623,786,684.38              100.00%
                                                       =====           ===============              ======

          INITIAL CAPS OF THE MORTGAGE LOANS -- GROUP I MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                               AGGREGATE            MORTGAGE LOANS
                                                       NUMBER OF                STATED           BY AGGREGATE STATED
                INITIAL CAP (%)                      MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ---------------                      --------------        -----------------     -------------------
0.000......................................                  754             $243,580,647.43             39.05%
1.000......................................                   24                6,082,884.69              0.98
2.000......................................                  311              109,794,099.47             17.60
3.000......................................                1,144              264,329,052.79             42.37
                                                           -----             ---------------            ------
    Total..................................                2,233             $623,786,684.38            100.00%
                                                           =====             ===============            ======




      The weighted average Initial Cap of the Mortgage Loans in Group I is approximately 2.679%.


          PERIODIC CAPS OF THE MORTGAGE LOANS -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE            MORTGAGE LOANS
                                                        NUMBER OF                STATED          BY AGGREGATE STATED
                PERIODIC CAP (%)                      MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                      --------------       -----------------     -------------------
0.000......................................                  754              $243,580,647.43            39.05%
1.000......................................                1,167               270,251,937.48            43.32
1.500......................................                    1                   160,000.00             0.03
2.000......................................                  311               109,794,099.47            17.60
                                                          ------              ---------------           ------
    Total..................................                2,233              $623,786,684.38           100.00%
                                                           =====              ===============           ======



      The weighted average Periodic Cap of the Mortgage Loans in Group I is approximately 1.289%.


              ORIGINAL INTEREST ONLY TERM -- GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
      ORIGINAL INTEREST ONLY TERM (MONTHS)           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
      ------------------------------------           --------------        -----------------      -----------------
0..........................................                  687             $147,896,372.90              23.71%
60.........................................                  960              266,855,316.96              42.78
120........................................                  586              209,034,994.52              33.51
                                                           -----             ---------------             ------
    Total..................................                2,233             $623,786,684.38             100.00%
                                                           =====             ===============             ======

GROUP II MORTGAGE LOANS

      The Mortgage Loans included in Group II are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Group II as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

      Number of Mortgage Loans...............................  1,073
      Total Stated Principal Balance.........................  $205,161,355
      Mortgage Rates:
          Weighted Average...................................  5.475%
          Range..............................................  3.250% to 8.125%
      Weighted Average Remaining Term to Maturity (months)...  359


      The Stated Principal Balances of the Group II Mortgage Loans range from approximately $30,080 to $333,700. The Group II Mortgage Loans have an average Stated Principal Balance of approximately $191,203.

      The weighted average Loan-to-Value Ratio at origination of the Group II Mortgage Loans is approximately 79.42%, and approximately 19.69% of the Group II Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately 0.98% of the Group II Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following tables set forth as of the Cut-off Date, the number, total Stated Principal Balance and percentage of the Group II Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Stated Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

       STATED PRINCIPAL BALANCES AT ORIGINATION -- GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE OF
                                                               AGGREGATE           MORTGAGE LOANS BY
          RANGE OF STATED              NUMBER OF                 STATED            AGGREGATE STATED
       PRINCIPAL BALANCES ($)        MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
       ----------------------        --------------        -----------------       -----------------
      0.01  to 100,000.00..........          96               $  7,729,509.86             3.77%
100,000.01  to 200,000.00..........         529                 80,205,711.58            39.09
200,000.01  to 300,000.00..........         354                 87,166,218.06            42.49
300,000.01  to 350,000.00..........          94                 30,059,915.53            14.65
                                          -----               ---------------           ------
    Total..........................       1,073               $205,161,355.03           100.00%
                                          =====               ===============           ======


     The average Stated Principal Balance for Mortgage Loans in Group II at
                     origination is approximately $191,495.


        CUT-OFF DATE STATED PRINCIPAL BALANCES -- GROUP II MORTGAGE LOANS

                                                                                      PERCENTAGE OF
                                                                 AGGREGATE           MORTGAGE LOANS BY
          RANGE OF STATED                  NUMBER OF              STATED            AGGREGATE STATED
       PRINCIPAL BALANCES ($)          MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
       ----------------------         --------------         -----------------      ------------------
      0.01 to 100,000.00.........             96               $  7,729,509.86             3.77%
100,000.01 to 200,000.00.........            530                 80,330,211.58            39.15
200,000.01 to 300,000.00.........            354                 87,341,093.94            42.57
300,000.01 to 350,000.00.........             93                 29,760,539.65            14.51
                                           -----               ---------------           ------
    Total........................          1,073               $205,161,355.03           100.00%
                                           =====               ===============           ======



  The average Cut-off Date Stated Principal Balance for Mortgage Loans in Group
                         II is approximately $191,203.

                   MORTGAGE RATES -- GROUP II MORTGAGE LOANS*

                                                                                                PERCENTAGE OF
                                                                           AGGREGATE          MORTGAGE LOANS BY
                RANGE OF                            NUMBER OF               STATED            AGGREGATE STATED
           MORTGAGE RATES (%)                    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
           ------------------                    --------------        -----------------      -----------------
3.001 to 3.250.........................                    1           $    330,000.00               0.16%
3.501 to 3.750.........................                    1                263,185.81               0.13
3.751 to 4.000.........................                   10              1,961,980.91               0.96
4.001 to 4.250.........................                   21              4,627,213.52               2.26
4.251 to 4.500.........................                   50             11,196,777.65               5.46
4.501 to 4.750.........................                  112             22,934,765.29              11.18
4.750 to 5.000.........................                  194             39,104,420.89              19.06
5.001 to 5.250.........................                  110             22,685,774.04              11.06
5.251 to 5.500.........................                  117             23,070,571.82              11.25
5.501 to 5.750.........................                   82             13,823,593.53               6.74
5.750 to 6.000.........................                  110             18,569,260.66               9.05
6.001 to 6.250.........................                   56              9,192,369.55               4.48
6.251 to 6.500.........................                   57             10,748,864.30               5.24
6.501 to 6.750.........................                   49              9,300,477.13               4.53
6.750 to 7.000.........................                   56             10,169,055.28               4.96
7.001 to 7.250.........................                   18              3,020,500.25               1.47
7.251 to 7.500.........................                   20              2,954,962.74               1.44
7.501 to 7.750.........................                    6                853,059.72               0.42
7.750 to 8.000.........................                    1                136,311.50               0.07
8.001 to 8.250.........................                    2                 218,210.44              0.11
                                                       -----           ----------------            ------
  Total..................................              1,073           $205,161,355.03             100.00%
                                                       =====           ===============             ======



      The weighted average Mortgage Rate for Mortgage Loans in Group II is approximately 5.475% per annum.


                      LOAN TYPE -- GROUP II MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                   LOAN TYPE                         MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                   ---------                         --------------        -----------------      -----------------
3/1 ARM (LIBOR)...........................                   447             $ 91,913,095.01            44.80%
3/6 ARM (LIBOR)...........................                   601              109,031,623.48            53.14
3/1 ARM (CMT).............................                    25                4,216,636.54             2.06
                                                           -----             ---------------           ------
    Total..................................                1,073             $205,161,355.03           100.00%
                                                           =====             ===============           ======

----------
* Reflects, generally, current mortgage rates for the adjustable rate Mortgage Loans in Group II.

              ORIGINAL TERMS TO MATURITY -- GROUP II MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
               ORIGINAL TERMS TO                        NUMBER OF               STATED            AGGREGATE STATED
               MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               -----------------                     --------------        -----------------      ------------------
180   ...................................                    1             $     84,342.56             0.04%
360   ...................................                1,072              205,077,012.47            99.96
                                                         -----             ---------------           ------
  Total..................................                1,073             $205,161,355.03           100.00%
                                                         =====             ===============           ======


  The weighted average original term to maturity for Mortgage Loans in Group II is approximately 360 months.


             REMAINING TERMS TO MATURITY -- GROUP II MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
          RANGE OF REMAINING TERMS TO                   NUMBER OF               STATED            AGGREGATE STATED
               MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
          ---------------------------                --------------        -----------------      -----------------
120  to................................179                    1             $     84,342.56             0.04%
300  to................................359                  654              123,508,372.57            60.20
360   ....................................                  418               81,568,639.90            39.76
                                                         --------           ---------------          -------
   Total..................................                1,073             $205,161,355.03           100.00%
                                                          =====             ===============           ======

 The weighted average remaining term to maturity for Mortgage Loans in Group II is approximately 359 months.

            ORIGINAL LOAN-TO-VALUE RATIOS -- GROUP II MORTGAGE LOANS

                                                                             PERCENTAGE OF
                                                        AGGREGATE          MORTGAGE LOANS BY
      RANGE OF ORIGINAL             NUMBER OF             STATED             AGGREGATE STATED
  LOAN-TO-VALUE RATIOS (%)        MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
  ------------------------        --------------    -----------------      -----------------
Less than or equal to 30.000              5          $       525,928.63            0.26%
30.001 to 40.000 ...........              9                1,113,325.78            0.54
40.001 to 50.000 ...........             11                2,058,210.88            1.00
50.001 to 55.000 ...........             14                2,860,381.60            1.39
55.001 to 60.000 ...........             13                2,536,985.81            1.24
60.001 to 65.000 ...........             21                3,681,199.10            1.79
65.001 to 70.000 ...........             70               13,984,433.10            6.82
70.001 to 75.000 ...........             70               14,067,126.95            6.86
75.001 to 80.000 ...........            636              123,952,057.59           60.42
80.001 to 85.000 ...........             21                3,303,462.02            1.61
85.001 to 90.000 ...........             77               14,312,480.88            6.98
90.001 to 95.000 ...........            106               19,318,361.03            9.42
95.001 to 100.000 ..........              9                1,627,351.22            0.79
100.001 to 105.000 .........             11                1,820,050.44            0.89
                                      -----          ------------------       ---------
    Total ..................          1,073          $   205,161,355.03          100.00%
                                      =====          ==================       =========



The weighted average original loan-to-value ratio for Mortgage Loans in Group II is approximately 79.42%.

     CREDIT SCORES AS OF THE DATE OF ORIGINATION -- GROUP II MORTGAGE LOANS

                                                                           PERCENTAGE OF
                                                    AGGREGATE            MORTGAGE LOANS BY
                              NUMBER OF               STATED             AGGREGATE STATED
  RANGE OF CREDIT SCORES    MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
  ----------------------    --------------       -----------------       -----------------
Less than or equal to 476              1          $    186,461.22                     0.09%
476 to 500 ..............              1               210,596.25                     0.10
551 to 575 ..............              2               228,806.55                     0.11
576 to 600 ..............              4               600,587.76                     0.29
601 to 625 ..............             24             4,112,167.62                     2.00
626 to 650 ..............            113            21,100,970.50                    10.29
651 to 675 ..............            147            28,713,269.49                    14.00
676 to 700 ..............            217            40,423,898.13                    19.70
701 to 725 ..............            182            35,942,982.72                    17.52
726 to 750 ..............            163            30,500,544.13                    14.87
751 to 775 ..............            140            28,001,527.15                    13.65
776 to 800 ..............             72            14,065,350.54                     6.86
801 to 825 ..............              7             1,074,192.97                     0.52
                                   -----          ---------------          ---------------
    Total ...............          1,073          $205,161,355.03                   100.00%
                                   =====          ===============          ===============


      The weighted average Credit Score for Mortgage Loans in Group II is approximately 707.

               GEOGRAPHIC DISTRIBUTION -- GROUP II MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                               AGGREGATE             MORTGAGE LOANS BY
                           NUMBER OF             STATED              AGGREGATE STATED
      LOCATION          MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
      --------          --------------      -----------------        -----------------
Alaska .............              1          $     68,000.00                     0.03%
Arizona ............             84            13,134,413.65                     6.40
Arkansas ...........              1               161,500.00                     0.80
California .........            167            39,948,070.51                    19.47
Colorado ...........             41             8,068,796.31                     3.93
Connecticut ........              3               340,090.32                     0.17
Delaware ...........              4               642,356.15                     0.31
District of Columbia              2               282,527.09                     0.14
Florida ............             57            10,471,823.34                     5.10
Georgia ............             14             2,206,991.91                     1.08
Idaho ..............              7               853,262.45                     0.42
Illinois ...........            145            26,750,297.20                    13.04
Indiana ............              4               673,000.00                     0.33
Iowa ...............              4               527,962.12                     0.26
Kansas .............              6               511,593.20                     0.25
Kentucky ...........             13             1,626,657.57                     0.79
Louisiana ..........              3               560,714.52                     0.27
Maine ..............              1               161,300.00                     0.08
Maryland ...........             90            17,813,294.54                     8.68
Massachusetts ......             16             3,924,503.19                     1.91
Michigan ...........              9             1,232,535.18                     0.60
Minnesota ..........              1                86,200.00                     0.04
Missouri ...........             14             1,940,411.03                     0.95
Montana ............              4               748,874.49                     0.37
Nevada .............             89            18,475,620.18                     9.01
New Hampshire ......              1               208,000.00                     0.10
New Jersey .........             19             3,999,921.50                     1.95
New Mexico .........              3               623,563.17                     0.30
New York ...........             16             3,723,760.41                     1.82
North Carolina .....             32             4,412,087.34                     2.15
Ohio ...............             16             2,490,881.17                     1.21
Oregon .............             18             2,866,274.71                     1.40
Pennsylvania .......             10             2,000,238.24                     0.97
South Carolina .....             25             4,548,453.68                     2.22
Tennessee ..........              6             1,115,163.05                     0.54
Texas ..............             25             3,922,226.11                     1.91
Utah ...............             20             2,804,274.86                     1.37
Virginia ...........             69            15,585,154.82                     7.60
Washington .........             27             4,527,830.51                     2.21
Wisconsin ..........              5             1,050,230.51                     0.51
Wyoming ............              1                72,500.00                     0.04
                              -----          ---------------          ---------------
    Total ..........          1,073          $205,161,355.03                   100.00%
                              =====          ===============          ===============

                    PROPERTY TYPE -- GROUP II MORTGAGE LOANS

                                                                        PERCENTAGE OF
                                                 AGGREGATE            MORTGAGE LOANS BY
                           NUMBER OF              STATED               AGGREGATE STATED
   PROPERTY TYPE         MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
   -------------         --------------      -----------------        -----------------
Single Family .......            622          $116,954,577.90                    57.01%
PUD .................            258            52,130,663.32                    25.41
Condominium .........            148            26,925,814.20                    13.12
Two-Family ..........             24             4,442,804.65                     2.17
Three- to Four-Family             18             4,073,434.51                     1.99
Coop ................              3               634,060.45                     0.31
                               -----          ---------------          ---------------
    Total ...........          1,073          $205,161,355.03                   100.00%
                               =====          ===============          ===============


                     LOAN PURPOSE -- GROUP II MORTGAGE LOANS

                                                                     PERCENTAGE OF
                                              AGGREGATE            MORTGAGE LOANS BY
                          NUMBER OF            STATED              AGGREGATE STATED
   LOAN PURPOSE        MORTGAGE LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
   ------------        --------------      -----------------       -----------------
Purchase ..........            704          $134,820,733.29                    65.71%
Cash Out Refinance             226            43,910,945.31                    21.40
Rate/Term Refinance            143            26,429,676.43                    12.88
                             -----          ---------------          ---------------
    Total .........          1,073          $205,161,355.03                   100.00%
                             =====          ===============          ===============




                   OCCUPANCY STATUS -- GROUP II MORTGAGE LOANS

                                                                      PERCENTAGE OF
                                              AGGREGATE             MORTGAGE LOANS BY
                         NUMBER OF              STATED               AGGREGATE STATED
 OCCUPANCY STATUS      MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
 ----------------      --------------      -----------------        -----------------
Primary Home .......           899          $175,096,926.04                    85.35%
Investment .........           136            22,439,749.56                    10.94
Second Home ........            38             7,624,679.43                     3.72
                             -----          ---------------          ---------------
    Total ..........         1,073          $205,161,355.03                   100.00%
                             =====          ===============          ===============

                  LOAN DOCUMENTATION -- GROUP II MORTGAGE LOANS

                                                                     PERCENTAGE OF
                                            AGGREGATE              MORTGAGE LOANS BY
                         NUMBER OF            STATED               AGGREGATE STATED
LOAN DOCUMENTATION    MORTGAGE LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCE
------------------    --------------     -----------------         -----------------
Full Documentation            579          $113,514,890.49                    55.33%
No Documentation .            494            91,646,464.54                    44.67
                            -----          ---------------          ---------------
    Total ........          1,073          $205,161,355.03                   100.00%
                            =====          ===============          ===============

         GROSS MARGINS OF THE MORTGAGE LOANS -- GROUP II MORTGAGE LOANS


                                                                 PERCENTAGE OF
                                         AGGREGATE               MORTGAGE LOANS
RANGE OF GROSS      NUMBER OF              STATED             BY AGGREGATE STATED
  MARGINS (%)     MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
  -----------     --------------      -----------------        -----------------
2.001 to 2.250            561          $114,492,741.35                    55.81%
2.251 to 2.500              1               266,400.00                     0.13
2.501 to 2.750              1               275,000.00                     0.13
2.751 to 3.000              1               155,735.06                     0.08
3.001 to 3.250             10             1,874,384.30                     0.91
3.251 to 3.500              4               773,679.79                     0.38
3.501 to 3.750              5               924,118.37                     0.45
3.751 to 4.000              8             1,589,406.00                     0.77
4.251 to 4.500              1               268,880.41                     0.13
4.751 to 5.000            479            84,187,108.88                    41.03
5.251 to 5.500              1               156,000.00                     0.08
5.751 to 6.000              1               197,900.87                     0.10
                        -----          ---------------          ---------------
  Total ......          1,073          $205,161,355.03                   100.00%
                        =====          ===============          ===============


The weighted average Gross Margin for Mortgage Loans in Group II is approximately 3.422%.

            INDICES OF THE MORTGAGE LOANS -- GROUP II MORTGAGE LOANS

                                                                     PERCENTAGE OF
                                              AGGREGATE            MORTGAGE LOANS BY
                         NUMBER OF             STATED              AGGREGATE STATED
      INDEX           MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
      -----           --------------      -----------------        -----------------
6 Month LIBOR .....            601          $109,031,623.48                    53.14%
1 Year LIBOR ......            447            91,913,095.01                    44.80
1 Year CMT (Weekly)             25             4,216,636.54                     2.06
                             -----          ---------------          ---------------
    Total .........          1,073          $205,161,355.03                   100.00%
                             =====          ===============          ===============

              RATE ADJUSTMENT FREQUENCY -- GROUP II MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                       AGGREGATE          MORTGAGE LOANS BY
                                NUMBER OF               STATED             AGGREGATE STATED
RATE ADJUSTMENT FREQUENCY    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
-------------------------    --------------        -----------------      -----------------
6 Months .................          599             $108,709,303.48                    52.99%
12 Months ................          474               96,452,051.55                    47.01
                                  -----             ---------------          ---------------
    Total ................        1,073             $205,161,355.03                   100.00%
                                  =====             ===============          ===============

         MAXIMUM RATES OF THE MORTGAGE LOANS -- GROUP II MORTGAGE LOANS

                                                                             PERCENTAGE OF
                                                        AGGREGATE            MORTGAGE LOANS
        RANGE OF                  NUMBER OF              STATED            BY AGGREGATE STATED
    MAXIMUM RATES (%)          MORTGAGE LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
    -----------------          --------------      -----------------       -----------------
Less than or equal to 9.750             29          $  5,768,724.40                     2.81%
9.751 to 10.000 ...........             34             7,000,507.11                     3.41
10.001 to 10.250 ..........             55            11,650,491.00                     5.68
10.251 to 10.500 ..........            115            23,800,459.50                    11.60
10.501 to 10.750 ..........            172            33,196,129.88                    16.18
10.751 to 11.000 ..........            275            51,613,317.10                    25.16
11.001 to 11.250 ..........            123            22,787,330.96                    11.11
11.251 to 11.500 ..........            102            19,802,613.86                     9.65
11.501 to 11.750 ..........             59            10,886,832.05                     5.31
11.751 to 12.000 ..........             57            10,505,627.65                     5.12
12.001 to 12.250 ..........             19             3,128,500.25                     1.52
12.251 to 12.500 ..........             17             2,545,217.89                     1.24
12.501 to 12.750 ..........              7             1,085,059.72                     0.53
12.751 to 13.000 ..........              3               564,687.50                     0.28
13.001 to 13.250 ..........              2               218,210.44                     0.11
13.251 to 13.500 ..........              4               607,645.72                     0.30
                                     -----          ---------------          ---------------
    Total .................          1,073          $205,161,355.03                   100.00%
                                     =====          ===============          ===============


      The weighted average Maximum Rate for Mortgage Loans in Group II is approximately 10.948% per annum.

               MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE
                        LOANS -- GROUP II MORTGAGE LOANS

                                                                              PERCENTAGE OF
                                                       AGGREGATE              MORTGAGE LOANS
   RANGE OF MONTHS TO            NUMBER OF              STATED             BY AGGREGATE STATED
NEXT RATE ADJUSTMENT DATE      MORTGAGE LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCE
-------------------------      --------------     -----------------         -----------------
22 to 24 ...............                 1          $    112,909.00                     0.06%
25 to 27 ...............                 3               785,534.39                     0.38
28 to 30 ...............                 6               993,931.63                     0.48
31 to 33 ...............                69            12,496,756.51                     6.09
34 to 36 ...............               841           161,612,334.26                    78.77
37 to 39 ...............               153            29,159,889.24                    14.21
                                     -----          ---------------          ---------------
    Total ..............             1,073          $205,161,355.03                   100.00%
                                     =====          ===============          ===============


          INITIAL CAPS OF THE MORTGAGE LOANS -- GROUP II MORTGAGE LOANS



                                                                   PERCENTAGE OF
                                          AGGREGATE               MORTGAGE LOANS
                      NUMBER OF             STATED             BY AGGREGATE STATED
INITIAL CAP (%)    MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------    --------------      -----------------        -----------------
1.000 ........              25          $  4,216,636.54                     2.06%
2.000 ........             447            91,913,095.01                    44.80
3.000 ........             600           108,775,635.48                    53.02
6.000 ........               1               255,988.00                     0.12
                         -----          ---------------          ---------------
     Total ...           1,073          $205,161,355.03                   100.00%
                         =====          ===============          ===============


     The weighted average Initial Cap of the Mortgage Loans in Group II is approximately 2.515%.

         PERIODIC CAPS OF THE MORTGAGE LOANS -- GROUP II MORTGAGE LOANS



                                                                     PERCENTAGE OF
                                             AGGREGATE               MORTGAGE LOANS
                         NUMBER OF             STATED             BY AGGREGATE STATED
PERIODIC CAP (%)      MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
----------------      --------------      -----------------        -----------------
1.000 .............           625          $112,992,272.02                    55.07%
2.000 .............           448            92,169,083.01                    44.93
                            -----          ---------------          ---------------
    Total .........         1,073          $205,161,355.03                   100.00%
                            =====          ===============          ===============

     The weighted average Periodic Cap of the Mortgage Loans in Group II is approximately 1.449%.

             ORIGINAL INTEREST ONLY TERM -- GROUP II MORTGAGE LOANS

                                                                                       PERCENTAGE OF
                                                               AGGREGATE            MORTGAGE LOANS BY
                                           NUMBER OF             STATED              AGGREGATE STATED
ORIGINAL INTEREST ONLY TERM (MONTHS)    MORTGAGE LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
------------------------------------    --------------      -----------------       -----------------
0 ..................................            367          $ 63,955,798.95                    31.17%
36 .................................            407            84,870,670.43                    41.37
60 .................................            298            56,078,897.65                    27.33
120 ................................              1               255,988.00                     0.12
                                              -----          ---------------          ---------------
    Total ..........................          1,073          $205,161,355.03                   100.00%
                                              =====          ===============          ===============


GROUP III MORTGAGE LOANS

      The Mortgage Loans included in Group III are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Group III as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.


Number of Mortgage Loans ...........................          466
Total Stated Principal Balance .....................          $240,873,850
Mortgage Rates:
    Weighted Average ...............................          5.097%
    Range ..........................................          3.875% to 8.000%
Weighted Average Remaining Term to Maturity (months)          359

      The Stated Principal Balances of the Group III Mortgage Loans range from approximately $220,000 to $6,000,000. The Group III Mortgage Loans have an average Stated Principal Balance of approximately $516,897.

      The weighted average Loan-to-Value Ratio at origination of the Group III Mortgage Loans is approximately 73.75%, and approximately 3.88% of the Group III Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately 2.90% of the Group III Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following tables set forth as of the Cut-off Date, the number, total Stated Principal Balance and percentage of the Group III Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Stated Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

      STATED PRINCIPAL BALANCES AT ORIGINATION -- GROUP III MORTGAGE LOANS

                                                                              PERCENTAGE OF
                                                       AGGREGATE           MORTGAGE LOANS BY
       RANGE OF STATED             NUMBER OF            STATED             AGGREGATE STATED
   PRINCIPAL BALANCES ($)       MORTGAGE LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
   ----------------------       --------------     -----------------       -----------------
300,000.01 to 350,000.00 ...           38          $ 13,037,701.91                     5.41%
350,000.01 to 400,000.00 ...          131            49,311,838.70                    20.47
400,000.01 to 450,000.00 ...           87            36,841,419.90                    15.29
450,000.01 to 500,000.00 ...           79            37,709,289.84                    15.66
500,000.01 to 550,000.00 ...           28            14,717,245.49                     6.11
550,000.01 to 600,000.00 ...           23            13,182,426.32                     5.47
600,000.01 to 650,000.00 ...           35            22,331,430.23                     9.27
650,000.01 to 700,000.00 ...            3             2,027,916.24                     0.84
700,000.01 to 800,000.00 ...            5             3,846,259.90                     1.60
800,000.01 to 900,000.00 ...            8             6,377,311.16                     2.65
900,000.01 to 1,000,000.00 .           14            13,707,143.29                     5.69
1,000,000.01 to 1,100,000.00            3             3,205,000.00                     1.33
1,300,000.01 to 1,400,000.00            4             5,435,000.00                     2.26
1,400,000.01 to 1,500,000.00            4             5,499,906.25                     2.28
1,500,000.01 and Greater ...            4            13,643,961.18                     5.66
                                      ---          ---------------          ---------------
    Total ..................          466          $240,873,850.41                   100.00%
                                      ===          ===============          ===============

    The average Stated Principal Balance for Mortgage Loans in Group III at
                     origination is approximately $519,553.

       CUT-OFF DATE STATED PRINCIPAL BALANCES -- GROUP III MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                    AGGREGATE             MORTGAGE LOANS BY
     RANGE OF STATED              NUMBER OF           STATED              AGGREGATE STATED
  PRINCIPAL BALANCES ($)       MORTGAGE LOANS    PRINCIPAL BALANCE        PRINCIPAL BALANCE
  ----------------------       --------------    -----------------        -----------------
200,000.01 to 300,000.00 ...            1          $    220,000.00                     0.09%
300,000.01 to 350,000.00 ...           38            13,037,701.91                     5.41
350,000.01 to 400,000.00 ...          131            49,311,838.70                    20.47
400,000.01 to 450,000.00 ...           86            36,621,419.90                    15.20
450,000.01 to 500,000.00 ...           79            37,709,289.84                    15.66
500,000.01 to 550,000.00 ...           29            15,264,001.26                     6.34
550,000.01 to 600,000.00 ...           23            13,182,426.32                     5.47
600,000.01 to 650,000.00 ...           35            22,331,430.23                     9.27
650,000.01 to 700,000.00 ...            3             2,027,916.24                     0.84
700,000.01 to 800,000.00 ...            5             3,846,259.90                     1.60
800,000.01 to 900,000.00 ...            8             6,730,555.39                     2.79
900,000.01 to 1,000,000.00 .           14            13,807,143.29                     5.73
1,000,000.01 to 1,100,000.00            3             3,205,000.00                     1.33
1,300,000.01 to 1,400,000.00            4             5,435,000.00                     2.26
1,400,000.01 to 1,500,000.00            3             4,499,906.25                     1.87
1,500,000.01 and Greater ...            4            13,643,961.18                     5.66
                                      ---          ---------------          ---------------
    Total ..................          466          $240,873,850.41                   100.00%
                                      ===          ===============          ===============


     The average Cut-off Date Stated Principal Balance for Mortgage Loans in
                      Group III is approximately $516,897.

                  MORTGAGE RATES -- GROUP III MORTGAGE LOANS*

                                                                        PERCENTAGE OF
                                                AGGREGATE             MORTGAGE LOANS BY
   RANGE OF                 NUMBER OF             STATED               AGGREGATE STATED
MORTGAGE RATES (%)       MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------       --------------      -----------------        -----------------
3.751 to 4.000 ........            9          $  3,830,972.54                     1.59%
4.001 to 4.250 ........           18             9,525,460.00                     3.95
4.251 to 4.500 ........           34            21,382,907.59                     8.88
4.501 to 4.750 ........          101            48,782,194.98                    20.25
4.750 to 5.000 ........          136            70,547,328.16                    29.29
5.001 to 5.250 ........           53            28,077,491.98                    11.66
5.251 to 5.500 ........           34            18,889,943.18                     7.84
5.501 to 5.750 ........           18             8,074,922.51                     3.35
5.750 to 6.000 ........           16             9,543,228.68                     3.96
6.001 to 6.250 ........           10             4,830,339.64                     2.01
6.251 to 6.500 ........            9             4,009,365.86                     1.66
6.501 to 6.750 ........           11             6,115,320.03                     2.54
6.750 to 7.000 ........            3             1,336,000.00                     0.55
7.001 to 7.250 ........            4             1,722,937.20                     0.72
7.251 to 7.500 ........            4             1,764,207.93                     0.73
7.501 to 7.750 ........            5             1,979,213.61                     0.82
7.750 to 8.000 ........            1               462,016.52                     0.19
                                 ---          ---------------                   ------
  Total ......                   466          $240,873,850.41                   100.00%
                                 ===          ===============                   ======


     The weighted average Mortgage Rate for Mortgage Loans in Group III is approximately 5.097% per annum.

                      LOAN TYPE -- GROUP III MORTGAGE LOANS

                                                                     PERCENTAGE OF
                                              AGGREGATE            MORTGAGE LOANS BY
                          NUMBER OF             STATED              AGGREGATE STATED
   LOAN TYPE           MORTGAGE LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
3/1 ARM (LIBOR) .....          348          $183,640,479.35                    76.24%
3/6 ARM (LIBOR) .....          118            57,233,371.06                    23.76
                               ---          ---------------                   ------
    Total .....                466          $240,873,850.41                   100.00%
                               ===          ===============                   ======

-------------
* Reflects, generally, current mortgage rates for the adjustable rate Mortgage Loans in Group III.

             ORIGINAL TERMS TO MATURITY -- GROUP III MORTGAGE LOANS

                                                                                          PERCENTAGE OF
                                                                     AGGREGATE          MORTGAGE LOANS BY
      ORIGINAL TERM TO                        NUMBER OF               STATED             AGGREGATE STATED
     MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
     -----------------                     --------------        -----------------      -----------------
360 ......................                        466             $240,873,850.41           100.00%
                                                  ---             ---------------           ------
    Total ................                        466             $240,873,850.41           100.00%
                                                  ===             ===============           ======

 The weighted average original term to maturity for Mortgage Loans in Group III is approximately 360 months.

             REMAINING TERMS TO MATURITY -- GROUP III MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                          AGGREGATE            MORTGAGE LOANS BY
 RANGE OF REMAINING TERMS TO      NUMBER OF                 STATED             AGGREGATE STATED
      MATURITY (MONTHS)         MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
      -----------------         --------------        -----------------        -----------------
300 to 359 ...............                 279          $142,266,763.41                    59.06%
360 ......................                 187            98,607,087.00                    40.94
                                           ---          ---------------          ---------------
  Total ..................                 466          $240,873,850.41                   100.00%
                                           ===          ===============          ===============


The weighted average remaining term to maturity for Mortgage Loans in Group III is approximately 359 months.

            ORIGINAL LOAN-TO-VALUE RATIOS -- GROUP III MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                 AGGREGATE             MORTGAGE LOANS BY
   RANGE OF ORIGINAL           NUMBER OF           STATED               AGGREGATE STATED
LOAN-TO-VALUE RATIOS (%)    MORTGAGE LOANS    PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------    --------------    -----------------        -----------------
30.001 to 40.000 .......            4          $  2,050,000.00                     0.85%
40.001 to 50.000 .......            9            14,049,546.00                     5.83
50.001 to 55.000 .......            8             5,555,683.09                     2.31
55.001 to 60.000 .......           15            10,636,042.72                     4.42
60.001 to 65.000 .......           21             9,774,335.14                     4.06
65.001 to 70.000 .......           40            23,353,456.29                     9.70
70.001 to 75.000 .......           55            31,046,549.54                    12.89
75.001 to 80.000 .......          291           135,058,411.69                    56.07
85.001 to 90.000 .......           15             6,027,091.37                     2.50
90.001 to 95.000 .......            7             2,860,718.05                     1.19
95.001 to 100.000 ......            1               462,016.52                     0.19
                                  ---          ---------------          ---------------
    Total ..............          466          $240,873,850.41                   100.00%
                                  ===          ===============          ===============


 The weighted average original loan-to-value ratio for Mortgage Loans in Group
                          III is approximately 73.75%.

     CREDIT SCORES AS OF THE DATE OF ORIGINATION -- GROUP III MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                   AGGREGATE           MORTGAGE LOANS BY
                             NUMBER OF              STATED             AGGREGATE STATED
RANGE OF CREDIT SCORES     MORTGAGE LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------     --------------      -----------------       -----------------
601 to 625 ...........               7          $  2,845,839.11                     1.18%
626 to 650 ...........              35            16,111,011.49                     6.69
651 to 675 ...........              57            29,092,259.10                    12.08
676 to 700 ...........              86            40,424,123.78                    16.78
701 to 725 ...........              91            50,444,544.19                    20.94
726 to 750 ...........              76            39,525,104.41                    16.41
751 to 775 ...........              79            44,001,742.67                    18.27
776 to 800 ...........              32            17,198,014.80                     7.14
801 to 825 ...........               3             1,231,210.86                     0.51
                                   ---          ---------------          ---------------
    Total ............             466          $240,873,850.41                   100.00%
                                   ===          ===============          ===============

      The weighted average Credit Score for Mortgage Loans in Group III is approximately 715.

               GEOGRAPHIC DISTRIBUTION -- GROUP III MORTGAGE LOANS

                                                                     PERCENTAGE OF
                                            AGGREGATE              MORTGAGE LOANS BY
                        NUMBER OF             STATED               AGGREGATE STATED
     LOCATION         MORTGAGE LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCE
     --------         --------------     -----------------         -----------------
Arizona ............           20          $ 10,829,140.43                     4.50%
California .........          191            94,253,801.96                    39.13
Colorado ...........           10             5,230,854.80                     2.17
Connecticut ........            5             4,420,000.00                     1.83
District of Columbia            4             1,697,800.00                     0.70
Florida ............            6             2,500,581.45                     1.04
Georgia ............            6             2,582,496.12                     1.07
Illinois ...........           59            36,029,896.01                    14.96
Indiana ............            2             1,491,800.00                     0.62
Kentucky ...........            1               401,000.00                     0.17
Louisiana ..........            2               806,000.00                     0.33
Massachusetts ......            6             3,111,848.85                     1.29
Maryland ...........           31            15,149,027.74                     6.29
Michigan ...........            3             1,374,189.64                     0.57
Minnesota ..........            1               347,168.92                     0.14
Missouri ...........            1               491,601.25                     0.20
North Carolina .....            3             1,448,329.14                     0.60
New Jersey .........            9             4,518,950.00                     1.88
Nevada .............           26            10,687,976.34                     4.44
New York ...........           20            15,743,043.17                     6.54
Ohio ...............            2               805,750.00                     0.33
Oregon .............            4             1,930,790.46                     0.80
Pennsylvania .......            2               811,440.31                     0.34
South Carolina .....            6             3,678,195.00                     1.53
Tennessee ..........            1               631,350.00                     0.26
Texas ..............            2               970,000.00                     0.40
Utah ...............            2             1,372,000.00                     0.57
Virginia ...........           33            14,370,119.18                     5.97
Washington .........            8             3,188,699.64                     1.32
                              ---          ---------------          ---------------
    Total ..........          466          $240,873,850.41                   100.00%
                              ===          ===============          ===============

                    PROPERTY TYPE -- GROUP III MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                              AGGREGATE           MORTGAGE LOANS BY
                                                       NUMBER OF               STATED             AGGREGATE STATED
                 PROPERTY TYPE                      MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                 -------------                      --------------        -----------------       -----------------
Single Family..............................                  271            $142,998,667.86             59.37%
PUD........................................                  132              62,626,792.83             26.00
Condominium................................                   42              25,870,103.80             10.74
Two-Family.................................                   10               4,317,451.92              2.10
Three- to Four-Family......................                   11               5,060,834.00              1.79
                                                             ---            ---------------            ------
    Total..................................                  466            $240,873,850.41            100.00%
                                                             ===            ===============            ======

                    LOAN PURPOSE -- GROUP III MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                  LOAN PURPOSE                       MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                  ------------                       --------------        -----------------      -----------------
Purchase...................................                  296             $147,800,556.10            61.36%
Cash Out Refinance.........................                  121               63,116,217.21            26.20
Rate/Term Refinance........................                   49               29,957,077.10            12.44
                                                             ---             ---------------           ------
    Total..................................                  466             $240,873,850.41           100.00%
                                                             ===             ===============           ======

                  OCCUPANCY STATUS -- GROUP III MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                OCCUPANCY STATUS                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                     --------------        -----------------      -----------------
Primary Home...............................                  437             $222,230,713.96            92.26%
Investment.................................                   14               10,512,936.45             4.36
Second Home................................                   15                8,130,200.00             3.38
                                                             ---             ---------------           ------
    Total..................................                  466             $240,873,850.41           100.00%
                                                             ===             ===============           ======

                 LOAN DOCUMENTATION -- GROUP III MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
               LOAN DOCUMENTATION                    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               ------------------                    --------------        -----------------      -----------------
Full Documentation.........................                  318             $164,195,824.40            68.17%
No Documentation...........................                  148               76,678,026.01            31.83
                                                             ---             ---------------           ------
    Total..................................                  466             $240,873,850.41           100.00%
                                                             ===             ===============           ======

         GROSS MARGINS OF THE MORTGAGE LOANS -- GROUP III MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                               AGGREGATE            MORTGAGE LOANS
                 RANGE OF GROSS                         NUMBER OF               STATED            BY AGGREGATE STATED
                  MARGINS (%)                         MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                  -----------                         --------------       -----------------       -----------------
  2.001 to  2.250..........................                  392             $201,117,032.27            83.49%
  2.501 to  2.750..........................                    1                3,700,000.00             1.54
  2.751 to  3.000..........................                    1                2,304,800.00             0.96
  3.001 to  3.250..........................                    1                  364,000.00             0.15
  3.251 to  3.500..........................                    1                  339,900.00             0.14
  3.501 to  3.750..........................                    3                1,088,000.00             0.45
  3.751 to  4.000..........................                    1                  402,500.00             0.17
  4.751 to  5.000..........................                   66               31,557,618.14            13.10
                                                             ---             ---------------           ------
    Total..................................                  466             $240,873,850.41           100.00%
                                                             ===             ===============           ======

The weighted average Gross Margin for Mortgage Loans in Group III is approximately 2.636%.

            INDICES OF THE MORTGAGE LOANS -- GROUP III MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                     INDEX                           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                     -----                           --------------        -----------------      -----------------
1 Year LIBOR...............................                  348             $183,841,929.35            76.24%
6 Month LIBOR..............................                  117               56,583,421.06            23.49
1 Month LIBOR..............................                    1                  448,500.00             0.19
                                                             ---             ---------------           ------
    Total..................................                  466             $240,873,850.41           100.00%
                                                             ===             ===============           ======

              RATE ADJUSTMENT FREQUENCY -- GROUP III MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
           RATE ADJUSTMENT FREQUENCY                 MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
           -------------------------                 --------------        -----------------      -----------------
1 Month....................................                    1             $    448,500.00             0.19%
6 Months...................................                  117               56,583,421.06            23.49
12 Months..................................                  348              183,841,929.35            76.32
                                                             ---             ---------------           ------
    Total..................................                  466             $240,873,850.41           100.00%
                                                             ===             ===============           ======

         MAXIMUM RATES OF THE MORTGAGE LOANS -- GROUP III MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                             AGGREGATE             MORTGAGE LOANS
                    RANGE OF                           NUMBER OF               STATED           BY AGGREGATE STATED
               MAXIMUM RATES (%)                     MORTGAGE LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
               -----------------                     --------------      -----------------       -----------------
Less than or equal to 9.750................                    5           $ 1,901,592.77               0.79%
9.751    to   10.000.......................                   14             6,231,899.64               2.59
10.001   to   10.250.......................                   27            14,710,009.00               6.11
10.251   to   10.500.......................                   48            28,555,849.55              11.86
10.501   to   10.750.......................                  115            55,344,932.97              22.98
10.751   to   11.000.......................                  146            76,589,629.74              31.80
11.001   to   11.250.......................                   52            26,952,282.62              11.19
11.251   to   11.500.......................                   28            15,335,958.83               6.37
11.501   to   11.750.......................                   11             6,139,320.03               2.55
11.751   to   12.000.......................                    4             2,436,000.00               1.01
12.001   to   12.250.......................                    5             2,118,937.20               0.88
12.251   to   12.500.......................                    4             1,764,207.93               0.73
12.501   to   12.750.......................                    6             2,331,213.61               0.97
12.751   to   13.000.......................                    1               462,016.52               0.19
                                                             ---          ---------------             ------
    Total..................................                  466          $240,873,850.41             100.00%
                                                             ===          ===============             ======

The weighted average Maximum Rate for Mortgage Loans in Group III is approximately 10.868% per annum.

               MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE
                        LOANS -- GROUP III MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                              AGGREGATE            MORTGAGE LOANS
               RANGE OF MONTHS TO                      NUMBER OF               STATED           BY AGGREGATE STATED
           NEXT RATE ADJUSTMENT DATE                 MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
           -------------------------                 --------------       -----------------      -----------------
25  to  27.................................                    5           $  1,908,539.70              0.79%
31  to  33.................................                    7              3,390,414.24              1.41
34  to  36.................................                  407            210,364,766.47             87.33
37  to  39.................................                   47             25,210,130.00             10.47
                                                             ---           ---------------            ------
    Total..................................                  466           $240,873,850.41            100.00%
                                                             ===           ===============            ======

         INITIAL CAPS OF THE MORTGAGE LOANS -- GROUP III MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                              AGGREGATE            MORTGAGE LOANS
                                                       NUMBER OF               STATED           BY AGGREGATE STATED
                INITIAL CAP (%)                      MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ---------------                      --------------       -----------------      -----------------
2.000......................................                  348           $183,640,479.35             76.24%
3.000......................................                  118             57,233,371.06             23.76
                                                             ---           ---------------            ------
    Total..................................                  466           $240,873,850.41            100.00%
                                                             ===           ===============            ======

The weighted average Initial Cap of the Mortgage Loans in Group III is approximately 2.238%.

         PERIODIC CAPS OF THE MORTGAGE LOANS -- GROUP III MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                              AGGREGATE            MORTGAGE LOANS
                                                        NUMBER OF               STATED          BY AGGREGATE STATED
                PERIODIC CAP (%)                      MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                      --------------      -----------------      -----------------
1.000......................................                  118             $ 57,233,371.06           23.76%
2.000......................................                  348              183,640,479.35           76.24
                                                             ---             ---------------          ------
    Total..................................                  466             $240,873,850.41          100.00%
                                                             ===             ===============          ======

The weighted average Periodic Cap of the Mortgage Loans in Group III is approximately 1.762%.

             ORIGINAL INTEREST ONLY TERM -- GROUP III MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
      ORIGINAL INTEREST ONLY TERM (MONTHS)           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
      ------------------------------------           --------------        -----------------      -----------------
0..........................................                  109             $ 51,553,005.69            21.40%
36.........................................                  279              149,169,027.74            61.93
60.........................................                   78               40,151,816.98            16.67
                                                            ----             ---------------           ------
    Total..................................                  466             $240,873,850.41           100.00%
                                                             ===             ===============           ======

GROUP IV MORTGAGE LOANS

      The Mortgage Loans included in Group IV are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Group IV as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans...............................................       2,998
Total Stated Principal Balance.........................................       $566,156,085
Mortgage Rates:
    Weighted Average...................................................       5.868%
    Range..............................................................       3.875% to 8.500%
Weighted Average Remaining Term to Maturity (months)...................       359

      The Stated Principal Balances of the Group IV Mortgage Loans range from approximately $30,555 to $333,700. The Group IV Mortgage Loans have an average Stated Principal Balance of approximately $188,845.

      The weighted average Loan-to-Value Ratio at origination of the Group IV Mortgage Loans is approximately 76.83%, and approximately 13.46% of the Group IV Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately 0.46% of the Group IV Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following tables set forth as of the Cut-off Date, the number, total Stated Principal Balance and percentage of the Group IV Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Stated Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

       STATED PRINCIPAL BALANCES AT ORIGINATION -- GROUP IV MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                AGGREGATE           MORTGAGE LOANS BY
                RANGE OF STATED                         NUMBER OF                 STATED            AGGREGATE STATED
             PRINCIPAL BALANCES ($)                   MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
             ----------------------                   --------------        -----------------       -----------------
      0.01 to 100,000.00...................                  315               $ 24,571,959.93             4.34%
100,000.01 to 200,000.00...................                1,453                216,767,776.98            38.29
200,000.01 to 300,000.00...................                  946                233,727,558.15            41.28
300,000.01 to 350,000.00...................                  284                 91,088,790.23            16.09
                                                           -----               ---------------           ------
    Total..................................                2,998               $566,156,085.29           100.00%
                                                           =====               ===============           ======

The average Stated Principal Balance for Mortgage Loans in Group IV at origination is approximately $188,977.

        CUT-OFF DATE STATED PRINCIPAL BALANCES -- GROUP IV MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                AGGREGATE           MORTGAGE LOANS BY
                RANGE OF STATED                         NUMBER OF                 STATED            AGGREGATE STATED
             PRINCIPAL BALANCES ($)                   MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
             ----------------------                   --------------        -----------------       -----------------
      0.01 to 100,000.00...................                  316               $ 24,671,745.50             4.36%
100,000.01 to 200,000.00...................                1,452                216,667,991.41            38.27
200,000.01 to 300,000.00...................                  948                234,261,558.15            41.38
300,000.01 to 350,000.00...................                  282                 90,554,790.23            15.99
                                                           -----               ---------------           ------
    Total..................................                2,998               $566,156,085.29           100.00%
                                                           =====               ===============           ======

The average Cut-off Date Stated Principal Balance for Mortgage Loans in Group IV is approximately $188,845.

                   MORTGAGE RATES -- GROUP IV MORTGAGE LOANS*

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                    RANGE OF                            NUMBER OF               STATED            AGGREGATE STATED
               MORTGAGE RATES (%)                    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               ------------------                    --------------        -----------------      -----------------
  3.751 to 4.000.........................                      1              $   332,000.00             0.06%
  4.001 to 4.250.........................                      4                  635,065.29             0.11
  4.251 to 4.500.........................                     13                2,982,587.00             0.53
  4.501 to 4.750.........................                     64               13,941,815.91             2.46
  4.750 to 5.000.........................                    143               29,310,526.96             5.18
  5.001 to 5.250.........................                    270               55,272,482.48             9.76
  5.251 to 5.500.........................                    565              114,501,647.60            20.22
  5.501 to 5.750.........................                    465               93,362,317.51            16.49
  5.750 to 6.000.........................                    405               73,262,880.87            12.94
  6.001 to 6.250.........................                    239               42,955,185.12             7.59
  6.251 to 6.500.........................                    250               45,610,082.33             8.06
  6.501 to 6.750.........................                    181               28,977,516.16             5.12
  6.750 to 7.000.........................                    200               33,850,009.82             5.98
  7.001 to 7.250.........................                     81               12,268,575.87             2.17
  7.251 to 7.500.........................                     81               13,283,784.92             2.35
  7.501 to 7.750.........................                     28                4,427,667.37             0.78
  7.750 to 8.000.........................                      7                  898,433.22             0.16
  8.001 to 8.250.........................                      1                  283,506.86             0.05
                                                           -----             ---------------           ------
    Total................................                  2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

The weighted average Mortgage Rate for Mortgage Loans in Group IV is approximately 5.868% per annum.

                      LOAN TYPE -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                   LOAN TYPE                         MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                   ---------                         --------------        -----------------      -----------------
5/1 ARM (LIBOR)............................                1,126             $234,173,433.59            41.36%
5/6 ARM (LIBOR)............................                1,858              329,690,343.39            58.23
5/1 ARM (CMT)..............................                   10                1,555,709.47             0.27
7/6 ARM (LIBOR)............................                    2                  458,848.84             0.05
10/1 ARM (LIBOR)...........................                    2                  277,750.00             0.08
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

--------

* Reflects, generally, current mortgage rates for the adjustable rate Mortgage Loans in Group IV.

              ORIGINAL TERMS TO MATURITY -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
               ORIGINAL TERMS TO                        NUMBER OF               STATED            AGGREGATE STATED
               MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               -----------------                     --------------        -----------------      -----------------
180.......................................                     1             $    141,683.00             0.03%
360.......................................                 2,997              566,014,402.29            99.97
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

The weighted average original term to maturity for Mortgage Loans in Group IV is approximately 360 months.

             REMAINING TERMS TO MATURITY -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
          RANGE OF REMAINING TERMS TO                   NUMBER OF               STATED            AGGREGATE STATED
               MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               -----------------                     --------------        -----------------      -----------------
120 to 179.................................                    1             $    141,683.00             0.03%
180 to 359.................................                1,539              295,059,816.98            52.12
360........................................                1,458              270,954,585.31            47.86
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

The weighted average remaining term to maturity for Mortgage Loans in Group IV is approximately 359 months.

            ORIGINAL LOAN-TO-VALUE RATIOS -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
               RANGE OF ORIGINAL                        NUMBER OF               STATED            AGGREGATE STATED
            LOAN-TO-VALUE RATIOS (%)                 MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
            ------------------------                 --------------        -----------------      -----------------
Less than or equal to 30.000...............                   19             $  1,988,943.70             0.35%
30.001   to    40.000......................                   40                6,732,250.90             1.19
40.001   to    50.000......................                   52               10,794,433.39             1.91
50.001   to    55.000......................                   37                7,131,388.54             1.26
55.001   to    60.000......................                   53               10,857,825.96             1.92
60.001   to    65.000......................                  107               22,204,538.53             3.92
65.001   to    70.000......................                  358               66,228,369.32            11.70
70.001   to    75.000......................                  212               41,953,264.21             7.41
75.001   to    80.000......................                1,683              322,072,160.91            56.89
80.001   to    85.000......................                   38                5,660,160.54             1.00
85.001   to    90.000......................                  187               33,630,780.07             5.94
90.001   to    95.000......................                  200               34,940,244.26             6.17
95.001   to   100.000......................                   12                1,961,724.96             0.35
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

The weighted average original loan-to-value ratio for Mortgage Loans in Group IV is approximately 76.83%.

     CREDIT SCORES AS OF THE DATE OF ORIGINATION -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
             RANGE OF CREDIT SCORES                  MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
             ----------------------                  --------------        -----------------      -----------------
451 to 475 ................................                    1             $    142,198.17             0.03%
551 to 575 ................................                    1                  146,700.00             0.03
576 to 600 ................................                    5                1,393,635.48             0.25
601 to 625 ................................                   63               11,166,570.87             1.97
626 to 650 ................................                  264               48,256,335.13             8.52
651 to 675 ................................                  443               85,588,412.01            15.12
676 to 700 ................................                  579              107,121,467.29            18.92
701 to 725 ................................                  548              100,836,527.33            17.81
726 to 750 ................................                  457               87,717,823.53            15.49
751 to 775 ................................                  400               76,871,227.01            13.58
776 to 800 ................................                  204               41,486,273.48             7.33
801 to 825 ................................                   33                5,428,914.99             0.96
                                                           -----             ---------------           ------
    Total .................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============

The weighted average Credit Score for Mortgage Loans in Group IV is approximately 709.

               GEOGRAPHIC DISTRIBUTION -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                    LOCATION                         MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                    --------                         --------------        -----------------      -----------------
Arizona....................................                  357             $ 59,331,605.81            10.48%
Arkansas...................................                    1                  154,000.00             0.03
Alabama....................................                    1                  150,500.00             0.03
California.................................                  517              124,422,617.69            21.98
Colorado...................................                  108               20,745,151.91             3.66
Connecticut................................                    9                1,707,020.00             0.30
District of Columbia.......................                   28                5,419,436.22             0.96
Delaware...................................                    6                  982,021.52             0.17
Florida....................................                  122               20,628,995.65             3.64
Georgia....................................                   90               13,782,879.18             2.43
Iowa.......................................                   13                2,155,280.20             0.38
Idaho......................................                   19                2,623,341.95             0.46
Illinois...................................                  388               70,419,032.79            12.44
Indiana....................................                   12                1,683,827.75             0.30
Kansas.....................................                   11                1,510,057.97             0.27
Kentucky...................................                   18                2,255,730.55             0.40
Louisiana..................................                    5                  978,801.54             0.17
Massachusetts..............................                   31                6,697,592.45             1.18
Maryland...................................                  199               39,420,544.06             6.96
Maine......................................                    2                  450,800.00             0.08
Michigan...................................                   44                6,014,705.34             1.06
Minnesota..................................                   11                2,411,773.06             0.43
Missouri...................................                   22                3,884,773.99             0.69
Montana....................................                    7                  898,156.57             0.16
North Carolina.............................                   74               10,254,906.31             1.81
New Hampshire..............................                    4                  783,500.00             0.14
New Jersey.................................                   45                9,502,891.95             1.68
New Mexico.................................                    2                  426,100.00             0.08
Nevada.....................................                  158               31,923,472.39             5.64
New York...................................                   55               13,445,359.47             2.37
Ohio.......................................                   39                4,311,490.78             0.76
Oklahoma...................................                    2                  336,508.79             0.06
Oregon.....................................                  112               18,754,641.60             3.31
Pennsylvania...............................                   29                4,081,445.77             0.72
Rhode Island...............................                    1                  206,900.00             0.04
South Carolina.............................                   62                9,700,614.32             1.71
Tennessee..................................                   17                2,371,181.66             0.42
Texas......................................                   70                9,601,900.34             1.70
Utah.......................................                   52                7,930,138.01             1.40
Virginia...................................                  158               35,104,147.07             6.20
Washington.................................                   87               17,262,895.00             3.05
Wisconsin..................................                    8                1,181,145.63             0.21
West Virginia..............................                    1                  124,200.00             0.02
Wyoming....................................                    1                  124,000.00             0.02
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

                    PROPERTY TYPE -- GROUP IV MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                              AGGREGATE           MORTGAGE LOANS BY
                                                       NUMBER OF               STATED             AGGREGATE STATED
                 PROPERTY TYPE                      MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                 -------------                      --------------        -----------------       -----------------
Single Family..............................                1,679            $319,066,684.76             56.36%
PUD........................................                  764             149,196,137.03             26.35
Condominium................................                  418              72,064,754.22             12.73
Two-Family.................................                   76              14,262,151.65              2.52
Three- to Four-Family......................                   56              10,431,407.63              1.84
Coop.......................................                    5               1,134,950.00              0.20
                                                           -----            ---------------            ------
    Total..................................                2,998            $566,156,085.29            100.00%
                                                           =====            ===============            ======

                     LOAN PURPOSE -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                  LOAN PURPOSE                       MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                  ------------                       --------------        -----------------      -----------------
Purchase...................................                1,936             $361,556,436.79            63.86%
Cash Out Refinance.........................                  709              140,760,146.10            24.86
Rate/Term Refinance........................                  353               63,839,502.40            11.28
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

                   OCCUPANCY STATUS -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                OCCUPANCY STATUS                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                     --------------        -----------------      -----------------
Primary Home...............................                2,336             $463,881,273.48            81.94%
Investment.................................                  557               84,036,728.13            14.84
Second Home................................                  105               18,238,083.68             3.22
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

                  LOAN DOCUMENTATION -- GROUP IV MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
               LOAN DOCUMENTATION                    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               ------------------                    --------------        -----------------      -----------------
Full Documentation.........................                1,573             $305,735,015.35            54.00%
No Documentation...........................                1,425              260,421,069.94            46.00
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

         GROSS MARGINS OF THE MORTGAGE LOANS -- GROUP IV MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                               AGGREGATE            MORTGAGE LOANS
                 RANGE OF GROSS                         NUMBER OF               STATED            BY AGGREGATE STATED
                  MARGINS (%)                         MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                  -----------                         --------------       -----------------       -----------------
  2.001 to  2.250..........................                1,508             $294,198,077.32            51.96%
  2.251 to  2.500..........................                  458               98,940,408.13            17.48
  2.501 to  2.750..........................                    6                  881,703.87             0.16
  3.001 to  3.250..........................                   13                2,087,459.24             0.37
  3.251 to  3.500..........................                    2                  452,000.00             0.08
  3.501 to  3.750..........................                    1                  209,900.00             0.04
  3.751 to  4.000..........................                    7                1,036,963.09             0.18
  4.001 to  4.250..........................                    2                  250,143.23             0.04
  4.751 to  5.000..........................                1,001              168,099,430.41            29.69
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

      The weighted average Gross Margin for Mortgage Loans in Group IV is approximately 3.120%.

            INDICES OF THE MORTGAGE LOANS -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                     INDEX                           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                     -----                           --------------        -----------------      -----------------
6 Month LIBOR..............................                1,859             $329,728,593.39            58.24%
1 Year LIBOR...............................                1,129              234,871,782.43            41.49
1 Year CMT (Weekly)........................                   10                1,555,709.47             0.27
                                                           -----             ---------------           ------
    Total..................................                2,998             $566,156,085.29           100.00%
                                                           =====             ===============           ======

              RATE ADJUSTMENT FREQUENCY -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
           RATE ADJUSTMENT FREQUENCY                 MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
           -------------------------                 --------------        -----------------      -----------------
6 Months...................................                1,854           $329,564,313.38              58.21%
12 Months..................................                1,144            236,591,771.91              41.79
                                                           -----            --------------             ------
    Total..................................                2,998           $566,156,085.29             100.00%
                                                           =====           ===============             ======

         MAXIMUM RATES OF THE MORTGAGE LOANS -- GROUP IV MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                             AGGREGATE             MORTGAGE LOANS
                    RANGE OF                           NUMBER OF               STATED           BY AGGREGATE STATED
               MAXIMUM RATES (%)                     MORTGAGE LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
               -----------------                     --------------      -----------------       -----------------
Less than or equal to 9.750................                   80         $  17,613,718.20               3.11%
9.751    to   10.000.......................                  142            29,168,843.96               5.15
10.001   to   10.250.......................                  265            54,198,369.24               9.57
10.251   to   10.500.......................                  562           114,220,452.60              20.17
10.501   to   10.750.......................                  463            92,860,686.51              16.40
10.751   to   11.000.......................                  403            72,846,413.87              12.87
11.001   to   11.250.......................                  243            43,887,298.36               7.75
11.251   to   11.500.......................                  251            45,633,357.33               8.06
11.501   to   11.750.......................                  185            29,756,897.16               5.26
11.751   to   12.000.......................                  200            33,916,959.82               5.99
12.001   to   12.250.......................                   80            12,177,675.87               2.15
12.251   to   12.500.......................                   84            13,683,704.92               2.42
12.501   to   12.750.......................                   28             4,427,667.37               0.78
12.751   to   13.000.......................                   10             1,389,633.22               0.25
13.001   to   13.250.......................                    1                90,900.00               0.02
13.251   to   13.500.......................                    1                283,506.86              0.05
                                                           -----          ----------------            ------
    Total..................................                2,998          $566,156,085.29             100.00%
                                                           =====          ===============             ======

      The weighted average Maximum Rate for Mortgage Loans in Group IV is approximately 10.876%.

               MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE
                        LOANS -- GROUP IV MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                              AGGREGATE            MORTGAGE LOANS
              RANGE OF MONTHS TO                       NUMBER OF               STATED           BY AGGREGATE STATED
           NEXT RATE ADJUSTMENT DATE                 MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
           -------------------------                 --------------       -----------------      -----------------
19  to  21.................................                    1             $    142,198.17            0.03%
52  to  54.................................                    4                  684,309.09            0.12
55  to  57.................................                  101               18,866,341.18            3.33
58  to  60.................................                2,388              453,743,642.98           80.14
Greater than 60............................                  504               92,719,593.87           16.38
                                                           -----             ---------------          ------
    Total..................................                2,998             $566,156,085.29          100.00%
                                                           =====             ===============          ======

          INITIAL CAPS OF THE MORTGAGE LOANS -- GROUP IV MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                              AGGREGATE           MORTGAGE LOANS
                                                       NUMBER OF               STATED           BY AGGREGATE STATED
                INITIAL CAP (%)                      MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ---------------                      --------------       -----------------      -----------------
1.000......................................                   10           $  1,555,709.47             0.27%
3.000......................................                   23              3,817,057.41             0.67
5.000......................................                2,962            560,363,885.41            98.98
6.000......................................                    3                419,433.00             0.07
                                                           -----           ---------------           ------
    Total..................................                2,998           $566,156,085.29           100.00%
                                                           =====           ===============           ======

     The weighted average Initial Cap of the Mortgage Loans in Group IV is approximately 4.976%.

         PERIODIC CAPS OF THE MORTGAGE LOANS -- GROUP IV MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                              AGGREGATE            MORTGAGE LOANS
                                                        NUMBER OF               STATED          BY AGGREGATE STATED
                PERIODIC CAP (%)                      MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                      --------------      -----------------      -----------------
1.000......................................                1,867             $331,104,369.86             58.48%
2.000....................................                  1,131              235,051,715.43             41.52
                                                           -----             ---------------            ------
    Total..................................                2,998             $566,156,085.29            100.00%
                                                           =====             ===============            ======

     The weighted average Periodic Cap of the Mortgage Loans in Group IV is approximately 1.415%.

             ORIGINAL INTEREST ONLY TERM -- GROUP IV MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
      ORIGINAL INTEREST ONLY TERM (MONTHS)           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
      ------------------------------------           --------------        -----------------      -----------------
0..........................................                  816             $135,651,943.93              23.96%
60.........................................                2,178              429,784,708.36              75.91
120........................................                    4                  719,433.00               0.13
                                                           -----             ---------------             ------
    Total..................................                2,998             $566,156,085.29             100.00%
                                                           =====             ===============             ======

GROUP V MORTGAGE LOANS

         The Mortgage Loans included in Group V are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Group V as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

        Number of Mortgage Loans...............................................       828
        Total Stated Principal Balance.........................................       $412,586,020
        Mortgage Rates:
            Weighted Average...................................................       5.701%
            Range..............................................................       4.125% to 7.875%
        Weighted Average Remaining Term to Maturity (months)...................       359

         The Stated Principal Balances of the Group V Mortgage Loans range from approximately $247,300 to $2,800,000. The Group V Mortgage Loans have an average Stated Principal Balance of approximately $498,292.

         The weighted average Loan-to-Value Ratio at origination of the Group V Mortgage Loans is approximately 75.74%, and approximately 4.57% of the Group V Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

         No more than approximately 1.07% of the Group V Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date, the number, total Stated Principal Balance and percentage of the Group V Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Stated Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

       STATED PRINCIPAL BALANCES AT ORIGINATION -- GROUP V MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                AGGREGATE           MORTGAGE LOANS BY
                RANGE OF STATED                         NUMBER OF                 STATED            AGGREGATE STATED
             PRINCIPAL BALANCES ($)                   MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
             ----------------------                   --------------        -----------------       -----------------
300,000.01    to   350,000.00 .............                  50              $  17,144,580.04             4.16%
350,000.01    to   400,000.00 .............                 232                 87,246,266.76            21.15
400,000.01    to   450,000.00 .............                 143                 60,767,092.74            14.73
450,000.01    to   500,000.00 .............                 135                 64,547,243.08            15.64
500,000.01    to   550,000.00 .............                  78                 41,142,438.20             9.97
550,000.01    to   600,000.00 .............                  50                 28,846,304.65             6.99
600,000.01    to   650,000.00 .............                  54                 33,997,637.35             8.24
650,000.01    to   700,000.00 .............                  13                  8,937,695.05             2.17
700,000.01    to   800,000.00 .............                  26                 19,415,984.12             4.71
800,000.01    to   900,000.00 .............                  16                 13,796,671.53             3.34
900,000.01    to 1,000,000.00 .............                  21                 20,409,035.17             4.95
1,100,000.01  to 1,200,000.00..............                   2                  2,310,000.00             0.56
1,200,000.01  to 1,300,000.00..............                   1                  1,232,489.66             0.30
1,400,000.01  to 1,500,000.00..............                   3                  4,442,582.00             1.08
1,500,000.01 and Greater                                      4                  8,350,000.00             2.02
                                                            ---               ---------------           ------
    Total..................................                 828               $412,586,020.35           100.00%
                                                            ===               ===============           ======

         The average Stated Principal Balance for Mortgage Loans in Group V at
                     origination is approximately $499,530.

        CUT-OFF DATE STATED PRINCIPAL BALANCES -- GROUP V MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                AGGREGATE           MORTGAGE LOANS BY
                RANGE OF STATED                         NUMBER OF                 STATED            AGGREGATE STATED
             PRINCIPAL BALANCES ($)                   MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
             ----------------------                   --------------        -----------------       -----------------
200,000.01   to   300,000.00 ..............                    2              $     547,300.00             0.13%
300,000.01   to   350,000.00 ..............                   51                 17,447,780.04             4.23
350,000.01   to   400,000.00 ..............                  233                 87,720,753.23            21.26
400,000.01   to   450,000.00 ..............                  142                 60,571,177.90            14.68
450,000.01   to   500,000.00 ..............                  133                 63,721,371.45            15.44
500,000.01   to   550,000.00 ..............                   79                 41,692,438.20            10.11
550,000.01   to   600,000.00 ..............                   50                 28,846,304.65             6.99
600,000.01   to   650,000.00 ..............                   52                 33,144,437.35             8.03
650,000.01   to   700,000.00 ..............                   13                  8,937,695.05             2.17
700,000.01   to   800,000.00 ..............                   26                 19,415,984.12             4.71
800,000.01   to   900,000.00 ..............                   16                 13,796,671.53             3.34
900,000.01   to 1,000,000.00 ..............                   21                 20,409,035.17             4.95
1,100,000.01 to 1,200,000.00...............                    2                  2,310,000.00             0.56
1,200,000.01 to 1,300,000.00...............                    1                  1,232,489.66             0.30
1,400,000.01 to 1,500,000.00...............                    3                  4,442,582.00             1.08
1,500,000.01 and Greater                                       4                  8,350,000.00             2.02
                                                             ---               ---------------          -------
    Total..................................                  828               $412,586,020.35           100.00%
                                                             ===               ===============           ======

     The average Cut-off Date Stated Principal Balance for Mortgage Loans in
                       Group V is approximately $498,292.

                   MORTGAGE RATES -- GROUP V MORTGAGE LOANS*

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                    RANGE OF                            NUMBER OF               STATED            AGGREGATE STATED
               MORTGAGE RATES (%)                    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               ------------------                    --------------        -----------------      -----------------
  4.001  to  4.250.........................                    3            $   1,709,035.59             0.41%
  4.251  to  4.500.........................                    6                2,478,793.87             0.60
  4.501  to  4.750.........................                    9                4,140,775.86             1.00
  4.750  to  5.000.........................                   78               37,942,780.01             9.20
  5.001  to  5.250.........................                  143               69,483,987.48            16.84
  5.251  to  5.500.........................                  219              107,854,937.17            26.14
  5.501  to  5.750.........................                  136               68,157,655.53            16.52
  5.750  to  6.000.........................                   62               31,845,191.41             7.72
  6.001  to  6.250.........................                   34               17,996,630.82             4.36
  6.251  to  6.500.........................                   24               14,666,931.98             3.55
  6.501  to  6.750.........................                   32               17,521,642.77             4.25
  6.750  to  7.000.........................                   32               15,460,834.85             3.75
  7.001  to  7.250.........................                   15                7,249,715.65             1.76
  7.251  to  7.500.........................                   20                9,394,189.85             2.28
  7.501  to  7.750.........................                   12                5,198,184.38             1.26
  7.750  to  8.000.........................                    3                1,484,733.13             0.36
                                                           -----             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

      The weighted average Mortgage Rate for Mortgage Loans in Group V is approximately 5.701% per annum.

                       LOAN TYPE -- GROUP V MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                   LOAN TYPE                         MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                   ---------                         --------------        -----------------      -----------------
5/1 ARM (LIBOR)............................                  593             $290,750,067.91            70.47%
5/6 ARM (LIBOR)............................                  231              118,291,695.93            28.67
7/1 ARM (LIBOR)............................                    4                3,544,256.51             0.86
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

----------------------------
* Reflects, generally, current mortgage rates for the adjustable rate Mortgage Loans in Group V.

              ORIGINAL TERMS TO MATURITY -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                ORIGINAL TERM TO                        NUMBER OF               STATED            AGGREGATE STATED
               MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               -----------------                     --------------        -----------------      -----------------
 360   ....................................                  828             $412,586,020.35           100.00%
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

The weighted average original term to maturity for Mortgage Loans in Group V is approximately 360 months.

              REMAINING TERMS TO MATURITY -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
          RANGE OF REMAINING TERMS TO                   NUMBER OF               STATED            AGGREGATE STATED
               MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               -----------------                     --------------        -----------------      -----------------
 300  to................................359                  480             $234,084,017.08            56.74%
 360   ....................................                  348              178,502,003.27            43.26
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

The weighted average remaining term to maturity for Mortgage Loans in Group V is approximately 359 months.

             ORIGINAL LOAN-TO-VALUE RATIOS -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
               RANGE OF ORIGINAL                        NUMBER OF               STATED            AGGREGATE STATED
            LOAN-TO-VALUE RATIOS (%)                 MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
            ------------------------                 --------------        -----------------      -----------------
Less than or equal to 30.000...............                    1            $     500,000.00             0.12%
30.001   to    40.000......................                   10                5,863,179.12             1.42
40.001   to    50.000......................                   13                9,260,277.57             2.24
50.001   to    55.000......................                    8                4,565,379.65             1.11
55.001   to    60.000......................                   11                6,253,591.85             1.52
60.001   to    65.000......................                   21               12,776,770.67             3.10
65.001   to    70.000......................                   80               44,350,459.97            10.75
70.001   to    75.000......................                   91               48,729,679.59            11.81
75.001   to    80.000......................                  547              261,438,650.03            63.37
80.001   to    85.000......................                    3                1,155,518.25             0.28
85.001   to    90.000......................                   28               11,774,259.68             2.85
90.001   to    95.000......................                   15                5,918,253.97             1.43
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

The weighted average original loan-to-value ratio for Mortgage Loans in Group V is approximately 75.74%.

      CREDIT SCORES AS OF THE DATE OF ORIGINATION -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
             RANGE OF CREDIT SCORES                  MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
             ----------------------                  --------------        -----------------      -----------------
526 to 550                                                     1             $    459,200.00             0.11%
576 to 600                                                     1                  436,000.00             0.11
601 to 625                                                     9                3,990,356.80             0.97
626 to 650                                                    54               26,090,127.13             6.32
651 to 675                                                   123               64,219,191.50            15.57
676 to 700                                                   128               61,551,831.50            14.92
701 to 725                                                   158               76,706,505.45            18.59
726 to 750                                                   135               64,682,669.50            15.68
751 to 775                                                   132               68,250,157.73            16.54
776 to 800                                                    80               42,783,027.57            10.37
801 to 825                                                     7                3,416,953.17             0.83
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

       The weighted average Credit Score for Mortgage Loans in Group V is approximately 716.

                GEOGRAPHIC DISTRIBUTION -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                    LOCATION                         MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                    --------                         --------------        -----------------      -----------------
Arizona....................................                   31             $ 18,844,042.36             4.57%
Alabama....................................                    1                  417,600.00             0.10
California.................................                  290              139,122,126.32            33.72
Colorado...................................                   14                6,668,837.14             1.62
Connecticut................................                   10                5,114,757.37             1.24
District of Columbia.......................                   15                8,566,152.18             2.08
Florida....................................                   14                7,086,005.51             1.72
Georgia....................................                    6                3,349,205.40             0.81
Hawaii.....................................                    1                1,500,000.00             0.36
Illinois...................................                  116               58,820,963.49            14.26
Indiana....................................                    1                  436,967.51             0.11
Kansas.....................................                    1                  444,000.00             0.11
Louisiana..................................                    1                  355,006.80             0.09
Massachusetts..............................                   35               18,027,174.42             4.37
Maryland...................................                   46               22,411,763.32             5.43
Michigan...................................                    6                5,375,318.86             1.30
Minnesota..................................                    1                  398,280.74             0.10
Missouri...................................                    2                  964,000.00             0.23
Montana....................................                    1                  494,285.73             0.12
North Carolina.............................                    5                3,048,948.23             0.74
New Hampshire..............................                    1                  436,000.00             0.11
New Jersey.................................                   35               15,631,741.03             3.79
New Mexico.................................                    1                  477,500.00             0.12
Nevada.....................................                   21                8,803,045.13             2.13
New York...................................                   47               26,343,376.45             6.38
Ohio.......................................                    5                2,765,400.00             0.67
Oregon.....................................                    8                4,650,920.50             1.13
Pennsylvania...............................                   12                4,890,353.95             1.19
South Carolina.............................                    8                4,217,945.54             1.02
Tennessee..................................                    3                1,092,740.14             0.26
Texas......................................                    6                3,336,027.07             0.81
Utah.......................................                    3                1,775,534.58             0.43
Virginia...................................                   60               25,321,941.05             6.14
Washington.................................                   20                9,848,059.53             2.39
Wisconsin..................................                    1                1,550,000.00             0.38
                                                           -----             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

                     PROPERTY TYPE -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                              AGGREGATE           MORTGAGE LOANS BY
                                                       NUMBER OF               STATED             AGGREGATE STATED
                 PROPERTY TYPE                      MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                 -------------                      --------------        -----------------       -----------------
Single Family..............................                  500            $251,783,618.77             61.03%
PUD........................................                  205              99,972,452.62             24.23
Condominium................................                   63              29,152,470.04              7.07
Two-Family.................................                   26              14,344,995.81              4.08
Three- to Four-Family......................                   33              16,833,606.46              3.48
Coop.......................................                    1                 498,876.65              0.12
                                                             ---            ---------------            ------
    Total..................................                  828            $412,586,020.35            100.00%
                                                             ===            ===============            ======

                     LOAN PURPOSE -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                  LOAN PURPOSE                       MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                  ------------                       --------------        -----------------      -----------------
Purchase...................................                  596             $291,569,253.48            70.67%
Cash Out Refinance.........................                  162               84,931,765.33            20.59
Rate/Term Refinance........................                   70               36,085,001.54             8.75
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

                   OCCUPANCY STATUS -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                OCCUPANCY STATUS                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                     --------------        -----------------      -----------------
Primary Home...............................                  769             $379,346,305.07            91.94%
Investment.................................                   26               18,404,081.97             4.46
Second Home................................                   33               14,835,633.31             3.60
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

                  LOAN DOCUMENTATION -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
               LOAN DOCUMENTATION                    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               ------------------                    --------------        -----------------      -----------------
Full Documentation.........................                  564             $277,385,689.19            67.23%
No Documentation...........................                  264              135,200,331.16            32.77
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

          GROSS MARGINS OF THE MORTGAGE LOANS -- GROUP V MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                               AGGREGATE            MORTGAGE LOANS
                 RANGE OF GROSS                         NUMBER OF               STATED            BY AGGREGATE STATED
                  MARGINS (%)                         MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                  -----------                         --------------       -----------------       -----------------
  2.001 to  2.250..........................                  683             $343,181,414.58            83.18%
  2.501 to  2.750..........................                    2                1,027,200.00             0.25
  3.001 to  3.250..........................                    1                  650,000.00             0.16
  3.501 to  3.750..........................                    1                  490,000.00             0.12
  3.751 to  4.000..........................                    4                1,839,000.00             0.45
  4.751 to  5.000..........................                  137               65,398,405.77            15.85
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

       The weighted average Gross Margin for Mortgage Loans in Group V is approximately 2.698%.

             INDICES OF THE MORTGAGE LOANS -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                     INDEX                           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                     -----                           --------------        -----------------      -----------------
1 Year LIBOR...............................                  597             $294,294,324.42            71.33%
6 Month LIBOR..............................                  231              118,291,695.93            28.67
                                                             ---              --------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

              RATE ADJUSTMENT FREQUENCY -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
           RATE ADJUSTMENT FREQUENCY                 MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
           -------------------------                 --------------        -----------------      -----------------
6 Months...................................                  230             $118,405,053.47            28.70%
12 Months..................................                  598              294,180,966.88            71.30
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

          MAXIMUM RATES OF THE MORTGAGE LOANS -- GROUP V MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                             AGGREGATE             MORTGAGE LOANS
                    RANGE OF                           NUMBER OF               STATED           BY AGGREGATE STATED
               MAXIMUM RATES (%)                     MORTGAGE LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
               -----------------                     --------------      -----------------       -----------------
Less than or equal to 9.750................                   18          $  8,328,605.32               2.02%
9.751    to   10.000.......................                   78            37,942,780.01               9.20
10.001   to   10.250.......................                  143            69,483,987.48              16.84
10.251   to   10.500.......................                  219           107,854,937.17              26.14
10.501   to   10.750.......................                  132            66,248,655.53              16.06
10.751   to   11.000.......................                   61            31,425,191.41               7.62
11.001   to   11.250.......................                   34            17,996,630.82               4.36
11.251   to   11.500.......................                   24            14,666,931.98               3.55
11.501   to   11.750.......................                   36            19,430,642.77               4.71
11.751   to   12.000.......................                   33            15,880,834.85               3.85
12.001   to   12.250.......................                   15             7,249,715.65               1.76
12.251   to   12.500.......................                   20             9,394,189.85               2.28
12.501   to   12.750.......................                   12             5,198,184.38               1.26
12.751   to   13.000.......................                    3             1,484,733.13               0.36
                                                             ---          ---------------             ------
    Total..................................                  828          $412,586,020.35             100.00%
                                                             ===          ===============             ======

The weighted average Maximum Rate for Mortgage Loans in Group V is approximately 10.707% per annum.

               MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE
                         LOANS -- GROUP V MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                              AGGREGATE            MORTGAGE LOANS
               RANGE OF MONTHS TO                      NUMBER OF               STATED           BY AGGREGATE STATED
            NEXT RATE ADJUSTMENT DATE                MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
            -------------------------                --------------       -----------------      -----------------
52  to  54.................................                    2           $    977,247.55              0.24%
55  to  57.................................                   12              5,277,946.92              1.28
58  to  60.................................                  697            345,204,307.57             83.67
Greater than 60............................                  117             61,126,518.31             14.82
                                                             ---           ---------------            ------
    Total..................................                  828           $412,586,020.35            100.00%
                                                             ===           ===============            ======

          INITIAL CAPS OF THE MORTGAGE LOANS -- GROUP V MORTGAGE LOANS


                                                                                                   PERCENTAGE OF
                                                                              AGGREGATE            MORTGAGE LOANS
                                                       NUMBER OF               STATED           BY AGGREGATE STATED
                INITIAL CAP (%)                      MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ---------------                      --------------       -----------------      -----------------
3.000......................................                    5             $  2,329,000.00              0.56%
5.000......................................                  823              410,257,020.35             99.44
                                                             ---             ---------------            ------
    Total..................................                  828             $412,586,020.35            100.00%
                                                             ===             ===============            ======

The weighted average Initial Cap of the Mortgage Loans in Group V is approximately 4.989%.

          PERIODIC CAPS OF THE MORTGAGE LOANS -- GROUP V MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                              AGGREGATE            MORTGAGE LOANS
                                                        NUMBER OF               STATED          BY AGGREGATE STATED
                PERIODIC CAP (%)                      MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                      --------------      -----------------      -----------------
1.000......................................                  231             $118,291,695.93             28.67%
2.000......................................                  597              294,294,324.42             71.33
                                                             ---             ---------------            ------
    Total..................................                  828             $412,586,020.35            100.00%
                                                             ===             ===============            ======

The weighted average Periodic Cap of the Mortgage Loans in Group V is approximately 1.713%.

              ORIGINAL INTEREST ONLY TERM -- GROUP V MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
      ORIGINAL INTEREST ONLY TERM (MONTHS)           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
      ------------------------------------           --------------        -----------------      -----------------
0..........................................                  257             $124,027,381.34            30.06%
60.........................................                  571              288,558,639.01            69.94
                                                             ---             ---------------           ------
    Total..................................                  828             $412,586,020.35           100.00%
                                                             ===             ===============           ======

GROUP VI MORTGAGE LOANS

      The Mortgage Loans included in Group VI are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Group VI as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans...............................................       1,635
Total Stated Principal Balance.........................................       $266,147,317
Mortgage Rates:
    Weighted Average...................................................       6.839%
    Range..............................................................       5.250% to 9.000
Weighted Average Remaining Term to Maturity (months)...................       341

      The Stated Principal Balances of the Group VI Mortgage Loans range from approximately $24,650 to $897,100. The Group VI Mortgage Loans have an average Stated Principal Balance of approximately $162,781.

      The weighted average Loan-to-Value Ratio at origination of the Group VI Mortgage Loans is approximately 76.78%, and approximately 20.57% of the Group VI Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately 0.60% of the Group VI Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following tables set forth as of the Cut-off Date, the number, total Stated Principal Balance and percentage of the Group VI Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Stated Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

       STATED PRINCIPAL BALANCES AT ORIGINATION -- GROUP VI MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                AGGREGATE           MORTGAGE LOANS BY
                RANGE OF STATED                         NUMBER OF                 STATED            AGGREGATE STATED
             PRINCIPAL BALANCES ($)                   MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
             ----------------------                   --------------        -----------------       -----------------
      0.01 to 100,000.00 ..................                  477             $ 35,031,830.77            13.16%
100,000.01 to 200,000.00 ..................                  753              108,177,979.98            40.65
200,000.01 to 300,000.00 ..................                  264               64,641,290.14            24.29
300,000.01 to 350,000.00 ..................                   57               18,298,646.06             6.88
350,000.01 to 400,000.00 ..................                   29               11,108,798.89             4.17
400,000.01 to 450,000.00 ..................                   20                8,565,342.15             3.22
450,000.01 to 500,000.00 ..................                   11                5,186,069.74             1.95
500,000.01 to 550,000.00 ..................                    7                3,740,116.76             1.41
550,000.01 to 600,000.00 ..................                    6                3,467,791.61             1.30
600,000.01 to 650,000.00 ..................                    4                2,556,470.85             0.96
650,000.01 to 700,000.00 ..................                    2                1,372,984.80             0.52
700,000.01 to 800,000.00 ..................                    3                2,290,395.11             0.86
800,000.01 to 900,000.00 ..................                    2                1,709,599.97             0.64
                                                           -----             ---------------           ------
    Total .................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

The average Stated Principal Balance for Mortgage Loans in Group VI at origination is approximately $162,960.

        CUT-OFF DATE STATED PRINCIPAL BALANCES -- GROUP VI MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                AGGREGATE           MORTGAGE LOANS BY
                RANGE OF STATED                         NUMBER OF                 STATED            AGGREGATE STATED
             PRINCIPAL BALANCES ($)                   MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
             ----------------------                   --------------        -----------------       -----------------
      0.01 to 100,000.00 ..................                  477               $ 35,031,830.77            13.16%
100,000.01 to 200,000.00 ..................                  753                108,177,979.98            40.65
200,000.01 to 300,000.00 ..................                  264                 64,641,290.14            24.29
300,000.01 to 350,000.00 ..................                   57                 18,298,646.06             6.88
350,000.01 to 400,000.00 ..................                   29                 11,108,798.89             4.17
400,000.01 to 450,000.00 ..................                   20                  8,565,342.15             3.22
450,000.01 to 500,000.00 ..................                   11                  5,186,069.74             1.95
500,000.01 to 550,000.00 ..................                    7                  3,740,116.76             1.41
550,000.01 to 600,000.00 ..................                    6                  3,467,791.61             1.30
600,000.01 to 650,000.00 ..................                    4                  2,556,470.85             0.96
650,000.01 to 700,000.00 ..................                    2                  1,372,984.80             0.52
700,000.01 to 800,000.00 ..................                    3                  2,290,395.11             0.86
800,000.01 to 900,000.00 ..................                    2                  1,709,599.97             0.64
                                                           -----               ---------------           ------
    Total .................................                1,635               $266,147,316.83           100.00%
                                                           =====               ===============           ======

The average Cut-off Date Stated Principal Balance for Mortgage Loans in Group VI is approximately $162,781.

                    MORTGAGE RATES -- GROUP VI MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                             AGGREGATE          MORTGAGE LOANS BY
                  RANGE OF                            NUMBER OF               STATED            AGGREGATE STATED
             MORTGAGE RATES (%)                    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
             ------------------                    --------------        -----------------      -----------------
5.001 to 5.250.........................                      2             $    458,580.63             0.17%
5.251 to 5.500.........................                     13                2,709,097.31             1.02
5.501 to 5.750.........................                     37                6,739,878.32             2.53
5.750 to 6.000.........................                     66               10,746,872.23             4.04
6.001 to 6.250.........................                     85               13,794,709.06             5.18
6.251 to 6.500.........................                    232               38,503,020.47            14.47
6.501 to 6.750.........................                    311               52,784,158.35            19.83
6.750 to 7.000.........................                    370               59,254,350.54            22.26
7.001 to 7.250.........................                    203               32,052,971.03            12.04
7.251 to 7.500.........................                    197               30,777,543.24            11.56
7.501 to 7.750.........................                     75               11,244,120.63             4.22
7.750 to 8.000.........................                     21                3,549,332.72             1.33
8.001 to 8.250.........................                      8                1,228,770.64             0.46
8.251 to 8.500.........................                     11                1,858,889.88             0.70
8.501 to 8.750.........................                      3                  357,069.85             0.13
8.750 to 9.000.........................                      1                   87,951.93             0.03
                                                         -----             ---------------           ------
  Total................................                  1,635             $266,147,316.83           100.00%
                                                         =====             ===============           ======

The weighted average Mortgage Rate for Mortgage Loans in Group VI is approximately 6.839% per annum.

                      LOAN TYPE -- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                   LOAN TYPE                         MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                   ---------                         --------------        -----------------      -----------------
Fixed Rate.................................                1,635             $266,147,316.83           100.00%
                                                           -----             ---------------           ------
    Total..................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

              ORIGINAL TERMS TO MATURITY -- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
               ORIGINAL TERMS TO                        NUMBER OF               STATED            AGGREGATE STATED
               MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               -----------------                     --------------        -----------------      -----------------
180 .......................................                  197             $ 27,263,481.69            10.24%
360 .......................................                1,438              238,883,835.14            89.76
                                                           -----             ---------------           ------
    Total..................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

The weighted average original term to maturity for Mortgage Loans in Group VI is approximately 342 months.

             REMAINING TERMS TO MATURITY -- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
          RANGE OF REMAINING TERMS TO                   NUMBER OF               STATED            AGGREGATE STATED
               MATURITY (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               -----------------                     --------------        -----------------      -----------------
120 to 179 ................................                   96             $ 12,300,998.08             4.62%
180 to 239 ................................                  101               14,962,483.61             5.62
300 to 359 ................................                  699              117,753,609.54            44.24
360 .......................................                  739              121,130,225.60            45.51
                                                           -----             ---------------           ------
    Total..................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

The weighted average remaining term to maturity for Mortgage Loans in Group VI is approximately 341 months.

            ORIGINAL LOAN-TO-VALUE RATIOS -- GROUP VI MORTGAGE LOANS

                                                                                               PERCENTAGE OF
                                                                          AGGREGATE          MORTGAGE LOANS BY
               RANGE OF ORIGINAL                   NUMBER OF               STATED            AGGREGATE STATED
            LOAN-TO-VALUE RATIOS (%)            MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
            ------------------------            --------------        -----------------      -----------------
Less than or equal to 30.000..........                   18             $  1,713,858.49             0.64%
30.001 to 40.000......................                   39                5,376,601.51             2.02
40.001 to 50.000......................                   52                7,217,060.95             2.71
50.001 to 55.000......................                   35                4,799,279.54             1.80
55.001 to 60.000......................                   43                6,291,561.17             2.36
60.001 to 65.000......................                   72               13,743,644.50             5.16
65.001 to 70.000......................                  121               21,625,432.52             8.13
70.001 to 75.000......................                  108               18,591,393.57             6.99
75.001 to 80.000......................                  808              132,053,667.14            49.62
80.001 to 85.000......................                   34                5,050,386.78             1.90
85.001 to 90.000......................                  132               22,218,324.11             8.35
90.001 to 95.000......................                  164               25,963,328.98             9.76
95.001 to 100.000.....................                    9                1,502,777.57             0.56
                                                      -----             --------------            ------
    Total.............................                1,635             $266,147,316.83           100.00%
                                                      =====             ===============           ======

The weighted average original loan-to-value ratio for Mortgage Loans in Group VI is approximately 76.78%.

      CREDIT SCORES AS OF THE DATE OF ORIGINATION-- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
             RANGE OF CREDIT SCORES                  MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
             ----------------------                  --------------        -----------------      -----------------
476 to 500 ................................                    1             $    118,900.00             0.04%
526 to 550 ................................                    1                  249,172.46             0.09
576 to 600 ................................                   36                5,852,406.52             2.20
601 to 625 ................................                  141               25,472,453.27             9.57
626 to 650 ................................                  358               59,410,784.99            22.32
651 to 675 ................................                  300               45,910,572.58            17.25
676 to 700 ................................                  289               46,222,080.72            17.37
701 to 725 ................................                  200               31,343,912.17            11.78
726 to 750 ................................                  144               24,280,808.45             9.12
751 to 775 ................................                  105               16,667,634.70             6.26
776 to 800 ................................                   53                9,677,588.19             3.64
801 to 825 ................................                    7                  941,002.78             0.35
                                                           -----             ---------------           ------
    Total .................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

The weighted average Credit Score for Mortgage Loans in Group VI is approximately 679.

               GEOGRAPHIC DISTRIBUTION -- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                    LOCATION                         MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                    --------                         --------------        -----------------      -----------------
Arizona....................................                  104             $ 15,391,834.72             5.78%
Alaska.....................................                    2                  321,805.71             0.12
California.................................                  160               31,975,190.05            12.01
Colorado...................................                   15                2,504,101.67             0.94
Connecticut................................                    9                1,628,958.13             0.61
District of Columbia.......................                    7                1,753,500.00             0.66
Delaware...................................                    3                  458,895.36             0.17
Florida....................................                  121               18,619,525.11             7.00
Georgia....................................                   27                2,906,373.94             1.09
Iowa.......................................                    5                  531,050.23             0.20
Idaho......................................                   14                1,419,551.14             0.53
Illinois...................................                  211               37,187,808.45            13.97
Indiana....................................                   12                1,084,030.68             0.41
Kansas.....................................                   10                1,287,939.45             0.48
Kentucky...................................                    4                  389,051.20             0.15
Louisiana..................................                    8                  777,803.00             0.29
Massachusetts..............................                   15                3,029,448.76             1.14
Maryland...................................                   67               13,069,062.27             4.91
Maine......................................                    4                  435,727.48             0.16
Michigan...................................                   41                6,455,322.56             2.43
Minnesota..................................                    4                  498,147.98             0.19
Missouri...................................                   34                3,101,057.66             1.17
Mississippi................................                    1                   63,148.20             0.02
Montana....................................                    2                  246,822.54             0.09
North Carolina.............................                   77                9,538,573.05             3.58
New Hampshire..............................                    5                1,233,251.19             0.46
New Jersey.................................                   40                7,741,147.56             2.91
New Mexico.................................                    8                1,022,728.11             0.38
Nevada.....................................                   43                9,190,627.54             3.45
New York...................................                   65               17,298,466.54             6.50
Ohio.......................................                   41                4,136,673.38             1.55
Oklahoma...................................                    5                  483,104.97             0.18
Oregon.....................................                   94               14,974,995.58             5.63
Pennsylvania...............................                   38                5,239,771.56             1.97
Rhode Island...............................                   11                2,314,102.41             0.87
South Carolina.............................                   35                3,593,963.60             1.35
Tennessee..................................                    8                1,193,475.72             0.45
Texas......................................                  162               21,577,187.36             8.11
Utah.......................................                   31                5,159,695.80             1.94
Virginia...................................                   45                8,606,952.30             3.23
Washington.................................                   36                6,282,593.68             2.36
Wisconsin..................................                    5                  826,531.12             0.31
West Virginia..............................                    2                  166,599.88             0.06
Wyoming....................................                    4                  430,719.19             0.16
                                                           -----             ---------------           ------
    Total..................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

                    PROPERTY TYPE -- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                              AGGREGATE           MORTGAGE LOANS BY
                                                       NUMBER OF               STATED             AGGREGATE STATED
                 PROPERTY TYPE                      MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                 -------------                      --------------        -----------------       -----------------
Single Family..............................                1,170          $183,478,599.77               68.94%
PUD........................................                  213            39,776,248.91               14.95
Two-Family.................................                   88            15,779,567.00                5.93
Three- to Four-Family......................                   74            15,145,301.55                5.69
Condominium................................                   90            11,967,599.60                4.50
                                                           -----          ---------------              ------
    Total..................................                1,635          $266,147,316.83              100.00%
                                                           =====          ===============              ======

                     LOAN PURPOSE -- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                  LOAN PURPOSE                       MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                  ------------                       --------------        -----------------      -----------------
Purchase...................................                  794             $130,742,297.85            49.12%
Cash Out Refinance.........................                  647              104,286,857.43            39.18
Rate/Term Refinance........................                  194               31,118,161.55            11.69
                                                           -----             ---------------           ------
    Total..................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

                   OCCUPANCY STATUS -- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
                OCCUPANCY STATUS                     MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                ----------------                     --------------        -----------------      -----------------
Primary Home...............................                1,180             $209,781,771.74            78.82%
Investment.................................                  420               50,342,917.45            18.92
Second Home................................                   35                6,022,627.64             2.26
                                                           -----             ---------------           ------
    Total..................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

                  LOAN DOCUMENTATION -- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
               LOAN DOCUMENTATION                    MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
               ------------------                    --------------        -----------------      -----------------
Full Documentation.........................                  317             $ 49,114,745.10            81.55%
No Documentation...........................                1,318              217,032,571.73            18.45
                                                           -----             ---------------           ------
    Total..................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

             ORIGINAL INTEREST ONLY TERM -- GROUP VI MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                               AGGREGATE          MORTGAGE LOANS BY
                                                        NUMBER OF               STATED            AGGREGATE STATED
      ORIGINAL INTEREST ONLY TERM (MONTHS)           MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
      ------------------------------------           --------------        -----------------      -----------------
0..........................................                1,515             $243,813,884.25            91.61%
60.........................................                  120               22,333,432.58             8.39
                                                          ------             ---------------           ------
    Total..................................                1,635             $266,147,316.83           100.00%
                                                           =====             ===============           ======

                             ADDITIONAL INFORMATION

      The description in this Prospectus Supplement of the Mortgage Pool, each Loan Group and the mortgaged properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Servicing Agreement, Indenture and Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

      Pursuant to the Indenture, the Indenture Trustee will prepare a monthly statement to Noteholders containing certain information regarding the Notes and the Loan Groups. The Indenture Trustee may make available each month, to any interested party, the monthly statement to Noteholders via the Indenture Trustee's website. The Indenture Trustee's website will be located at www.sf.citidirect.com. Parties that are unable to use the above option are entitled to have a paper copy mailed to them via first class by notifying the Indenture Trustee at 212-657-7781. The Indenture Trustee will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the Indenture Trustee will provide timely and adequate notification to such parties regarding any such changes.

                                 THE ORIGINATOR

      The information in this section has been provided by American Home Mortgage Investment Corp. and none of the Depositor, the Indenture Trustee, the Owner Trustee, the Seller, the Underwriter, the Master Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

      American Home Mortgage Investment Corp. and, together with its wholly-owned subsidiaries, collectively referred to herein as American Home, is primarily engaged in the business of originating and servicing residential mortgage loans. American Home offers a broad array of residential mortgage products targeted primarily to high-credit-quality borrowers. American Home originates loans through its mortgage banking operation, which made approximately $21.7 billion of loans in 2003. American Home offers a broad array of home mortgage products through an extensive nationwide network of retail loan production offices as well as through its wholesale and Internet mortgage lending operations. As of December 31, 2003 American Home operates 272 loan production offices in 34 states and make loans throughout all 50 states. American Home's mortgage banking operation also services the loans underlying the securities American Home retains for investment as well as certain of the loans that American Home sells to third-party purchasers. The notional amount of loans that American Home serviced as of June 30, 2004 was approximately $11.6 billion.

      The common stock of American Home Mortgage Investment Corp. is publicly traded on the New York Stock Exchange under the ticker symbol "AHM". The principal executive offices of American Home are located at 520 Broadhollow Road, Melville, New York 11747. The information set forth in the following paragraphs with respect to American Home and AHMS has been provided by American Home and AHMS.

                             UNDERWRITING GUIDELINES

      The information in this section has been provided by American Home and none of the Depositor, the Indenture Trustee, the Owner Trustee, the Seller, the Underwriter, the Master Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

      The following information generally describes American Home's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting standards and its Alt-A underwriting guidelines. Approximately 38.1%, 46.7%, 76.2%, 41.7% and 71.3% of the Group I, Group II, Group III, Group IV and Group V Loans, respectively, and none of the Group VI Loans were generally written in accordance with American Home's "prime" underwriting guidelines. Approximately 61.9%, 53.3%, 23.8%, 58.3%, 28.7% and 100% of the Group I, Group II, Group III, Group IV, Group V and Group VI Loans, respectively, were generally written in accordance with American Home's Alt-A underwriting guidelines.

      The Mortgage Loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

      American Home's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

      American Home's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

      American Home underwrites a borrower's creditworthiness based solely on information that American Home believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

      The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

      American Home obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

      In addition to reviewing the borrower's credit history and credit score, American Home underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

      In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector automated underwriting systems or they have been manually underwritten by American Home underwriters. American Home's Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

      Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an American Home underwriter or a mortgage insurance company contract underwriter.

      The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

      American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

                               THE MASTER SERVICER

      The information in this section has been provided by the Master Servicer and none of the Depositor, the Indenture Trustee, the Owner Trustee, the Seller, the Underwriter or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

GENERAL

      American Home Mortgage Servicing, Inc., referred to in this Prospectus Supplement as AHMS or the Master Servicer, will act as the Master Servicer of the Mortgage Loans pursuant to the Servicing Agreement, dated as of the Closing Date, among the Issuer, the Master Servicer and the Indenture Trustee. AHMS is a Maryland corporation, with its master servicing offices located in Columbia, Maryland. AHMS is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. AHMS is an affiliate of the Seller and the Depositor. The Master Servicer may use subservicers with respect to all or a portion of the Mortgage Loans.

Delinquency and Foreclosure Experience.

      The following tables set forth the delinquency and foreclosure experience of adjustable-rate and fixed rate residential mortgage loans funded by American Home and serviced by AHMS as of the dates indicated. The tables only set forth information for mortgage loans serviced for American Home by AHMS. The table does not include information for mortgage loans which were originated by American Home but are serviced by servicers other than AHMS. In addition, they do not include other mortgage loans serviced by AHMS which were originated by other originators. As a result, there can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

      The information set forth in the following paragraphs with respect to the Master Servicer has been provided by the Master Servicer.

            DELINQUENCY AND FORECLOSURE EXPERIENCE IN AMERICAN HOME'S
                     ADJUSTABLE RATE MORTGAGE LOAN PORTFOLIO
                              (AS OF JUNE 30, 2004)

                               No. of Loans     Principal Balance  % by Principal Balance
                               ------------     -----------------  ----------------------
Count/Balance                     31,450         $6,465,960,948

  30-59 Days                         403         $   63,690,369              0.99%
  60-89 Days                         103         $   17,587,671              0.27%
  90 Days or more                    131         $   25,040,803              0.39%

Delinquent/Bankruptcies              123         $   11,234,182              0.17%

Total Delinquencies                  760         $  117,553,025              1.82%
                                  ======         ==============              ====

Foreclosures Pending                  81         $   10,158,848              0.16%

Total Default                        841         $  127,711,873              1.98%

            DELINQUENCY AND FORECLOSURE EXPERIENCE IN AMERICAN HOME'S
                       FIXED RATE MORTGAGE LOAN PORTFOLIO
                              (AS OF JUNE 30, 2004)

                               No. of Loans     Principal Balance  % by Principal Balance
                               ------------     -----------------  ----------------------
Count/Balance                     48,604         $5,580,329,315

  30-59 Days                       1,347         $  135,550,926              2.43%
  60-89 Days                         356         $   37,406,191              0.67%
  90 Days or more                    593         $   71,378,364              1.28%

Delinquent/Bankruptcies              770         $   70,487,635              1.26%

Total Delinquencies                3,066         $  314,823,116              5.64%
                                  ======         ==============              ====

Foreclosures Pending                 372         $   31,540,018              0.57%

Total Default                      3,438         $  346,363,134              6.21%

            DELINQUENCY AND FORECLOSURE EXPERIENCE IN AMERICAN HOME'S
                             MORTGAGE LOAN PORTFOLIO
                              (AS OF JUNE 30, 2004)

                               No. of Loans     Principal Balance   % by Principal Balance
                               ------------     -----------------   ----------------------
Count/Balance                     80,054         $12,046,290,263

  30-59 Days                       1,750         $   199,241,295             1.65%
  60-89 Days                         459         $    54,993,862             0.46%
  90 Days or more                    724         $    96,419,167             0.80%

Delinquent/Bankruptcies              893         $    81,721,817             0.68%

Total Delinquencies                3,826         $   432,376,141             3.59%
                                  ======         ===============             ====
Foreclosures Pending                 453         $    41,698,866             0.35%

Total Default                      4,279         $   474,075,007             3.94%

While the above foreclosure and delinquency experience is typical of American Home's recent experience with respect to its fixed rate and adjustable rate mortgage loan portfolios serviced by AHMS, there can be no assurance that experience on the Mortgage Loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The Mortgage Loans may be more recently originated than, and are likely to have other characteristics which distinguish them from, the loans in the tables above.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The following summary describes a number of terms of the Servicing Agreement dated as of the Cut-off Date among the Master Servicer, the Issuer and the Indenture Trustee (the "Servicing Agreement"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. The Master Servicer will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Servicing Agreement. Requests should be addressed to Lehman ABS Corporation, 745 Seventh Avenue, New York, New York 10019.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be entitled to retain the Servicing Fee from collections on the Mortgage Loans as compensation for its activities under the Servicing Agreement. As additional servicing compensation, the Master Servicer is entitled to retain all prepayment penalties and charges, any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection

Account and any escrow accounts in respect of the Mortgage Loans. However, the Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the Mortgage Loans on any Payment Date with Compensating Interest Payments. The Master Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the Mortgage Pool in respect of Mortgage Loans serviced by it and incurred by the Master Servicer in connection with its responsibilities under the Servicing Agreement. However, the Master Servicer is entitled to reimbursement therefor as provided in the Servicing Agreement. "Prepayment Interest Shortfall" is the amount by which one month's interest at the Net Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment has been made in full or in part exceeds the amount of interest actually received in connection with such prepayment. "Compensating Interest Payments" are payments made by the Master Servicer, pursuant to the Servicing Agreement, to cover Prepayment Interest Shortfalls.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

      Subject to the terms of the Servicing Agreement, the Master Servicer, on behalf of the Issuer, may either purchase itself from the Issuer or sell to a third-party on behalf of the Issuer any Mortgage Loan that is 90 days or more delinquent at a price equal to the Stated Principal Balance thereof plus one month's interest thereon and any amounts, including advances, owed to the Master Servicer and the related subservicer.

MONTHLY ADVANCES

      Subject to the limitations described below, on each remittance date, the Master Servicer will be required to make a Monthly Advance from its funds or funds in the Collection Account that are not included in the Available Funds for such Payment Date, to the extent that such Monthly Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Notes rather than to guarantee or insure against losses. In the event that the Master Servicer previously made Monthly Advances which later are determined to be nonrecoverable, the Master Servicer will be entitled to reimbursement of such Monthly Advances prior to payments to Noteholders. If the Master Servicer makes a Monthly Advance relating to a Payment Date, such Monthly Advance will be included with the payment to holders of the Offered Notes on the related Payment Date. In addition, the Master Servicer may withdraw from the Collection Account funds that were not included in the available funds for the preceding Payment Date to reimburse itself for Monthly Advances previously made. Any failure by the Master Servicer to make a Monthly Advance as required by the Servicing Agreement will constitute an event of default thereunder, in which case the Indenture Trustee or such other entity as may be appointed as successor servicer, will be obligated to make any such Monthly Advance in accordance with the terms of the Servicing Agreement.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

      The Master Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

      The Master Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

      The Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master Servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

MASTER SERVICER DEFAULT AND TERMINATION

      If the Master Servicer is in default in its obligations under the Servicing Agreement or if certain rates of Mortgage Loan delinquencies or losses specified in the Servicing Agreement are reached, the Indenture Trustee may, and must if directed to do so by the Noteholders having at least 51% of the voting rights applicable to each class of Offered Notes affected thereby, terminate the Master Servicer. In such event, the Indenture Trustee will, subject to the rights of any Servicing Rights Pledgee as described below, either assume the duties of Master Servicer or appoint a successor master servicer.

PLEDGE OF SERVICING RIGHTS

      The Master Servicer may pledge and assign all of its rights and interest under the Servicing Agreement to a lender (a "Servicing Rights Pledgee"). The Master Servicer may in the future terminate the related financing arrangement and pledge its servicing rights to one or more other lenders to be selected by the Master Servicer. Without regard to the Master Servicer's performance as master servicer under the Servicing Agreement, a default by the Master Servicer under such secured financing may result at any time in resignation of the Master Servicer and appointment of a Servicing Rights Pledgee (or its designee) as successor master servicer.

      Under the Servicing Agreement, the Indenture Trustee and the Depositor will agree that, provided that the Master Servicer is not in default under the Servicing Agreement, upon delivery to the Indenture Trustee by a Servicing Rights Pledgee of a letter of resignation by the Master Servicer, the Indenture Trustee will appoint the Servicing Rights Pledgee or its designee as successor master servicer and the Indenture Trustee will notify the Rating Agency of such appointment. The Master Servicer's resignation may occur either in the case of default by the Master Servicer under the secured financing or in the case of a servicing default under the

Servicing Agreement. In either case, such appointment will be conditioned upon the Servicing Rights Pledgee or its designee satisfying at the time of such appointment the requirements for a successor master servicer under the Servicing Agreement, and the agreement of the Servicing Rights Pledgee or such designee to be subject to the terms of the Servicing Agreement. In addition, if the Servicing Rights Pledgee or its designee does not satisfy such requirements and so agree, the Indenture Trustee will appoint another successor master servicer as provided in the Servicing Agreement.

                      THE MORTGAGE LOAN PURCHASE AGREEMENT

GENERAL

      On or prior to the date the Notes are issued, the American Home Mortgage Acceptance, Inc. (the "Seller"), pursuant to the Mortgage Loan Purchase Agreement, will convey each Mortgage Loan to the Depositor, and the Depositor, pursuant to the Trust Agreement, will in turn, convey each Mortgage Loan, together with all principal and interest due on or with respect to such Mortgage Loans after the Cut-off Date, to the Issuer; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on each Mortgage Loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

      At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on the Mortgage Loans after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the Mortgage Loans.

      As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original mortgage note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Trust Agreement, together with a copy of the related mortgage note, (2) the original recorded mortgage with evidence of recording indicated thereon (or, if the original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (3) for any Mortgage Loan not recorded with MERS System(R), an original assignment of the mortgage to the Indenture Trustee or in blank in recordable form (except as described below),
(4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

      Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller has made to the Depositor certain representations and warranties concerning the Mortgage Loans that include the following representations and warranties: (1) any required title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty; (2) immediately prior to the transfer and assignment of the Mortgage Loans the Seller with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;
(3) each mortgage constituted a valid lien on the related mortgaged property (subject only to permissible title insurance exceptions) and that the related mortgaged property was free of material damage and was in good repair; (4) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (5) each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent); (6) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (7) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws; (8) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; and (9) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Mortgage Loan Purchase Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

                                  THE INDENTURE

GENERAL

      The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this Prospectus Supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to Lehman ABS Corporation, 745 Seventh Avenue, New York, New York 10019.

      The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement and the Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Notes. Reference is made to the prospectus for important information in addition to that presented in this Prospectus Supplement regarding the Trust, the terms and conditions of the Indenture and the Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the designated office of the Note Registrar located at 111 Wall Street, 15th Floor Window, New York, New York 10005. See "The Indenture Trustee" in this Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

      Any one of the following constitutes an "Event of Default" under the
Indenture: (a) the failure by the Issuer to pay Accrued Note Interest on any Class of Notes, other than the Class N Notes, with respect to a Payment Date on such Payment Date; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable;
(e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the maturity date to pay all Accrued Note Interest, all remaining Basis Risk Shortfall Carry-Forward Amounts and to reduce the Note Principal Balances of all of the Notes to zero.

      If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee, or the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding, may declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

      If following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (a) Noteholders representing 100% of the aggregate Note Principal Balance of the Notes then outstanding consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Interest Rates, on the outstanding Note Principal Balance of the Notes at the date of that sale or (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders representing more than 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding.

      If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust, proceeds from the sale of such assets will be applied as follows, as determined for each Loan Group: (i) to amounts owed to the Indenture Trustee, the Owner Trustee and the Master Servicer which have not been previously paid in respect of the mortgage loans in that Loan Group; (ii) to the related Noteholders, the amount of interest then due and unpaid on the related Notes (not including any Basis Risk Shortfall Carry-Forward Amounts or Net WAC Shortfall Carry-Forward Amounts), in order of payment priority, (iii) to the related Notes, the amount of principal then due and unpaid on the related Notes, pro rata, without preference or priority of any kind, until the Note Principal Balance of each such class is reduced to zero; (iv) to the related Class M Notes, in order of payment priority, the amount of any related Allocated Realized Loss Amount not previously paid; (v) to the related Notes, in order of payment priority, the amount of any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount, Deferred Interest and Principal Deficiency Amount, as applicable, not previously paid; and (vi) to the holders of the Trust Certificates on behalf of the Issuer.

      The Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

LIMITATION ON SUITS

      No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the Noteholders; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
(4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

RESIGNATION AND REMOVAL OF INDENTURE TRUSTEE

      The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to the Indenture Trustee acting as Indenture Trustee for one or more classes of Notes, the Issuer will be obligated to appoint a successor Indenture Trustee for all of the Notes or such class of Notes with respect to which a conflict exists within the period specified in the Indenture. The Indenture Trustee may also be removed at any time by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

      The yields to maturity (or to early termination) of the Offered Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Note Principal Balances of the Offered Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Notes and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

      Approximately 74.47% of the Group I-V Mortgage Loans have mortgage rates that provide for a fixed interest rate during an initial period of three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual or an annual basis. The Note Interest Rate on the Class VI-A1, Class VI-A3, Class VI-A4, Class VI-A5, Class M-F1, Class M-F2 and Class M-F3 Notes is a fixed interest rate, and on and prior to the related Note Rate Change Date, the Note Interest Rate with respect to the Class II-A, Class III-A, Class IV-A and Class V-A Notes is a fixed interest rate each subject to an available funds rate. Therefore the prepayment of the Mortgage Loans in the related Loan Group may result in a lower related Available Funds Rate, which, in certain circumstances, could result in a lower Note

Interest Rate for these Notes, resulting in interest shortfalls. In addition, the Note Interest Rate of the Class I-A, Class VI-A2, Class M-H1, Class M-H2 and Class M-H3 Notes will adjust each month based upon One-Month LIBOR and, after the related Note Rate Change Date, the Note Interest Rate on the Class II-A, Class III-A, Class IV-A and Class V-A Notes will adjust each month based upon an index of Six-Month LIBOR, in the case of the Class II-A Notes and Class IV-A Notes, and an index of One-Year LIBOR, in the case of the Class III-A and Class V-A Notes, plus the related Note Margin, limited by a maximum Note Interest Rate and the related Available Funds Rate. However, the mortgage rate for the related Mortgage Loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The One-Month LIBOR Index, Six-Month LIBOR loan index, One-Year LIBOR loan index and the related mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related Mortgage Loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the One-Month LIBOR Index, the Six-Month LIBOR loan index or One-Year LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if the One-Month LIBOR Index, Six-Month LIBOR loan index and One-Year LIBOR loan index and the related mortgage indices rise during the same period, the One-Month LIBOR Index, the Six-Month LIBOR loan index or One-Year LIBOR Loan index may rise much more rapidly than the related mortgage indices. To the extent that the
Note Interest Rate on these Notes is limited to the related Available Funds Rate, interest shortfalls or Basis Risk Shortfalls may occur. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loan. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rates on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the mortgage rates on the Mortgage Loans begin to adjust.

      Approximately 0.43% of the Mortgage Loans are subject to Prepayment Premiums during intervals ranging from six months to five years after origination as described under "Description of the Mortgage Pool--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

      The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      As described herein, approximately 10.11%, 47.69% and 9.07% of the Mortgage Loans do not provide for monthly payments of principal for the first three, five and ten years, respectively, following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such three, five or ten year period. In addition, because no principal is due on such loans for their initial three, five or ten year period, the Note Principal Balances of the related Notes will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a 27, 25 or 20 year level payment amortization schedule, principal payments on the related Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Recently areas in the Eastern United States, including many counties in Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, Ohio, Pennsylvania, South Carolina and Virginia, were affected by hurricanes and tropical storms, particularly Hurricanes Charley, Frances, Ivan and Jeanne, each of which caused extensive damage in affected areas and may have damaged mortgaged properties located in those areas. Whether any mortgaged properties were damaged by Hurricanes Charley, Frances, Ivan or Jeanne, and if so how many, is not known as of the date of this Prospectus Supplement, and no assurance can be given as to the effect of Hurricanes Charley, Frances or Ivan on the rate of delinquencies and losses on any Mortgage Loans secured by mortgaged properties that were damaged by these storms. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of the related Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

      The yields on the LIBOR Notes may be adversely affected by Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the LIBOR Notes will be affected by the applicable level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors-- The Difference Between the Interest Rates on the Notes and the Related Mortgage Loans May Result in Shortfalls with Respect to Such Notes." The yields on the Notes may also be adversely affected by reductions in the mortgage rates under the Relief Act or similar state laws.

      The inclusion in the Trust of Mortgage Loans with a negative amortization feature may affect the yields on the LIBOR Notes, because the amount of the Monthly Payment may be limited (subject in some cases to periodic adjustment), which may have the effect of reducing the Available Funds or the amount of Net Excess Cashflow for any particular Payment Date. The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans. These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

      As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Notes to achieve and maintain limited overcollateralization. The level of excess interest available on any Payment Date will be influenced by, among other things:

      The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the Note Principal Balances of the Notes;

      - The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

      -     The value of One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR;
            and

      - The extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the interest rates of the Notes.

      No assurances can be given as to the amount or timing of excess interest payments on the Notes.

      The yields to investors in the Notes will be affected by the exercise by the holders of the Trust Certificates of their rights to purchase the related Mortgage Loans (or its failure to exercise such right), as described under "Description of the Notes--Optional Purchase of the Mortgage Loans" herein.

      If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

      The Note Interest Rates applicable to the LIBOR Notes will be affected by the applicable level of LIBOR from time to time, and by the mortgage rates of the Mortgage Loans from time to time as described under "Risk Factors-- The Difference Between the Interest Rates on the Notes and the Related Mortgage Loans May Result in Shortfalls with Respect to Such Notes."

OVERCOLLATERALIZATION

      The yields of the Notes will be affected by the application of Net Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Net Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be created to, or maintained at, the levels described herein.

SUBORDINATION OF THE CLASS M NOTES

      As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest and principal. In addition, Allocated Realized Loss Amounts will be allocated to the Class M Notes as described under "Description of the Notes - Application of Realized Losses. As a result, the yields of the Class M Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of the Class A Notes.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Note Principal Balances of the Offered Notes.

      Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans in Groups I, II, III, IV and V represents an assumed constant rate of prepayment ("CPR") in each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans. The prepayment model used in this prospectus supplement for the Group VI Mortgage Loans (the "Prepayment Assumption") assumes, at 100 percent of the Prepayment Assumption, a 6.00% CPR for the first month in the life of each loan, an additional approximately 1.4545% CPR for each month for the next eleven months, and a 22.00% CPR for each month thereafter. CPR and the Prepayment Assumption do not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

      The tables beginning on page S-166 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Note Principal Balances are as set forth in the table on page S-3 and the Interest Rates are as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in October 2004; (3) principal prepayments are received in full on the last day of each month commencing in September 2004 and there are no Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans;
(5) Payment Dates occur on the 25th day of each month, commencing in October 2004; (6) there are no purchases or substitutions of Mortgage Loans; (7) the mortgage rate of each Group I-V Loan is adjusted on the next applicable adjustment date (and on subsequent adjustment dates, as necessary) to equal the value of the Index set forth below plus the related gross margin, subject to any applicable initial or periodic cap or maximum or minimum interest rate; (8) the value of Six-Month LIBOR is equal to 2.14%, One-Month LIBOR is equal to 1.84%, One-Year LIBOR is equal to 2.41% and One-Year U.S. Treasury Loan Index is equal to 2.191%; (9) there is no optional purchase of the Mortgage Loans by the holder of the Trust Certificates (except in the case of Weighted Average Life in Years With Optional Termination); (10) no payments are received by the Trust under the Class VI-A2 Cap Agreement; (11) the Notes are issued on September 29, 2004; (12) the Mortgage Loans prepay at the indicated constant percentage of CPR or the Prepayment Assumption, as applicable; (13) the Indenture Trustee Fee is assumed to be 0.01% per annum; and (14) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                                                   REMAINING    ORIGINAL     MONTHS TO
                                              GROSS       NET       TERM TO      TERM TO     NEXT RATE
                               PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY     MATURITY    ADJUSTMENT      GROSS
   MORTGAGE LOAN TYPE         BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)     (MONTHS)       DATE       MARGIN (%)
   ------------------         -----------    --------   --------   ---------    --------       ----       ----------
1 Year CMT No Penalty            89,919.11    4.500      4.125       358           360          13          2.250
10/1 LIBOR No Penalty           158,848.84    5.125      4.750       357           360          117         2.250
10/1 LIBOR No Penalty           300,000.00    5.875      5.500       356           360          116         2.250
15 Year Fixed No Penalty      3,066,302.73    5.910      5.660       180           180          N/A          N/A
15 Year Fixed No Penalty     24,197,178.96    6.271      5.896       179           180          N/A          N/A
1 Month LIBOR No Penalty      6,061,300.00    1.226      0.976       360           360           2          2.840
1 Month LIBOR No Penalty     95,087,283.50    2.679      2.429       359           360           3          2.426
1 Month LIBOR No Penalty     11,104,502.18    1.911      1.536       360           360           2          2.825
1 Month LIBOR No Penalty     54,775,973.16    2.765      2.390       359           360           3          2.445
1 Year LIBOR No Penalty       9,473,000.48    4.071      3.821       359           360          11          2.589
1 Year LIBOR No Penalty      64,021,652.34    4.248      3.998       360           360          12          2.258
1 Year LIBOR No Penalty       4,455,612.43    3.895      3.520       359           360          11          2.269
1 Year LIBOR No Penalty      29,827,469.30    4.196      3.821       359           360          12          2.250
2/1 LIBOR No Penalty            245,277.92    6.995      6.620       355           360          19          4.555
2/28 No Penalty              28,489,118.93    6.672      6.422       359           360          23          4.839
2/28 No Penalty              58,596,071.78    6.088      5.838       359           360          24          3.989
2/28 No Penalty              85,577,509.84    6.482      6.107       359           360          23          4.902
2/28 No Penalty              91,506,352.24    6.144      5.769       360           360          24          4.461
3mon/1mon Tr No Penalty         343,500.00    1.750      1.500       360           360           3          3.080
3mon/1mon Tr No Penalty         249,000.00    1.750      1.375       360           360           4          2.500
30 Year Fixed No Penalty     32,519,358.27    6.981      6.731       359           360          N/A          N/A
30 Year Fixed No Penalty      6,122,250.00    6.953      6.703       360           360          N/A          N/A
30 Year Fixed No Penalty    184,031,044.29    6.904      6.529       359           360          N/A          N/A
30 Year Fixed No Penalty     16,211,182.58    6.797      6.422       360           360          N/A          N/A
3/1 CMT No Penalty            4,216,636.54    4.840      4.465       355           360          34          2.250
3/1 LIBOR No Penalty         34,471,451.61    4.800      4.550       359           360          35          2.250
3/1 LIBOR No Penalty        149,169,027.74    4.830      4.580       359           360          35          2.272
3/1 LIBOR No Penalty          7,042,424.58    4.898      4.523       357           358          35          2.290
3/1 LIBOR No Penalty         84,870,670.43    4.872      4.497       359           360          35          2.252
3/27 No Penalty              17,081,554.08    6.319      6.069       358           360          34          4.529
3/27 No Penalty              40,151,816.98    5.823      5.573       359           360          36          3.517
3/27 No Penalty              52,696,737.83    6.131      5.756       358           360          34          4.844
3/27 No Penalty              56,334,885.65    5.888      5.513       359           360          36          4.084
5/1 CMT No Penalty            1,555,709.47    5.503      5.128       359           360          61          2.250
5/1 LIBOR No Penalty         86,234,115.31    5.270      5.020       359           360          59          2.250
5/1 LIBOR No Penalty        204,515,952.60    5.420      5.170       359           360          59          2.255
5/1 LIBOR No Penalty         17,830,004.62    5.394      5.019       359           360          59          2.259
5/1 LIBOR No Penalty        216,343,428.97    5.371      4.996       359           360          59          2.367
5/25 No Penalty              34,249,009.52    6.603      6.353       359           360          59          4.390
5/25 No Penalty              84,042,686.41    6.487      6.237       360           360          60          3.562
5/25 No Penalty             116,107,381.00    6.361      5.986       359           360          59          4.238
5/25 No Penalty             213,582,962.39    6.149      5.774       359           360          60          3.357
6 Month LIBOR No Penalty        835,476.13    4.761      4.511       359           360           5          2.820
6 Month LIBOR No Penalty     49,058,693.14    4.046      3.796       359           360           5          2.462
6 Month LIBOR No Penalty        972,155.88    5.099      4.724       360           360           6          2.980
6 Month LIBOR No Penalty     33,016,816.02    4.224      3.849       359           360           5          2.476
7/1 LIBOR No Penalty          3,544,256.51    5.064      4.814       357           360          81          2.250
7/23 LIBOR No Penalty           277,750.00    4.694      4.319       356           360          80          2.250

                                                                            RATE
                                                                         ADJUSTMENT
                           MAXIMUM    MINIMUM    INITIAL   PERIODIC       FREQUENCY              ORIGINAL IO
   MORTGAGE LOAN TYPE      RATE (%)   RATE (%)   CAP (%)    CAP (%)       (MONTHS)    INDEX          TERM      GROUP
   ------------------      --------   --------   -------   -------        --------    -----          ----      -----
1 Year CMT No Penalty        9.500     2.250      1.000      1.000            12     1 yr CMT          0          I
10/1 LIBOR No Penalty       10.125     2.250      5.000      2.000            12      1 yr LI          0         IV
10/1 LIBOR No Penalty       10.875     2.250      5.000      2.000            12      1 yr LI        120         IV
15 Year Fixed No Penalty      N/A       N/A        N/A        N/A            N/A        N/A            0         VI
15 Year Fixed No Penalty      N/A       N/A        N/A        N/A            N/A        N/A            0         VI
1 Month LIBOR No Penalty    10.060     2.840      0.000      0.000             1      1 mo LI          0          I
1 Month LIBOR No Penalty    11.985     2.426      2.000      2.000             1      1 mo LI         99          I
1 Month LIBOR No Penalty    10.297     2.825      0.000      0.000             1      1 mo LI          0          I
1 Month LIBOR No Penalty    11.991     2.445      2.000      2.000             1      1 mo LI         95          I
1 Year LIBOR No Penalty     11.031     2.589      2.000      2.000            12      1 yr LI          0          I
1 Year LIBOR No Penalty     10.998     2.258      2.000      2.000            12      1 yr LI         97          I
1 Year LIBOR No Penalty     10.911     2.269      2.000      2.000            12      1 yr LI          0          I
1 Year LIBOR No Penalty     10.908     2.250      2.000      2.000            12      1 yr LI         92          I
2/1 LIBOR No Penalty        13.647     4.555      2.652      1.674             8      1 yr LI          0          I
2/28 No Penalty             11.684     4.839      3.000      1.000             6      6 mo LI          0          I
2/28 No Penalty             11.258     3.989      3.000      1.000             6      6 mo LI         60          I
2/28 No Penalty             11.513     4.902      3.000      1.000             6      6 mo LI          0          I
2/28 No Penalty             11.311     4.461      3.000      1.000             6      6 mo LI         60          I
3mon/1mon Tr No Penalty      9.950     3.080      0.000      0.000             1     1 yr CMT          0          I
3mon/1mon Tr No Penalty      9.950     2.500      0.000      0.000             1     1 yr CMT          0          I
30 Year Fixed No Penalty      N/A       N/A        N/A        N/A            N/A        N/A            0         VI
30 Year Fixed No Penalty      N/A       N/A        N/A        N/A            N/A        N/A           60         VI
30 Year Fixed No Penalty      N/A       N/A        N/A        N/A            N/A        N/A            0         VI
30 Year Fixed No Penalty      N/A       N/A        N/A        N/A            N/A        N/A           60         VI
3/1 CMT No Penalty           9.840     2.250      1.000      1.000            12     1 yr CMT          0         II
3/1 LIBOR No Penalty        10.800     2.250      2.000      2.000            12      1 yr LI          0        III
3/1 LIBOR No Penalty        10.830     2.272      2.000      2.000            12      1 yr LI         36        III
3/1 LIBOR No Penalty        10.898     2.290      2.000      2.000            12      1 yr LI          0         II
3/1 LIBOR No Penalty        10.872     2.252      2.000      2.000            12      1 yr LI         36         II
3/27 No Penalty             11.340     4.529      3.000      1.000             6      6 mo LI          0        III
3/27 No Penalty             10.869     3.517      3.000      1.000             6      6 mo LI         60        III
3/27 No Penalty             11.146     4.844      3.000      1.000             6      6 mo LI          0         II
3/27 No Penalty             10.966     4.084      3.014      1.005             6      6 mo LI         60         II
5/1 CMT No Penalty          10.503     2.250      1.000      1.000            12     1 yr CMT          0         IV
5/1 LIBOR No Penalty        10.270     2.250      5.000      2.000            12      1 yr LI          0          V
5/1 LIBOR No Penalty        10.420     2.255      5.000      2.000            12      1 yr LI         60          V
5/1 LIBOR No Penalty        10.394     2.259      4.984      2.000            12      1 yr LI          0         IV
5/1 LIBOR No Penalty        10.371     2.367      5.000      2.000            12      1 yr LI         60         IV
5/25 No Penalty             11.603     4.390      5.000      1.000             6      6 mo LI          0          V
5/25 No Penalty             11.514     3.562      4.945      1.000             6      6 mo LI         60          V
5/25 No Penalty             11.364     4.238      4.993      1.000             6      6 mo LI          0         IV
5/25 No Penalty             11.165     3.357      4.970      1.001             6      6 mo LI         60         IV
6 Month LIBOR No Penalty    12.000     2.820      0.000      0.000             6      6 mo LI          0          I
6 Month LIBOR No Penalty    11.969     2.462      1.000      1.000             6      6 mo LI        107          I
6 Month LIBOR No Penalty    12.144     2.980      1.000      1.000             6      6 mo LI          0          I
6 Month LIBOR No Penalty    11.963     2.476      1.000      1.000             6      6 mo LI         98          I
7/1 LIBOR No Penalty        10.064     2.250      5.000      2.000            12      1 yr LI          0          V
7/23 LIBOR No Penalty       10.694     2.250      6.000      2.000             6      6 mo LI        120         IV

      There will be discrepancies between the characteristics of the actual mortgage loans pledged and assigned to the Indenture Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial Note Principal Balances outstanding (and the weighted average lives) of the classes of Notes set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the Notes may mature earlier or later than indicated by the tables below. Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Notes and set forth the percentage of the initial Note Principal Balance of each such class that would be outstanding after each of the Payment Dates shown, at specified percentages of CPR or the Prepayment Assumption. Neither the prepayment model used in this Prospectus Supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR or the Prepayment Assumption. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Notes and set forth the percentages of the initial Note Principal Balances of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR and the Prepayment Assumption, as applicable.

      The weighted average life of an Offered Note is determined by (1) multiplying the net reduction, if any, of the applicable Note Principal Balance by the number of years from the date of issuance of the Offered Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Note Principal Balance described in (1) above.

  PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS I-A AND CLASS II-A
             NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                     CLASS I-A NOTES                            CLASS II-A NOTES
                                         ------------------------------------------------------------------------------------
PAYMENT DATE                              10%      15%      25%      35%      40%     10%      15%      25%      35%      40%
------------                             ----     ----     ----     ----     ----    ----     ----     ----     ----     ----
Initial Percentage..................      100      100      100      100      100     100      100      100      100      100
September 25, 2005..................       89       84       73       63       58      89       84       73       63       58
September 25, 2006..................       79       70       53       39       32      79       70       53       39       32
September 25, 2007..................       71       59       39       23       17      70       58       38       23       17
September 25, 2008..................       63       49       30       17       12      62       48       29       16       12
September 25, 2009..................       56       41       22       11        7      54       40       22       11        7
September 25, 2010..................       49       35       16        7        4      47       34       16        7        4
September 25, 2011..................       44       29       12        4        2      42       28       12        4        2
September 25, 2012..................       39       25        9        3        1      37       23        9        3        1
September 25, 2013..................       34       21        7        2        1      32       19        6        2        1
September 25, 2014..................       30       17        5        1        *      28       16        5        1        *
September 25, 2015..................       26       14        4        *        0      25       13        3        *        0
September 25, 2016..................       23       12        2        *        0      21       11        2        *        0
September 25, 2017..................       20        9        2        0        0      19        9        2        0        0
September 25, 2018..................       17        8        1        0        0      16        7        1        0        0
September 25, 2019..................       15        6        1        0        0      14        6        1        0        0
September 25, 2020..................       13        5        *        0        0      12        5        *        0        0
September 25, 2021..................       11        4        *        0        0      10        4        *        0        0
September 25, 2022..................        9        3        0        0        0       9        3        0        0        0
September 25, 2023..................        8        3        0        0        0       7        2        0        0        0
September 25, 2024..................        7        2        0        0        0       6        2        0        0        0
September 25, 2025..................        6        1        0        0        0       5        1        0        0        0
September 25, 2026..................        5        1        0        0        0       4        1        0        0        0
September 25, 2027..................        4        1        0        0        0       3        1        0        0        0
September 25, 2028..................        3        *        0        0        0       3        *        0        0        0
September 25, 2029..................        2        *        0        0        0       2        *        0        0        0
September 25, 2030..................        1        0        0        0        0       1        0        0        0        0
September 25, 2031..................        1        0        0        0        0       1        0        0        0        0
September 25, 2032..................        *        0        0        0        0       *        0        0        0        0
September 25, 2033..................        0        0        0        0        0       0        0        0        0        0
September 25, 2034..................        0        0        0        0        0       0        0        0        0        0
Weighted Average Life in Years:
**Without Optional Termination           7.78     5.51     3.27     2.20     1.85    7.52     5.37     3.23     2.18     1.84
**With Optional Termination.........     7.34     5.09     2.99     2.01     1.68    7.12     4.99     2.97     2.00     1.68

--------------

*  Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

 PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS III-A AND CLASS IV-A
             NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                       CLASS III-A NOTES                            CLASS IV-A NOTES
                                           ----------------------------------------    ---------------------------------------
PAYMENT DATE                                10%      15%      25%      35%      40%     10%      15%      25%      35%     40%
------------                               ----     ----     ----     ----     ----    ----     ----     ----     ----    ----
Initial Percentage.......................   100      100      100      100      100     100      100      100      100     100
September 25, 2005.......................    89       84       73       63       58      89       84       73       63      58
September 25, 2006.......................    79       70       53       39       32      79       70       53       39      32
September 25, 2007.......................    71       59       39       23       17      71       59       39       23      17
September 25, 2008.......................    62       48       29       16       12      63       49       30       17      12
September 25, 2009.......................    54       40       21       11        7      56       41       22       11       7
September 25, 2010.......................    47       33       16        7        4      48       34       16        7       4
September 25, 2011.......................    41       28       12        4        2      43       29       12        4       2
September 25, 2012.......................    36       23        8        3        1      37       24        9        3       1
September 25, 2013.......................    32       19        6        2        1      33       20        6        2       1
September 25, 2014.......................    28       16        5        1        *      29       16        5        1       *
September 25, 2015.......................    24       13        3        *        0      25       13        3        *       0
September 25, 2016.......................    21       11        2        *        0      22       11        2        *       0
September 25, 2017.......................    18        9        2        0        0      19        9        2        0       0
September 25, 2018.......................    16        7        1        0        0      17        7        1        0       0
September 25, 2019.......................    14        6        1        0        0      14        6        1        0       0
September 25, 2020.......................    12        5        *        0        0      12        5        *        0       0
September 25, 2021.......................    10        4        *        0        0      10        4        *        0       0
September 25, 2022.......................     8        3        0        0        0       9        3        0        0       0
September 25, 2023.......................     7        2        0        0        0       8        2        0        0       0
September 25, 2024.......................     6        2        0        0        0       6        2        0        0       0
September 25, 2025.......................     5        1        0        0        0       5        1        0        0       0
September 25, 2026.......................     4        1        0        0        0       4        1        0        0       0
September 25, 2027.......................     3        1        0        0        0       3        1        0        0       0
September 25, 2028.......................     2        *        0        0        0       3        *        0        0       0
September 25, 2029.......................     2        *        0        0        0       2        *        0        0       0
September 25, 2030.......................     1        0        0        0        0       1        0        0        0       0
September 25, 2031.......................     1        0        0        0        0       1        0        0        0       0
September 25, 2032.......................     *        0        0        0        0       *        0        0        0       0
September 25, 2033.......................     0        0        0        0        0       0        0        0        0       0
September 25, 2034.......................     0        0        0        0        0       0        0        0        0       0
Weighted Average Life in Years
    **Without Optional Termination.......  7.45     5.35     3.23     2.19    1.84     7.63     5.44     3.25     2.19    1.84
    **With Optional Termination..........  7.08     4.97     2.97     2.00    1.68     7.22     5.04     2.99     2.01    1.68

--------------

*  Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

      PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS V-A NOTES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                        CLASS V-A NOTES
                                           ----------------------------------------
PAYMENT DATE                                10%      15%      25%      35%      40%
------------                               ----     ----     ----     ----     ----
Initial Percentage.......................   100      100      100      100      100
September 25, 2005.......................    89       84       73       63       58
September 25, 2006.......................    79       70       53       39       32
September 25, 2007.......................    70       58       38       23       17
September 25, 2008.......................    62       49       29       17       12
September 25, 2009.......................    55       41       22       11        7
September 25, 2010.......................    48       34       16        7        4
September 25, 2011.......................    42       28       12        4        2
September 25, 2012.......................    37       23        9        3        1
September 25, 2013.......................    33       19        6        2        1
September 25, 2014.......................    28       16        5        1        *
September 25, 2015.......................    25       13        3        *        0
September 25, 2016.......................    22       11        2        *        0
September 25, 2017.......................    19        9        2        0        0
September 25, 2018.......................    16        7        1        0        0
September 25, 2019.......................    14        6        1        0        0
September 25, 2020.......................    12        5        *        0        0
September 25, 2021.......................    10        4        *        0        0
September 25, 2022.......................     9        3        0        0        0
September 25, 2023.......................     7        2        0        0        0
September 25, 2024.......................     6        2        0        0        0
September 25, 2025.......................     5        1        0        0        0
September 25, 2026.......................     4        1        0        0        0
September 25, 2027.......................     3        1        0        0        0
September 25, 2028.......................     3        *        0        0        0
September 25, 2029.......................     2        *        0        0        0
September 25, 2030.......................     1        0        0        0        0
September 25, 2031.......................     1        0        0        0        0
September 25, 2032.......................     *        0        0        0        0
September 25, 2033.......................     0        0        0        0        0
September 25, 2034.......................     0        0        0        0        0
Weighted Average Life in Years:
    **Without Optional Termination.......  7.56     5.40     3.24     2.19     1.84
    **With Optional Termination..........  7.17     5.02     2.98     2.00     1.68

--------------

*  Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS VI-A1 AND CLASS VI-A2
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS VI-A1 NOTES                           CLASS VI-A2 NOTES
                                            ---------------------------------------     ---------------------------------------
PAYMENT DATE                                 50%      75%     100%     125%    150%      50%      75%     100%    125%     150%
------------                                ----     ----     ----     ----    ----     ----     ----     ----    ----     ----
Initial Percentage.......................    100      100      100      100     100      100      100      100     100      100
September 25, 2005.......................    100      100      100      100     100       79       70       62      53       44
September 25, 2006.......................    100      100      100      100     100       51       31       12       0        0
September 25, 2007.......................    100      100      100      100     100       26        0        0       0        0
September 25, 2008.......................     94       91       89       87      86        5        0        0       0        0
September 25, 2009.......................     87       83       79       75      71        0        0        0       0        0
September 25, 2010.......................     78       71       64       57      51        0        0        0       0        0
September 25, 2011.......................     68       58       48       40      33        0        0        0       0        0
September 25, 2012.......................     44       31       21       15      13        0        0        0       0        0
September 25, 2013.......................     28       16        9        5       3        0        0        0       0        0
September 25, 2014.......................     18        9        4        2       1        0        0        0       0        0
September 25, 2015.......................     12        4        2        1       *        0        0        0       0        0
September 25, 2016.......................      7        2        1        *       *        0        0        0       0        0
September 25, 2017.......................      4        1        *        *       *        0        0        0       0        0
September 25, 2018.......................      3        1        *        *       0        0        0        0       0        0
September 25, 2019.......................      2        *        *        *       0        0        0        0       0        0
September 25, 2020.......................      1        *        *        0       0        0        0        0       0        0
September 25, 2021.......................      1        *        *        0       0        0        0        0       0        0
September 25, 2022.......................      *        *        *        0       0        0        0        0       0        0
September 25, 2023.......................      *        *        *        0       0        0        0        0       0        0
September 25, 2024.......................      *        *        0        0       0        0        0        0       0        0
September 25, 2025.......................      *        *        0        0       0        0        0        0       0        0
September 25, 2026.......................      *        *        0        0       0        0        0        0       0        0
September 25, 2027.......................      *        *        0        0       0        0        0        0       0        0
September 25, 2028.......................      *        *        0        0       0        0        0        0       0        0
September 25, 2029.......................      *        0        0        0       0        0        0        0       0        0
September 25, 2030.......................      *        0        0        0       0        0        0        0       0        0
September 25, 2031.......................      *        0        0        0       0        0        0        0       0        0
September 25, 2032.......................      *        0        0        0       0        0        0        0       0        0
September 25, 2033.......................      0        0        0        0       0        0        0        0       0        0
September 25, 2034.......................      0        0        0        0       0        0        0        0       0        0
Weighted Average Life in Years:
    **Without Optional Termination.......   7.97     7.16     6.65     6.31    6.09     2.14     1.56     1.25    1.06     0.93
    **With Optional Termination..........   7.95     7.12     6.54     6.00    5.30     2.14     1.56     1.25    1.06     0.93

--------------

*  Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS VI-A3 AND CLASS VI-A4
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS VI-A3 NOTES                           CLASS VI-A4 NOTES
                                            ----------------------------------------   ----------------------------------------
PAYMENT DATE                                 50%      75%     100%     125%     150%    50%       75%     100%    125%     150%
------------                                ----     ----     ----     ----     ----   -----     ----     ----    ----     ----
Initial Percentage.......................    100      100      100      100      100     100      100      100     100      100
September 25, 2005.......................    100      100      100      100      100     100      100      100     100      100
September 25, 2006.......................    100      100      100       87       50     100      100      100     100      100
September 25, 2007.......................    100       97       43        0        0     100      100      100      94       42
September 25, 2008.......................    100       43        0        0        0     100      100       91      40        0
September 25, 2009.......................     72        5        0        0        0     100      100       44       0        0
September 25, 2010.......................     41        0        0        0        0     100       70       13       0        0
September 25, 2011.......................     16        0        0        0        0     100       43        0       0        0
September 25, 2012.......................      3        0        0        0        0     100       30        0       0        0
September 25, 2013.......................      0        0        0        0        0      85       15        0       0        0
September 25, 2014.......................      0        0        0        0        0      66        0        0       0        0
September 25, 2015.......................      0        0        0        0        0      48        0        0       0        0
September 25, 2016.......................      0        0        0        0        0      32        0        0       0        0
September 25, 2017.......................      0        0        0        0        0      16        0        0       0        0
September 25, 2018.......................      0        0        0        0        0       3        0        0       0        0
September 25, 2019.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2020.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2021.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2022.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2023.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2024.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2025.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2026.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2027.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2028.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2029.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2030.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2031.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2032.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2033.......................      0        0        0        0        0       0        0        0       0        0
September 25, 2034.......................      0        0        0        0        0       0        0        0       0        0
Weighted Average Life in Years:
    **Without Optional Termination.......   5.86     3.96     3.00     2.41     2.04   11.03     7.13     5.00    3.88     3.10
    **With Optional Termination..........   5.86     3.96     3.00     2.41     2.04   11.03     7.13     5.00    3.88     3.10

--------------

*  Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

     PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS VI-A5 NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS VI-A5 NOTES
                                           ----------------------------------------
PAYMENT DATE                                50%      75%     100%      125%    150%
------------                               -----   ------   ------    -----   -----
Initial Percentage.......................    100      100      100      100     100
September 25, 2005.......................    100      100      100      100     100
September 25, 2006.......................    100      100      100      100     100
September 25, 2007.......................    100      100      100      100     100
September 25, 2008.......................    100      100      100      100      96
September 25, 2009.......................    100      100      100       96      52
September 25, 2010.......................    100      100      100       65      31
September 25, 2011.......................    100      100       88       46      20
September 25, 2012.......................    100      100       80       44      20
September 25, 2013.......................    100      100       66       35      17
September 25, 2014.......................    100      100       52       26      11
September 25, 2015.......................    100       82       40       18       6
September 25, 2016.......................    100       67       31       12       3
September 25, 2017.......................    100       55       23        7       1
September 25, 2018.......................    100       44       17        4       0
September 25, 2019.......................     88       35       12        2       0
September 25, 2020.......................     75       28        8        *       0
September 25, 2021.......................     64       22        5        0       0
September 25, 2022.......................     55       17        3        0       0
September 25, 2023.......................     46       13        1        0       0
September 25, 2024.......................     38        9        0        0       0
September 25, 2025.......................     32        6        0        0       0
September 25, 2026.......................     26        4        0        0       0
September 25, 2027.......................     21        2        0        0       0
September 25, 2028.......................     15        1        0        0       0
September 25, 2029.......................     11        0        0        0       0
September 25, 2030.......................      7        0        0        0       0
September 25, 2031.......................      4        0        0        0       0
September 25, 2032.......................      1        0        0        0       0
September 25, 2033.......................      0        0        0        0       0
September 25, 2034.......................      0        0        0        0       0
Weighted Average Life in Years:
    **Without Optional Termination.......  19.36    14.37    10.82     8.09    6.08
    **With Optional Termination..........  15.95    11.48     8.55     6.47    5.12

--------------

*  Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

 PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS M-H1 AND CLASS M-H2
             NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                        CLASS M-H1 NOTES                            CLASS M-H2 NOTES
                                             ----------------------------------------   -----------------------------------------
PAYMENT DATE                                  10%      15%      25%      35%     40%     10%       15%      25%     35%      40%
------------                                 ----     ----     ----     -----   -----   -----     -----    -----   ----     -----
Initial Percentage.......................     100      100      100      100     100      100      100      100     100      100
September 25, 2005.......................     100      100      100      100     100      100      100      100     100      100
September 25, 2006.......................     100      100      100      100     100      100      100      100     100      100
September 25, 2007.......................     100      100      100      100     100      100      100      100     100      100
September 25, 2008.......................     100      100       62       35      25      100      100       62      33       18
September 25, 2009.......................     100       87       46       23      15      100       87       46      14        2
September 25, 2010.......................     100       72       34       14       3      100       72       31       1        0
September 25, 2011.......................      90       61       25        4       0       90       61       18       0        0
September 25, 2012.......................      80       50       19        0       0       80       50        8       0        0
September 25, 2013.......................      70       42       14        0       0       70       42        *       0        0
September 25, 2014.......................      61       35        5        0       0       61       32        0       0        0
September 25, 2015.......................      54       29        0        0       0       54       23        0       0        0
September 25, 2016.......................      47       24        0        0       0       47       15        0       0        0
September 25, 2017.......................      41       19        0        0       0       41        9        0       0        0
September 25, 2018.......................      35       16        0        0       0       33        3        0       0        0
September 25, 2019.......................      30       12        0        0       0       25        0        0       0        0
September 25, 2020.......................      26        6        0        0       0       19        0        0       0        0
September 25, 2021.......................      22        2        0        0       0       13        0        0       0        0
September 25, 2022.......................      19        0        0        0       0        8        0        0       0        0
September 25, 2023.......................      16        0        0        0       0        4        0        0       0        0
September 25, 2024.......................      13        0        0        0       0        0        0        0       0        0
September 25, 2025.......................       8        0        0        0       0        0        0        0       0        0
September 25, 2026.......................       3        0        0        0       0        0        0        0       0        0
September 25, 2027.......................       0        0        0        0       0        0        0        0       0        0
September 25, 2028.......................       0        0        0        0       0        0        0        0       0        0
September 25, 2029.......................       0        0        0        0       0        0        0        0       0        0
September 25, 2030.......................       0        0        0        0       0        0        0        0       0        0
September 25, 2031.......................       0        0        0        0       0        0        0        0       0        0
September 25, 2032.......................       0        0        0        0       0        0        0        0       0        0
September 25, 2033.......................       0        0        0        0       0        0        0        0       0        0
September 25, 2034.......................       0        0        0        0       0        0        0        0       0        0
Weighted Average Life in Years:
    **Without Optional Termination.......   12.68     9.07     5.48     4.12    3.81    11.97     8.46     5.09    3.80     3.49
    **With Optional Termination..........   12.13     8.57     5.17     3.90    3.62    11.87     8.37     5.04    3.76     3.45

--------------

*  Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

      PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS M-H3 NOTES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                        CLASS M-H3 NOTES
                                            ---------------------------------------
PAYMENT DATE                                 10%      15%      25%      35%     40%
------------                                ----     ----     ----     ----    ----
Initial Percentage.......................    100      100      100      100     100
September 25, 2005.......................    100      100      100      100     100
September 25, 2006.......................    100      100      100      100     100
September 25, 2007.......................    100      100      100      100     100
September 25, 2008.......................    100      100       37        0       0
September 25, 2009.......................    100       78       11        0       0
September 25, 2010.......................    100       54        0        0       0
September 25, 2011.......................     84       34        0        0       0
September 25, 2012.......................     66       17        0        0       0
September 25, 2013.......................     50        3        0        0       0
September 25, 2014.......................     36        0        0        0       0
September 25, 2015.......................     23        0        0        0       0
September 25, 2016.......................     11        0        0        0       0
September 25, 2017.......................      1        0        0        0       0
September 25, 2018.......................      0        0        0        0       0
September 25, 2019.......................      0        0        0        0       0
September 25, 2020.......................      0        0        0        0       0
September 25, 2021.......................      0        0        0        0       0
September 25, 2022.......................      0        0        0        0       0
September 25, 2023.......................      0        0        0        0       0
September 25, 2024.......................      0        0        0        0       0
September 25, 2025.......................      0        0        0        0       0
September 25, 2026.......................      0        0        0        0       0
September 25, 2027.......................      0        0        0        0       0
September 25, 2028.......................      0        0        0        0       0
September 25, 2029.......................      0        0        0        0       0
September 25, 2030.......................      0        0        0        0       0
September 25, 2031.......................      0        0        0        0       0
September 25, 2032.......................      0        0        0        0       0
September 25, 2033.......................      0        0        0        0       0
September 25, 2034.......................      0        0        0        0       0
Weighted Average Life in Years:
    **Without Optional Termination.......   9.24     6.39     3.84     3.14    3.07
    **With Optional Termination..........   9.24     6.39     3.84     3.14    3.07

--------------

*  Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

       PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS M-F1 AND
        CLASS M-F2 NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE
                              PREPAYMENT ASSUMPTION

                                                        CLASS M-F1 NOTES                            CLASS M-F2 NOTES
                                            ----------------------------------------    ---------------------------------------
              PAYMENT DATE                   50%      75%     100%     125%     150%     50%       75%     100%    125%    150%
              ------------                  -----    ----     ----     ----     ----    -----     ----     ----    ----    ----
Initial Percentage.......................     100     100      100      100      100      100      100      100     100     100
September 25, 2005.......................     100     100      100      100      100      100      100      100     100     100
September 25, 2006.......................     100     100      100      100      100      100      100      100     100     100
September 25, 2007.......................     100     100      100      100      100      100      100      100     100     100
September 25, 2008.......................     100      98       77       59       45      100       98       77      59      45
September 25, 2009.......................     100      81       59       42       29      100       81       59      42      29
September 25, 2010.......................      94      66       45       30       19       94       66       45      30      19
September 25, 2011.......................      82      54       34       21       13       82       54       34      21       6
September 25, 2012.......................      71      44       26       15        6       71       44       26      11       0
September 25, 2013.......................      62      36       20       11        0       62       36       20       2       0
September 25, 2014.......................      53      29       15        4        0       53       29       11       0       0
September 25, 2015.......................      46      23       11        0        0       46       23        3       0       0
September 25, 2016.......................      39      19        6        0        0       39       19        0       0       0
September 25, 2017.......................      34      15        1        0        0       34       11        0       0       0
September 25, 2018.......................      29      12        0        0        0       29        5        0       0       0
September 25, 2019.......................      24       9        0        0        0       24        0        0       0       0
September 25, 2020.......................      21       4        0        0        0       21        0        0       0       0
September 25, 2021.......................      18       *        0        0        0       17        0        0       0       0
September 25, 2022.......................      15       0        0        0        0       11        0        0       0       0
September 25, 2023.......................      12       0        0        0        0        6        0        0       0       0
September 25, 2024.......................      10       0        0        0        0        1        0        0       0       0
September 25, 2025.......................       7       0        0        0        0        0        0        0       0       0
September 25, 2026.......................       3       0        0        0        0        0        0        0       0       0
September 25, 2027.......................       0       0        0        0        0        0        0        0       0       0
September 25, 2028.......................       0       0        0        0        0        0        0        0       0       0
September 25, 2029.......................       0       0        0        0        0        0        0        0       0       0
September 25, 2030.......................       0       0        0        0        0        0        0        0       0       0
September 25, 2031.......................       0       0        0        0        0        0        0        0       0       0
September 25, 2032.......................       0       0        0        0        0        0        0        0       0       0
September 25, 2033.......................       0       0        0        0        0        0        0        0       0       0
September 25, 2034.......................       0       0        0        0        0        0        0        0       0       0
Weighted Average Life in Years:
    **Without Optional Termination.......   11.72    8.41     6.46     5.25     4.51    11.43     8.17     6.26    5.08    4.36
    **With Optional Termination..........   11.02    7.86     6.02     4.90     4.21    11.02     7.86     6.02    4.90    4.19

--------------

* Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

      PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OF THE CLASS M-F3 NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                        CLASS M-F3 NOTES
                                            ----------------------------------------
             PAYMENT DATE                    50%      75%     100%     125%     150%
             ------------                   -----    ----     ----     ----     ----
Initial Percentage.......................     100     100      100      100      100
September 25, 2005.......................     100     100      100      100      100
September 25, 2006.......................     100     100      100      100      100
September 25, 2007.......................     100     100      100      100      100
September 25, 2008.......................     100      98       77       59       45
September 25, 2009.......................     100      81       59       41       19
September 25, 2010.......................      94      66       45       20        2
September 25, 2011.......................      82      54       27        5        0
September 25, 2012.......................      71      43       13        0        0
September 25, 2013.......................      62      29        3        0        0
September 25, 2014.......................      53      18        0        0        0
September 25, 2015.......................      46       9        0        0        0
September 25, 2016.......................      36       1        0        0        0
September 25, 2017.......................      26       0        0        0        0
September 25, 2018.......................      18       0        0        0        0
September 25, 2019.......................      10       0        0        0        0
September 25, 2020.......................       4       0        0        0        0
September 25, 2021.......................       0       0        0        0        0
September 25, 2022.......................       0       0        0        0        0
September 25, 2023.......................       0       0        0        0        0
September 25, 2024.......................       0       0        0        0        0
September 25, 2025.......................       0       0        0        0        0
September 25, 2026.......................       0       0        0        0        0
September 25, 2027.......................       0       0        0        0        0
September 25, 2028.......................       0       0        0        0        0
September 25, 2029.......................       0       0        0        0        0
September 25, 2030.......................       0       0        0        0        0
September 25, 2031.......................       0       0        0        0        0
September 25, 2032.......................       0       0        0        0        0
September 25, 2033.......................       0       0        0        0        0
September 25, 2034.......................       0       0        0        0        0
Weighted Average Life in Years:
    **Without Optional Termination.......   10.55    7.51     5.74     4.67     4.01
    **With Optional Termination..........   10.55    7.50     5.74     4.67     4.00

--------------

* Indicates a value greater than 0.0% and less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (1) above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST AND OF THE NOTES

      In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, American Home Mortgage Investment Corp. ("AHMIC") or one of its qualified real estate investment trust ("REIT") subsidiaries acquires beneficial ownership thereof (the "Retained Notes"), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

      In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool ("TMP"). Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Trust Certificates and the Class N Notes.

      American Home Mortgage Investment Corp. will hold a 100% ownership interest in the Class N Notes, and through AHM SPV III LLC, its direct wholly-owned qualified REIT subsidiary, a 100% ownership interest in the trust certificates. AHMIC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified AHMIC's qualification as a REIT, but instead has relied solely upon the representation made by AHMIC concerning its REIT status. If AHMIC were to fail to qualify as a REIT while it or its subsidiary owns the Trust Certificates, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Trust Certificates to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

      At the issuance of the Notes, AHMIC will also acquire beneficial ownership of the Retained Notes. Because AHMIC's qualified REIT subsidiary will own the Trust Certificates, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Trust Certificates. If AHMIC were to sell the Retained Notes or the Trust Certificates to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the Trust generally would be the same as those described under the section captioned " -- Tax Consequences to Holders of the Notes -- Possible Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "Tax Consequences to Holders of the Notes -- Possible Alternative Treatment of the Notes," assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

      Interest Income on the Offered Notes. The Offered Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Tax Consequences - Taxation of Securities Treated as Debt Instruments - Interest Income and OID" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 25% of CPR with respect to the Mortgage Loans. See "Yield, Prepayment and Weighted Average Life" above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

      Possible Alternative Treatments of the Offered Notes. If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If, as a result, a REIT did not hold, directly, or indirectly through a qualified REIT subsidiary, 100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

      In addition to the federal income tax consequences described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                         LEGAL INVESTMENT CONSIDERATIONS

      The Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4, Class VI-A5, Class M-H1 and Class M-F1 Notes will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by the Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-H2, Class M-H3, Class F-H2 and Class M-F3 Notes will not constitute "mortgage related securities" for purposes of SMMEA

      The Depositor makes no representations as to the proper characterization of any class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

GENERAL

      Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

      Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE NOTES

      Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Offered Notes transferred on the Closing Date to parties unrelated to the holder of the Trust Certificates will be classified as debt for
U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Trust Certificates for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Offered Notes as of the Closing Date has not declined below investment grade) and (ii) the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

      Without regard to whether the Offered Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, Prohibited Transaction Class Exemption ("PTCE") 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23 (relating to transactions effected by an "in-house asset manager"); and any other applicable exemption granted by the U.S. Department of Labor (collectively, the "Investor-Based Exemptions") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire an Offered Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes.

      The Offered Notes should not be purchased with the assets of an employee benefit plan as described in Section 3(3) of ERISA and subject to Title I of ERISA, any plan subject to Section 4975 of the Code, any employee benefit plan or other retirement arrangement subject to any provision of applicable federal, state, local or foreign law materially similar to the foregoing provisions of ERISA or the Code or any entity deemed to hold the assets of the foregoing (a "Benefit Plan") if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any federal, state, local or foreign laws substantially similar to ERISA or the Code ("Similar Law").

      Prospective Benefit Plan investors in Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

      Each purchaser and transferee of an Offered Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or
(ii) it is a Benefit Plan and its acquisition and holding of such Offered Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and Lehman Brothers Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Notes.

      The distribution of the Offered Notes by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Offered Notes to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

      Expenses incurred by the Depositor in connection with this offering are expected to be approximately $900,000.

      Lehman Brothers Inc. is an affiliate of the Depositor.

      After the initial distribution of the Offered Notes by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter in connection with market making transactions in the Offered Notes. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

                                     RATINGS

      It is a condition to the issuance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A1, Class VI-A2, Class VI-A3, Class VI-A4 and Class VI-A5 Notes that they be rated "AAA" by S&P and "Aaa" by Moody's (collectively, "Rating Agencies"). It is a condition to the issuance of the Class M-H1 and Class M-F1 Notes that they be rated "AA" by S&P and "Aa2" by Moody's. It is a condition to the issuance of the Class M-H2 and Class M-F2 Notes that they be rated "A" by S&P and "A2" by Moody's. It is a condition to issuance of the Class M-H3 and Class M-F3 Notes that they be rated "BBB" by S&P and "Baa2" by Moody's.

      The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

      The ratings do not address the likelihood that any Basis Risk Shortfall will be repaid to Noteholders from Net Monthly Excess Cashflow.

      The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

      The Depositor has not requested a rating of the Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies described above.

                            INDEX OF PRINCIPAL TERMS

                                DEFINED TERMS                                 PAGE
                                                                              ----
80+ LTV Loans..............................................................    S-70
Accrual Period.............................................................    S-37
Act........................................................................   S-180
Additional Information.....................................................    S-32
Adjustment Fraction........................................................    S-41
Agreements.................................................................    S-43
AHM........................................................................   S-145
AHMIC......................................................................   S-176
Allocated Realized Loss Amount.............................................    S-63
Available Funds............................................................    S-41
Bankruptcy Loss............................................................    S-61
Basis Risk Shortfall.......................................................    S-63
Basis Risk Shortfall Carry-Forward Amount..................................    S-63
Benefit Plan...............................................................   S-179
Book-Entry Notes...........................................................    S-32
Business Day...............................................................    S-32
Cap Guarantor..............................................................    S-46
Class A Notes..............................................................    S-31
Class A Principal Distribution Amount......................................    S-52
Class M Notes..............................................................    S-31
Class M-F1 Principal Distribution Amount...................................    S-55
Class M-F2 Principal Distribution Amount...................................    S-55
Class M-F3 Principal Distribution Amount...................................    S-55
Class M-H1 Principal Distribution Amount...................................    S-53
Class M-H2 Principal Distribution Amount...................................    S-54
Class M-H3 Principal Distribution Amount...................................    S-54
Class Principal Amount.....................................................    S-39
Class VI-A Notes...........................................................    S-31
Class VI-A1 Percentage.....................................................    S-56
Class VI-A1 Priority Amount................................................    S-56
Class VI-A1 Shift Percentage...............................................    S-56
Class VI-A2 Cap Agreement..................................................    S-45
Class VI-A2 Reserve Fund...................................................    S-46
Clearstream Luxembourg.....................................................    S-33
Clearstream Luxembourg Participants........................................    S-35
Closing Date...............................................................    S-29
Collection Account.........................................................    S-45
Compensating Interest Payments.............................................   S-152
Conforming Balance.........................................................    S-41
Corporate Trust Office.....................................................    S-64
Counterparty...............................................................    S-45
CPR........................................................................   S-162
Current Interest...........................................................    S-37

Cut-off Date...............................................................    S-29
Debt Service Reduction.....................................................    S-61
Deficient Valuation........................................................    S-61
Definitive Note............................................................    S-32
Determination Date.........................................................    S-43
DTC........................................................................    S-32
Due Date...................................................................    S-44
Due Period.................................................................    S-41
Euroclear..................................................................    S-33
Euroclear Operator.........................................................    S-35
Euroclear Participants.....................................................    S-35
European Depositaries......................................................    S-33
Event of Default...........................................................   S-156
Financial Intermediary.....................................................    S-33
Fitch......................................................................    S-46
Fixed Rate.................................................................    S-39
Global Securities..........................................................     A-1
Group I Available Funds....................................................    S-41
Group I Loans..............................................................    S-66
Group I Mortgage Loans.....................................................    S-66
Group II Available Funds...................................................    S-42
Group II Loans.............................................................    S-66
Group II Mortgage Loans....................................................    S-66
Group III Available Funds..................................................    S-42
Group III Loans............................................................    S-66
Group III Mortgage Loans...................................................    S-66
Group IV Available Funds...................................................    S-42
Group I-V Basic Principal Distribution Amount..............................    S-51
Group I-V Cut-off Date Balance.............................................    S-57
Group IV Loans.............................................................    S-66
Group IV Mortgage Loans....................................................    S-66
Group I-V Net Monthly Excess Cashflow......................................    S-58
Group I-V Notes............................................................    S-31
Group I-V Overcollateralization Increase Amount............................    S-57
Group I-V Overcollateralization Target Amount..............................    S-57
Group I-V Overcollateralized Amount........................................    S-57
Group I-V Principal Allocation Fraction....................................    S-52
Group I-V Principal Distribution Amount....................................    S-52
Group I-V Stepdown Date....................................................    S-56
Group I-V Trigger Event....................................................    S-58
Group I-V Trust Certificate................................................    S-30
Group V Available Funds....................................................    S-43
Group V Loans..............................................................    S-66
Group V Mortgage Loans.....................................................    S-66
Group VI Available Funds...................................................    S-43
Group VI Basic Principal Distribution Amount...............................    S-52

Group VI Cut-off Date Balance..............................................    S-57
Group VI Loans.............................................................    S-66
Group VI Mortgage Loans....................................................    S-66
Group VI Net Monthly Excess Cashflow.......................................    S-58
Group VI Notes.............................................................    S-31
Group VI Overcollateralization Increase Amount.............................    S-57
Group VI Overcollateralization Target Amount...............................    S-57
Group VI Overcollateralized Amount.........................................    S-57
Group VI Principal Distribution Amount.....................................    S-52
Group VI Stepdown Date.....................................................    S-56
Group VI Trigger Event.....................................................    S-58
Indenture..................................................................    S-29
Insurance Proceeds.........................................................    S-44
Interest Determination Date................................................    S-48
Investor-Based Exemptions..................................................   S-179
Issuer.....................................................................    S-29
Legal Investment...........................................................   S-178
LIBOR Business Day.........................................................    S-49
LIBOR Notes................................................................    S-31
Liquidated Mortgage Loan...................................................    S-45
Loan Group.................................................................    S-66
Loan Group I...............................................................    S-66
Loan Group II..............................................................    S-66
Loan Group III.............................................................    S-66
Loan Group IV..............................................................    S-66
Loan Group V...............................................................    S-66
Loan Group VI..............................................................    S-66
Loan-to-Value Ratio........................................................    S-70
Material Federal Income Tax Considerations.................................   S-177
Maximum Note Interest Rate.................................................    S-38
Modeling Assumptions.......................................................   S-163
Monthly Advance............................................................    S-44
Monthly Payment............................................................    S-44
Moody's....................................................................    S-46
Mortgage Loans.............................................................    S-31
Mortgage Pool..............................................................    S-66
Net Liquidation Proceeds:..................................................    S-45
Net Monthly Excess Cashflow................................................    S-58
Net Mortgage Rate..........................................................    S-40
Net WAC Shortfall..........................................................    S-63
Net WAC Shortfall Carry-Forward Amount.....................................    S-64
Note Interest Rate.........................................................    S-37
Note Margin................................................................    S-38
Note Rate Change Date......................................................    S-38
Noteholder.................................................................    S-33
Notes......................................................................    S-29

Offered Notes..............................................................    S-31
Offered Subordinate Notes..................................................    S-31
Owner Trustee..............................................................    S-29
Participant................................................................    S-33
Payment Account............................................................    S-45
Payment Date...............................................................    S-32
Penalty Period.............................................................    S-71
Percentage Interest........................................................    S-40
Prepayment Assumption......................................................   S-163
Prepayment Interest Shortfall..............................................   S-152
Prepayment Period..........................................................    S-41
Prepayment Premium.........................................................    S-71
Principal Distribution Amount..............................................    S-56
Principal Prepayment.......................................................    S-44
Principal Remittance Amount................................................    S-52
PTCE.......................................................................   S-179
Rating Agencies............................................................   S-181
Realized Loss..............................................................    S-60
Record Date................................................................    S-32
Reference Banks............................................................    S-48
REIT.......................................................................   S-176
Relevant Depositary........................................................    S-33
Relief Act Shortfall.......................................................    S-44
Repurchase Price:..........................................................    S-44
Repurchase Proceeds........................................................    S-44
Reserve Interest Rate......................................................    S-49
Retained Notes.............................................................   S-176
Rolling Three Month Delinquency Rate.......................................    S-59
Rules......................................................................    S-33
S&P........................................................................    S-46
Seller.....................................................................   S-154
Servicing Agreement........................................................   S-151
Servicing Fee..............................................................    S-40
Servicing Fee Rate.........................................................    S-40
Servicing Rights Pledgee...................................................   S-153
Similar Law................................................................   S-179
Special Deposit............................................................    S-67
Stated Principal Balance...................................................    S-40
Step-up Date...............................................................    S-41
Strike Rate................................................................    S-45
Subordinate Notes..........................................................    S-31
Telerate Screen Page 3750..................................................    S-49
Terms and Conditions.......................................................    S-35
TMP........................................................................   S-176
Trust......................................................................    S-29
Trust Agreement............................................................    S-29

Trust Certificates.........................................................    S-30
Underwriter................................................................   S-180
Underwriting Agreement.....................................................   S-180
Underwriting Guidelines....................................................    S-66
Yield, Prepayment and Maturity Considerations..............................   S-160

                                    ANNEX A:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered American Home Mortgage Investment Trust 2004-3 Mortgage-Backed Notes (the "Global Securities") will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

      Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

            (i) Initial Settlement

      All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                     S-A-1

            (ii) Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

      TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this

                                     S-A-2
procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                                     S-A-3

            (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

(iii) Certain U.S. Federal Income Tax Documentation Requirements

            A holder that is not a United States person within the meaning of
            Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

                  I. the Indenture Trustee or the U.S. withholding agent
                     receives statement --

                        (a) from the holder on Internal Revenue Service (IRS)
                  Form W-8BEN (or any successor form) that --

                  (i) is signed by the noteholder under penalties of perjury,

                  (ii) certifies that such owner is not a United States person,
                       and

                  (iii) provides the name and address of the noteholder, or

                        (b) from a securities clearing organization, a bank or
                  other financial institution that holds customer's securities in the ordinary course of its trade or business that --

            (i) is signed under penalties of perjury by an authorized representative of the financial institution,

            (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

            (iii) provides the name and address of the noteholder, and

                                     S-A-4

            (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

            II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

            III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

            IV. the holder is a non-withholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

      A holder holding book entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

            In addition, all holders holding book entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

                  I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

                  II. provides a properly executed IRS Form W 9 (or any
            substitute form) if that person is a United States person; or

                  III. is a corporation, within the meaning of Section 7701(a)
            of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry notes.

                                     S-A-5

      The term "United States" person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                     S-A-6

                                 $2,304,120,000
                                  (APPROXIMATE)

                              [AMERICAN HOME LOGO]

                                  AMERICAN HOME
                        MORTGAGE INVESTMENT TRUST 2004-3
                              MORTGAGE BACKED NOTES

                              PROSPECTUS SUPPLEMENT
                               SEPTEMBER 28, 2004

                                 LEHMAN BROTHERS

                      PROSPECTUS DATED SEPTEMBER 27, 2004

                             LEHMAN ABS CORPORATION
                           Asset-Backed Certificates
                               Asset-Backed Notes
                              (ISSUABLE IN SERIES)
--------------------------------------------------------------------------------

Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates and asset-backed custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

     (a) one or more pools of

         (1) closed-end and/or revolving home equity loans or specified balances thereof and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

         (2) home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements,

         (3) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and
             (2) above,

     (b) all monies due under the above assets (which may be net of amounts payable to the servicer), and

     (c) funds or accounts established for the related trust fund, or one or more forms of enhancement.

The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

     For a discussion of risks associated with an investment in the securities, see Risk Factors on page 1.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Risk Factors................................................    1
  Limited Liquidity May Result In Delays In Ability To Sell
     Securities Or Lower Returns............................    1
  Limited Assets For Payments -- No Recourse To Depositor,
     Seller Or Servicer.....................................    1
  Limits On Enhancement May Result In Losses To Holders.....    1
  Timing And Rate Of Prepayments May Result In Lower
     Yield..................................................    2
  Status Of Loans As Junior Liens May Result In Losses In
     Foreclosure Proceedings................................    2
  Decrease In Value Of Mortgaged Property Would
     Disproportionately Affect Junior Lienholders...........    2
  You Could Be Adversely Affected By Violations Of
     Environmental Laws.....................................    3
  Violations Of Lending Laws Could Result In Losses On
     Primary Assets.........................................    3
  Rating Of The Securities Relates To Credit Risk Only And
     Does Not Assure Payment On The Securities..............    3
  Liquidation Value Of Trust Fund Assets May Be Insufficient
     To Satisfy All Claims Against Trust Fund...............    4
Description of the Securities...............................    4
  General...................................................    4
  Valuation of the Primary Assets...........................    5
  Payments of Interest......................................    6
  Payments of Principal.....................................    6
  Final Scheduled Distribution Date.........................    6
  Special Redemption........................................    6
  Optional Redemption, Purchase or Termination..............    7
  Weighted Average Life of the Securities...................    7
The Trust Funds.............................................    8
  General...................................................    8
  The Loans.................................................    9
  Private Securities........................................   11
  Collection and Distribution Accounts......................   13
Enhancement.................................................   14
  Subordinate Securities....................................   14
  Insurance.................................................   14
  Reserve Funds.............................................   15
  Minimum Principal Payment Agreement.......................   16
  Deposit Agreement.........................................   16
  Derivative Products.......................................   16
  Other Insurance, Surety Bonds, Guaranties, Letters of
     Credit and Similar Instruments or Agreements...........   16
Servicing of Loans..........................................   16
  General...................................................   16
  Collection Procedures; Escrow Accounts....................   17
  Deposits to and Withdrawals from the Collection Account...   17
  Advances and Limitations Thereon..........................   19
  Maintenance of Insurance Policies and Other Servicing
     Procedures.............................................   19
  Realization upon Defaulted Loans..........................   20
  Enforcement of Due-On-Sale Clauses........................   21

                                                              PAGE
                                                              ----
  Servicing Compensation and Payment of Expenses............   21
  Evidence as to Compliance.................................   21
  Certain Matters Regarding the Servicer....................   22
The Agreements..............................................   23
  Assignment of Primary Assets..............................   23
  Pre-Funding Account.......................................   25
  Reports to Holders........................................   26
  Events of Default; Rights upon Event of Default...........   27
  The Trustee...............................................   29
  Duties of the Trustee.....................................   29
  Resignation of Trustee....................................   30
  Amendment of Agreement....................................   30
  Voting Rights.............................................   30
  List of Holders...........................................   31
  REMIC Administrator.......................................   31
  Termination...............................................   31
Custody Receipts; Custody Agreements........................   32
  Notices; Voting...........................................   32
  Defaults..................................................   33
  The Custodian.............................................   33
  Duties of the Custodian...................................   33
  Resignation of Custodian..................................   33
  Amendment of Custody Agreement............................   34
  Voting Rights.............................................   34
  Termination of Custody Agreement..........................   34
Legal Aspects of Loans......................................   34
  Mortgages.................................................   34
  Foreclosure on Mortgages..................................   35
  Environmental Risks.......................................   36
  Rights of Redemption......................................   37
  Junior Mortgages; Rights of Senior Mortgages..............   38
  Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................   39
  Due-On-Sale Clauses in Mortgage Loans.....................   40
  Enforceability of Prepayment and Late Payment Fees........   40
  Equitable Limitations on Remedies.........................   40
  Applicability of Usury Laws...............................   41
  The Home Improvement Contracts............................   41
  Installment Contracts.....................................   42
  Servicemembers Civil Relief Act...........................   43
  Consumer Protection Laws..................................   44
The Depositor...............................................   44
  General...................................................   44

                                                              PAGE
                                                              ----
Use of Proceeds.............................................   45
Federal Income Tax Considerations...........................   45
  Types of Securities.......................................   46
  Taxation of Securities Treated as Debt Instruments........   49
  REMIC Residual Certificates...............................   55
  FASIT Ownership Certificates..............................   61
  Grantor Trust Certificates................................   62
  Partner Certificates......................................   65
  Special Tax Attributes....................................   67
  Backup Withholding........................................   69
State Tax Considerations....................................   69
ERISA Considerations........................................   69
  General...................................................   69
  The Underwriter Exemption.................................   70
  Additional Considerations For Securities Which Are
     Notes..................................................   74
  Additional Fiduciary Considerations.......................   74
Legal Investment............................................   75
Ratings.....................................................   75
Plan of Distribution........................................   75
Legal Matters...............................................   75
Available Information.......................................   75
Incorporation of Certain Documents by Reference.............   76
Index Of Defined Terms......................................   77

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of the securities.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN ABILITY TO SELL SECURITIES OR LOWER RETURNS

     There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of such series. Lehman Brothers, through one or more of its affiliates, and any other underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS -- NO RECOURSE TO DEPOSITOR, SELLER OR SERVICER

     The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipt.

     Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled thereto and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

     If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

     The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

  WE REFER YOU TO "THE AGREEMENTS -- ASSIGNMENT OF PRIMARY ASSETS."

LIMITS ON ENHANCEMENT MAY RESULT IN LOSSES TO HOLDERS

     Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit thereof, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

  WE REFER YOU TO "ENHANCEMENT."

TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD

     The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the loans or of the underlying loans relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

          (1) the extent of prepayments, which may be influenced by a variety of factors,

          (2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

          (3) the exercise of any right of optional termination.

Prepayments may also result from repurchases of loans or underlying loans, as applicable, due to material breaches of the seller's or the depositor's representations or warranties.

  WE REFER YOU TO "DESCRIPTION OF THE SECURITIES -- WEIGHTED AVERAGE LIFE OF SECURITIES."

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

  WE REFER YOU TO "DESCRIPTION OF THE SECURITIES -- PAYMENTS OF INTEREST."

STATUS OF LOANS AS JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS

     The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY AFFECT JUNIOR LIENHOLDERS

     There are several factors that could adversely affect the value of properties and the outstanding balance of the related loan, together with any senior financing, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest therein. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

     Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or other lien against the related property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

VIOLATIONS OF LENDING LAWS COULD RESULT IN LOSSES ON PRIMARY ASSETS

     Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related trust fund as the owner of the loan, to damages and administrative enforcement.

     The loans are also subject to federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

  WE REFER YOU TO "LEGAL ASPECTS OF LOANS."

     The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

RATING OF THE SECURITIES RELATES TO CREDIT RISK ONLY AND DOES NOT ASSURE PAYMENT ON THE SECURITIES

     The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of the related enhancer's financial strength. Any reduction or withdrawal of a rating will have an adverse effect on the value of the related securities.

LIQUIDATION VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT TO SATISFY ALL CLAIMS AGAINST TRUST FUND

     There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest thereon. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of a series.

     The amount of liquidation expenses incurred with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in the related securityholders suffering a loss.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements -- either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to loans, and the trustee. A form of pooling and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. If custody receipts are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     The depositor will acquire the primary assets for any series of securities from one or more sellers. The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

     The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the loans may have on notes that are secured by those loans, those descriptions also apply to custody receipts.

     Each series of securities will consist of one or more classes of securities, one or more of which may be Compound Interest Securities, Fixed Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities and custody receipts. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

     Payments of principal of and interest on a series of securities will be made on the distribution date to the extent and in the manner specified in the prospectus supplement relating to that series. Payment to holders of securities may be made by check mailed to those holders, registered at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, or by wire transfer which may be at the expense of the holder requesting payment by wire transfer. Final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

     Payments of principal of and interest on the securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, as specified in the related prospectus supplement. As described in the related prospectus supplement, payments with respect to the primary assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement specified in the prospectus supplement (the "Enhancement") will be deposited directly into a separate collection account established by the trustee or the servicer. If and as provided in the related prospectus supplement, the deposit to the collection account may be net of amounts payable to the related servicer and any other person specified in the prospectus supplement. Amounts deposited in the collection account will thereafter be deposited into the distribution account so that they are available to make payments on securities of that series on the next distribution date, as the case may be. See "The Trust Funds -- Collection and Distribution Accounts."

VALUATION OF THE PRIMARY ASSETS

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of
(a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance thereof or another amount described in the related prospectus supplement.

     The "Assumed Reinvestment Rate", if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the Assumed Reinvestment Rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

PAYMENTS OF INTEREST

     Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the related loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority, which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

     Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of securities will be calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may be the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

     The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of loans or underlying loans, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See "Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than monthly, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the loans or underlying loans, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event and as further described in the related prospectus supplement, the trustee will redeem, prior to the designated interest accrual date, a sufficient principal amount of outstanding securities of that series to cause the available to pay interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after such time as the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans or underlying loans, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

     There is, however, no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans, as applicable, for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans or underlying loans, as applicable, for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans, as applicable. If any loans or underlying loans, as applicable, for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the descriptions of loans that may be primary assets that secure notes, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the seller composed of:

          (1) the Primary Assets;

          (2) amounts available from the reinvestment of payments on such primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

          (3) any Enhancement for that series;

          (4) any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

          (5) the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, will serve as collateral only for that series of securities, unless the related prospectus supplement sets forth the other series of securities for which those assets serve as collateral. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or assets of the related trust fund not pledged to secure those notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of such private securities or an affiliate of the issuer, or, in the case of the loans, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a statutory trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

     As used herein, "agreement" means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.

THE LOANS

     Mortgage Loans. The property which secures repayment of the loans is referred to as the mortgaged property. The primary assets for a series may consist, in whole or in part, of closed-end and/or revolving home equity loans or balances thereof and/or loans the proceeds of which have been applied to the purchase of the related mortgaged property secured by mortgages primarily on single family properties which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     As more fully described in the related prospectus supplement, interest on each revolving credit line loan, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the revolving credit line loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line loans. The amounts of draws and payments on the revolving credit line loans will usually differ each day. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The mortgaged properties will include primarily single family properties, one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     The mortgaged properties may include properties containing one to four residential units and no more than three income producing non-residential units. Small Mixed-Use Properties may be owner-occupied or investor properties and the loan purpose may be a refinancing or a purchase.

     Mortgages on cooperative dwellings generally consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to that cooperative dwelling.

     The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

          (1) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

          (2) a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

     To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner-occupied investment properties and vacation and second homes.

     The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The primary assets for a series also may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The home improvement contracts may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     The home improvements securing the home improvement contracts may include among other things, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     Additional Information. The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

     Some loans may be delinquent as specified in the related prospectus supplement. Loans may be originated by or acquired from an affiliate of the depositor. To the extent provided in the related prospectus supplement, additional loans may be periodically added to the trust fund, or may be removed from time to time if specified asset value tests are met, as described in the related prospectus supplement.

     A trust fund may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series may include loans that do not have a specified stated maturity.

     The related prospectus supplement for each series may provide information with respect to the Loans that are primary assets as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

          (a) the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust fund for the related series;

          (b) the range and weighted average loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

          (c) the range and average outstanding principal balance of the loans;

          (d) the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

          (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

          (f) the percentage by outstanding principal balance as of the cut-off date of loans that accrue interest at adjustable or fixed interest rates;

          (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

          (h) the percentage by outstanding principal balance as of the cut-off date of loans that are secured by mortgaged properties, home improvements or are unsecured;

          (i) the geographic distribution of any mortgaged properties securing the loans;

          (j) the percentage of loans by outstanding principal balance as of the cut-off date that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

          (k) the lien priority of the loans;

          (l) the credit limit utilization rate of any revolving credit line loans; and

          (m) the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of the securities.

PRIVATE SECURITIES

     General. Primary assets for a series may consist, in whole or in part, of private securities which include:

          (a) pass-through certificates representing beneficial interests in underlying loans that are of the type that would otherwise be eligible to be loans; or

          (b) collateralized obligations secured by underlying loans.

     While the underlying loans will be of a type that would otherwise be eligible to be loans since they will have been part of a prior unrelated securitization they may include underlying loans that are more delinquent or that have been foreclosed.

     The pass-through certificates or collateralized obligations will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the private securities at the time of sale nor an affiliate thereof at any time during the three preceding months; provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

     All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate thereof. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of such private securities.

     Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying loans will have entered into the PS Agreement with the trustee under that Agreement (the "PS Trustee"). The PS Trustee, its agent, or a custodian, will possess the underlying loans. The underlying loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The depositor of the private securities (the "PS Depositor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PS Depositor may be an affiliate of the depositor. The obligations of the PS Depositor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Depositor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specified in the prospectus supplement.

     Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS Trustee or the PS Servicer. Payments on the private securities generally will be distributed directly to the trustee as the registered owner of such private securities. The PS Depositor or the PS Servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the related prospectus supplement.

     The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

     Enhancement Relating To Private Securities. Enhancement in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of enhancement will be a function of the characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

     Additional Information. The prospectus supplement for a series for which the primary assets includes private securities will specify on an approximate basis, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

          (1) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

          (2) characteristics of the underlying loans including:

             (A) the payment features of the underlying loans -- i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

             (B) the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

             (C) the servicing fee or range of servicing fees with respect to the underlying loans,

             (D) the minimum and maximum stated maturities of the underlying loans at origination,

             (E) the lien priority and credit utilization rates, if any, of the underlying loans, and

             (F) the delinquency status and year of origination of the underlying loans;

          (3) the maximum original term-to-stated maturity of the private securities;

          (4) the weighted average term-to-stated maturity of the private securities;

          (5) the pass-through or certificate rate or ranges thereof for the private securities;

          (6) the PS Sponsor, the PS Servicer and the PS Trustee for the private securities;

          (7) the characteristics of enhancement, if any, including reserve funds, insurance policies, letters of credit or guarantees relating to the underlying loans or to the private securities themselves;

          (8) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

          (9) the terms on which additional loans may be substituted for those underlying loans originally underlying the private securities.

     If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days the initial issuance of the securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into a separate account, the distribution account, to be established by the trustee for that series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any Enhancement, as provided in the related prospectus supplement, will also be deposited in the related distribution account.

     Amounts deposited in the distribution account may be available for the following purposes:

          (1) application to the payment of principal of and interest on the series of securities on the next distribution date,

          (2) the making of adequate provision for future payments on specified classes of securities and

          (3) any other purpose specified in the related prospectus supplement.

     After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of Enhancement with respect to the Series or any other person entitled to those amounts in the manner and at the times described in the related prospectus supplement. As described in the related prospectus supplement, the trustee may invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to

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

be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities. Eligible investments may include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.

                                  ENHANCEMENT

     If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor or the seller will obtain Enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. Enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in such prospectus supplement. If so specified in the related prospectus supplement, any Enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

SUBORDINATE SECURITIES

     If specified in the related prospectus supplement, Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

INSURANCE

     If stated in the related prospectus supplement, Enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the loans in the related trust fund. A pool insurance policy would cover, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides coverage, where there has been damage to property securing a defaulted or foreclosed loan to which title has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy. Typically, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by, among other risks, war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area and chemical contamination.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds that value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover a portion of unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust fund for that series. The amount of coverage will be reduced by payments made under the bankruptcy bond in respect of the loans, and may or may not be restored, as described in the related prospectus supplement.

RESERVE FUNDS

     If so specified in the related prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to that deposit, a reserve fund for a series may be funded over time through the application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

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

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, all as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

DERIVATIVE PRODUCTS

     If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for the related series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

          (1) maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in such trust fund,

          (2) paying administrative expenses or

          (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to loans comprising the primary assets in a trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Those classes of notes may be secured by loans. Accordingly, the following descriptions of servicing are relevant to holders of securities which are custody receipts.

     In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related agreement for a series and any applicable Enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a loan or (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates of scheduled payments on that loan.

     If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require escrow payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained
(1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or
(2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

     The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement after the date of receipt thereof, the following payments and collections received or made by it to the extent required to be deposited in to the Collection Account:

          (1) All payments on account of principal, including prepayments, on the primary assets;

          (2) All payments on account of interest on the primary assets after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

          (3) All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

          (4) All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

          (5) All amounts required to be deposited therein from any applicable reserve fund for that series pursuant to the related agreement;

          (6) All advances of delinquent payments of principal of and interest on a loan or other payments specified in the agreement made by the servicer as required pursuant to the related agreement; and

          (7) All repurchase prices of any such primary assets repurchased by the depositor, the servicer or the seller, as appropriate, pursuant to the related agreement.

     The servicer generally is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

          (1) to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any Advance was made;

          (2) to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

          (3) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for that loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

          (4) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

          (5) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

          (6) to pay to the applicable person with respect to each primary asset or REO property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (7) to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

          (8) to clear and terminate the collection account pursuant to the related agreement.

     In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND LIMITATIONS THEREON

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If such insurance is required, generally it would provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, these policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

     The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Coverage typically will be in an amount at least equal to the greater of
(1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan. Coverage may also be in a lesser amount if so described in the related prospectus supplement. The servicer typically will also maintain on REO Property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

     In connection with such foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

          (1) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the holders after reimbursement to itself for such expenses and

          (2) such expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the Depositor will be required to do so.

     The servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of that conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the loan and pursuant to which the original obligor is released from liability and that person is substituted as the obligor under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

     When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the aggregate amount of prepayment interest shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

     To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or not paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other Enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances in respect of loans.

     The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

EVIDENCE AS TO COMPLIANCE

     The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of such examination, that firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) those exceptions as such firm believes to be immaterial and (2) such other exceptions as are set forth in the statement.

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

     If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In the event of an Event of Default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of Default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under "The Agreements -- Events of Default; Rights Upon Events of Default -- Pooling and Servicing Agreement; Servicing Agreement."

     The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

          (1) services similar loans in the ordinary course of its business,

          (2) is reasonably satisfactory to the trustee for the related series,

          (3) has a net worth of not less than the amount specified in the related prospectus supplement,

          (4) would not cause any Rating Agency's rating of the securities for that series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and

          (5) executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

     The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Accordingly, the following descriptions of agreements, insofar as they relate to notes, are relevant to holders of custody receipts.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplement, (except for the amount or percentage thereof which is not included in the trust fund for the related series). The trustee will, concurrently with the assignment, execute and deliver the securities.

     Assignment of Loans. If required by the related prospectus supplement, the depositor will, as to each loan secured by a mortgage, deliver or cause to be delivered to the trustee, or an asset custodian on behalf of the trustee,

     - the mortgage note endorsed without recourse to the order of the trustee or in blank,

     - the original mortgage with evidence of recording indicated thereon, (except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office) and

     - an assignment of the mortgage in recordable form.

     The trustee, or the asset custodian, will hold the documents in trust for the benefit of the holders of securities.

     If required by the related prospectus supplement, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee or the asset custodian the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of holders of securities to the home improvement contracts, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Typically, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of holders of securities in the home improvement contracts could be defeated. If specified by the related prospectus supplement, however, the home improvement contracts may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of Loans -- The Home Improvement Contracts."

     With respect to loans secured by mortgages, if so specified in the related prospectus supplement, the depositor or the seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the depositor will cause assignments of mortgage to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of mortgage are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the required time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded. If the agreement for a series does not require that assignments be recorded at closing, the related prospectus supplement will describe the circumstances, if any, under which recordation would be required in the future.

     Each loan will be identified in a loan schedule appearing as an exhibit to the related agreement. The loan schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any, of the related mortgage note; if the loan is an adjustable rate loan; the lifetime rate cap, if any, and the current index, if applicable.

     Assignment of Private Securities. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See "The Trust Funds -- Private Securities." Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

          (1) that the information contained in the private security schedule is true and correct in all material respects;

          (2) that, immediately prior to the conveyance of the private securities, the depositor had good title thereto to the extent good title was conveyed to it, and was the sole owner thereof subject to any retained interest of the depositor or the seller;

          (3) that there has been no other sale by it of the private securities; and

          (4) that there is no existing lien, charge, security interest or other encumbrance other than any retained interest of the depositor or the seller on the private securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect for which the depositor or seller does not cure the defect within the required time period, the depositor or seller will within the required period, after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund's federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement, (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and
(2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Generally, any qualifying substitute primary asset will have, on the date of substitution, the following characteristics:

          (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset with the amount of any shortfall to be deposited to the collection account or distribution account in the month of substitution for distribution to holders,

          (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

          (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset, and

          (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or the other entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other entity is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the primary assets. See "Risk
Factors -- Limited Assets For Payments -- No Recourse To Depositor, Seller Or Servicer."

     The above-described cure, repurchase or substitution obligations generally constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

     No holder of securities of a series, solely by virtue of that holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the pre-funded amount exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used to purchase subsequent loans during the funding period which is the period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and will be designed solely to hold funds to be applied by the trustee during the funding period to pay to the seller the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the classes of the related series of securities entitled to receive the corresponding principal payment. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in an amount sufficient to cover shortfalls in interest on the related series of securities that may arise as a result of the use of funds in the pre-funding account to purchase subsequent loans. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

REPORTS TO HOLDERS

     The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (1) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

          (2) the amount of interest distributed to holders of the related securities and the current interest on the securities;

          (3) the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

          (4) the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

          (5) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

          (6) the amount of any delinquencies with respect to payments on the related primary assets;

          (7) the book value of any REO Property acquired by the related trust fund; and

          (8) any other information specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee or other entity will furnish to each holder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans. See "Servicing of Loans -- Evidence as to Compliance."

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling And Servicing Agreement; Servicing Agreement. Events of Default under a pooling and servicing agreement or a servicing agreement for each series of certificates relating to loans include, among other things:

          (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of that series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series,

          (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of that failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders of that series, and

          (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of that series evidencing not less than 51% of the aggregate voting rights of the securities for that series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of that agreement which rights the servicer will retain under all circumstances. Upon the termination of the servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

     During the continuance of any Event of Default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may, if so specified in the related prospectus supplement, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in connection with a servicer termination. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve the trustee in personal liability or be unjustly prejudicial to the nonassenting holders.

     Indenture. Events of Default under the indenture for each series of notes may include, among other things:

          (1) a default for five (5) days or more in the payment of any interest on any note of such series or the default in the payment of the principal of any note at any note's maturity;

          (2) failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          (3) any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          (4) specified events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

          (5) any other Event of Default provided with respect to notes of that series.

     If an Event of Default with respect to the notes of any series occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are Zero Coupon Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under specified circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

     If, following an Event of Default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

          (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

          (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or

          (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

     In the event that the trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an Event of Default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of a series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series, and the holders of a majority of the then aggregate outstanding amount of the notes of that series may waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no Event of Default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an Event of Default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

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

RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor or the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time:

          (1) if the trustee ceases to be eligible to continue as such under the agreement,

          (2) if the trustee becomes insolvent, or

          (3) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

     The agreement for each series of securities may be amended by the depositor, the servicer, if any, the trustee and any other party specified in the agreement, without notice to or consent of the holders:

          (1) to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision in the agreement,

          (3) to add to the duties of the depositor, the trust fund or servicer,

          (4) to add any other provisions with respect to matters or questions arising under the agreement or related Enhancement,

          (5) to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

          (6) to comply with any requirements imposed by the Code;

provided that any such amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel or by written confirmation from each rating agency rating the securities that the amendment will not cause a reduction, qualification or withdrawal of the then current rating of the securities. The agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the securities of that series or, if only some classes of that series are affected by the amendment, 66 2/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

VOTING RIGHTS

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

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

LIST OF HOLDERS

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of required reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor, the servicer or the seller.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related Enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of:

          (1) the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for that series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

          (2) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement.

The Agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to the price specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of that series, but the entity's right to so purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the securities on the closing date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor, the servicer or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities -- Optional Redemption, Purchase or Termination."

     Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                      CUSTODY RECEIPTS; CUSTODY AGREEMENTS

     A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are loans, the loans will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

     Payments on notes held by a custodian will be made by the related indenture trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

     If a series of securities includes custody receipts, the related prospectus supplement will describe:

     - the primary assets that are security for the related notes

     - the terms of the related notes, and

     - the terms of the custody receipts.

     At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Such notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

     The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of the notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

     No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

     Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

NOTICES; VOTING

     Upon receipt from a trustee or servicer under agreements relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of that notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of a note, the custodian shall within the time period specified in the related prospectus supplement following receipt of that notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with

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

that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

     Notwithstanding the above, without the consent of the holders of all of the custody receipts of a series, neither the custodian shall vote nor shall the holders of custody receipts consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

DEFAULTS

     The custodian will not be authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture. The custodian also has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any Event of Default or similar event with respect to the servicer, each holder of a custody receipt will have the right to proceed directly and individually against the issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of the holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

THE CUSTODIAN

     Under the custody agreement, the note custodian will not be liable other than by reason of bad faith or gross negligence in the performance of its duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the owners and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of that holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

DUTIES OF THE CUSTODIAN

     The custodian makes no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian is required to perform only those duties specifically required of it under the custody agreement.

     The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

RESIGNATION OF CUSTODIAN

     The custodian may, upon written notice to the depositor, resign at any time, in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

     The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66 2/3% of the aggregate voting rights of all custody receipts of the related series.

     Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

AMENDMENT OF CUSTODY AGREEMENT

     As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer, if any, and the custodian with respect to that series, without notice to or consent of the holders:

          (1) to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision in the custody agreement,

          (3) to add to the duties of the depositor or the custodian, or

          (4) to add any other provisions with respect to matters or questions arising under the custody agreement or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

In addition, the custody agreement for each series may also be amended by the custodian and the depositor with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the custody receipts of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or
(b) reduce the required percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

VOTING RIGHTS

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

TERMINATION OF CUSTODY AGREEMENT

     The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

                             LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

MORTGAGES

     The loans for a series will, and home improvement contracts for a series may, be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to those instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances, a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the costs of clean-up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to third party, or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that clean-up costs arising from the circumstances set forth above would result in a loss to holders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental or a very limited environmental assessments of the properties were conducted.

RIGHTS OF REDEMPTION

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

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

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security -- provided no sale of the property has yet occurred -- prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to particular tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending

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

Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

  GENERAL

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

  SECURITY INTERESTS IN HOME IMPROVEMENTS

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

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

  ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" -- i.e., without breach of the peace -- or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

  CONSUMER PROTECTION LAWS

     The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods that gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

  APPLICABILITY OF USURY LAWS

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

     Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service:

          (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

          (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and

          (3) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Servicemembers Civil Relief Act, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series. Typically, any shortfalls in interest collections on loans or underlying loans, as applicable, included in a trust fund for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of that series that is entitled to receive interest in respect of those loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those loans or underlying loans had the interest shortfall not occurred.

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

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by certain residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

     The loans may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth in Lending Act as it applies to mortgages subject to HOEPA. HOEPA requires additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA, such as the trust fund with respect to the loans, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loan. If the trust fund includes loans subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the loan in question.

                                 THE DEPOSITOR

GENERAL

     The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is
(212) 526-7000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

          (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

          (2) credit card purchases or cash advances,

          (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

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

          (4) trade financings,

          (5) loans secured by certain first or junior mortgages on real estate,

          (6) loans to employee stock ownership plans and

          (7) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with those receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

          (1) to purchase the related primary assets,

          (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

          (3) to establish any reserve funds described in the related prospectus supplement and

          (4) to pay costs of structuring and issuing the securities, including the costs of obtaining Enhancement, if any.

     If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of such primary assets.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

     In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

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     In this discussion, when we use the term:

     - "Security Owner," we mean any person holding a beneficial ownership interest in securities;

     - "Code," we mean the Internal Revenue Code of 1986, as amended;

     - "IRS," we mean the Internal Revenue Service;

     - "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

     - "Foreign Person," we mean any person other than a U.S. Person; and

     - "U.S. Person," we mean (i) a citizen or resident of the United States;
       (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

     This discussion addresses the following four types of securities:

     - REMIC certificates,

     - FASIT certificates,

     - notes issued by a trust, including a trust for which a REIT election has been made, and

     - trust certificates issued by trusts for which a REMIC or FASIT election is not made.

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes" and "-- Backup Withholding" below address all types of securities.

  REMIC CERTIFICATES GENERALLY.

     With respect to each series of REMIC certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a

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

REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

     A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

     To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

  FASIT CERTIFICATES GENERALLY.

     With respect to each series of FASIT certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

     FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.

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

     Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

     The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

     The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

     Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

     On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

  ISSUANCE OF NOTES GENERALLY.

     For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives

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

certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

  CLASSIFICATION OF TRUST CERTIFICATES GENERALLY.

     With respect to each series of trust certificates for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, subchapter J of Chapter 1 of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"); or (3) the trust will be classified as either a Grantor Trust or a partnership and that each beneficial owner of specified certificates will be treated as holding indebtedness of that Grantor Trust or partnership. The depositor and the trustee will agree, and the beneficial owners of trust certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving trust certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below, and for a discussion of the tax treatment of trust certificates treated as indebtedness, see "Taxation of Securities Treated as Debt Instruments" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

     When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates, (ii) FASIT regular certificates, (iii) notes issued by a trust that does not make a REMIC or FASIT election and (iv) specified trust certificates that will be treated as indebtedness. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

  INTEREST INCOME AND OID.

     Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security

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

pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

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

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

  VARIABLE RATE SECURITIES.

     Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

  ACQUISITION PREMIUM.

     If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

  MARKET DISCOUNT.

     If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "-- Interest Income and OID" above.

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     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

  AMORTIZABLE BOND PREMIUM.

     A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

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  NON-PRO RATA SECURITIES.

     A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

  ELECTION TO TREAT ALL INTEREST AS OID.

     The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

  TREATMENT OF LOSSES.

     Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC or FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of
Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

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  SALE OR OTHER DISPOSITION.

     If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

  FOREIGN PERSONS.

     Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

  INFORMATION REPORTING.

     Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust

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

information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

     Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

  TAXABLE INCOME OR NET LOSS OF THE REMIC.

     Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

  PASS THROUGH OF CERTAIN EXPENSES.

     A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

  EXCESS INCLUSIONS.

     Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

     For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

  TAXABLE INCOME MAY EXCEED DISTRIBUTIONS.

     In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions

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

against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

  BASIS RULES AND DISTRIBUTIONS.

     A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

  SALES OF REMIC RESIDUAL CERTIFICATES.

     If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

  INDUCEMENT FEES.

     The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

  DISQUALIFIED ORGANIZATIONS.

     If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions

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

with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

  NONECONOMIC REMIC RESIDUAL CERTIFICATES.

     A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the

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

mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

     All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

     - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due,

     - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

     - the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

     - either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

  RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES TO FOREIGN PERSONS.

     Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

  FOREIGN PERSONS.

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

  ADMINISTRATIVE PROVISIONS.

     The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other

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holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

  MARK-TO-MARKET RULES.

     Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT OWNERSHIP CERTIFICATES

     An Ownership certificate represents the residual equity interest in a FASIT. The beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "-- Types of Securities -- FASIT Certificates Generally" above.

     A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner's basis in those assets. In the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed

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Treasury regulations would, if issued in final form, provide that the Security
Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

     Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

     The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

     - the receipt of income derived from assets that are not permitted assets,

     - certain dispositions of permitted assets,

     - the receipt of any income derived from any loan originated by a FASIT, and

     - in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

GRANTOR TRUST CERTIFICATES

     For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

  CLASSIFICATION OF STRIPPED CERTIFICATES.

     There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

  TAXATION OF STRIPPED CERTIFICATES.

     Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

     Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described

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herein under "-- Taxation of Securities Treated as Debt Instruments -- Interest
Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

  PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES.

     When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

  TAXATION OF STANDARD CERTIFICATES.

     For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

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     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

  TRUST EXPENSES.

     Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

  SALES OF GRANTOR TRUST CERTIFICATES.

     If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

  TRUST REPORTING.

     Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

  FOREIGN PERSONS.

     The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

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PARTNER CERTIFICATES

     If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

  SECURITY OWNER'S DISTRIBUTIVE SHARE.

     The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

  DISTRIBUTIONS.

     A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

  SALE OR EXCHANGE OF A PARTNER CERTIFICATE.

     If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

  SECTION 708 TERMINATIONS.

     Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in

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recognition of gain or loss to the trust or to the Security Owners. If the
Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

  SECTION 754 ELECTION.

     If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

  FOREIGN PERSONS.

     Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

  INFORMATION REPORTING.

     Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

  ADMINISTRATIVE MATTERS.

     Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return

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is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

  REMIC CERTIFICATES.

     REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

     In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code, and will be "permitted assets" within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

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     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

  FASIT REGULAR CERTIFICATES.

     FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered. Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See "-- REMIC Certificates" above.

  NON-REMIC AND NON-FASIT DEBT SECURITIES.

     Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

  GRANTOR TRUST CERTIFICATES.

     Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

  PARTNER CERTIFICATES.

     For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

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

BACKUP WITHHOLDING

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

     For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in securities may cause the primary assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R.
Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to

ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the primary assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as any servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the primary assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

THE UNDERWRITER EXEMPTION

     The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

     Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

          (1) The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

          (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the primary assets which are fully secured, the Exemption covers subordinated securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and
     (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

          (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of securities in reliance on the Exemption;

          (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

          (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

          (7) The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act of 1933, as amended; and

          (8) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

     The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

          (1) is an "eligible Swap;"

          (2) is with an "eligible counterparty;"

          (3) is purchased by a "qualified plan investor;"

          (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

          (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

     An "eligible Swap" is one which:

          a.  is denominated in U.S. dollars;

          b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal

     Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

          c. has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or
     (ii) the portion of the principal balance of such class represented by primary assets ("Allowable Notional Amount");

          d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

          e. has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and

          f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

          a.  a "qualified professional asset manager" ("QPAM") under PTCE
     84-14,

          b.  an "in-house asset manager" under PTCE 96-23 or

          c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

          a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

          b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

          a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

          b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

          c.  terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to securities purchased by Plans if it meets the following conditions:

          a.  it is denominated in U.S. dollars;

          b.  it pays an Allowable Interest Rate;

          c.  it is not Leveraged;

          d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

          e. it is entered into between the trust fund and an eligible counterparty; and

          f. it has an Allowable Notional Amount.The Exemption permits transactions using a Pre-Funding Account whereby a portion of the primary assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such primary assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a security should make its own determination that the general conditions set forth above will be satisfied for that security.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of securities.

     The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the securities, the depositor, any servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

     Without regard to whether securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

ADDITIONAL FIDUCIARY CONSIDERATIONS

     The depositor, any servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of securities, the purchase of securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

     Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby.

     Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage related securities" under SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                    RATINGS

     It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.

                              PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through Lehman Brothers Inc. or one or more other firms that may be designated at the time of each offering of the securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by McKee Nelson LLP, New York, New York.

                             AVAILABLE INFORMATION

     Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

     A trust fund formed to issue securities under this prospectus will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, for the required period of time, reports and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W.,

Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Ill. 60661 and New York Regional Office, 233 Broadway, New York, N.Y. 10279. Copies of that material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

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

                             INDEX OF DEFINED TERMS

1986 Act................................   56
AFR.....................................   52
Allowable Interest Rate.................   82
Allowable Notional Amount...............   82
Assumed Reinvestment Rate...............    6
Code....................................   52
Debt Securities.........................   56
Depositor Securities....................   51
Designated Transaction..................   80
DOL.....................................   79
DOL Pre-Funding Period..................   84
DOL Regulations.........................   79
Enhancement.............................    6
ERISA...................................   79
Excluded Plan...........................   84
Exemption...............................   80
EYS Agreement...........................   83
FASIT...................................   54
Fitch...................................   80
Foreign Person..........................   53
Grantor Trust...........................   56
Grantor Trust Certificates..............   56
High-Yield Interests....................   55
IRS.....................................   52
Leveraged...............................   82
Moody's.................................   80
OID.....................................   57
OID Regulations.........................   56
PAC Method..............................   58
Parties in Interest.....................   79
Partner Certificates....................   56
Plans...................................   79
PS Agreement............................   13
PS Depositor............................   14
PS Servicer.............................   14
PS Trustee..............................   14
PTCE....................................   81
PTE.....................................   80
QPAM....................................   82
Qualified Stated Interest...............   57
Rating Agency...........................   80
RCRA....................................   43
REIT....................................   56
REMICs..................................   53
S&P.....................................   80
SBJPA of 1996...........................   77
Security Owner..........................   52
Standard Certificates...................   71
Stripped Bond Rules.....................   71
Stripped Certificates...................   71
Swap....................................   81
Swap Agreement..........................   81
Tiered REMICs...........................   77
U.S. Person.............................   53

                                      LOGO

                                 $2,304,120,000
                                 (Approximate)

                              [AMERICAN HOME LOGO]

                             American Home Mortgage
                            Investment Trust 2004-3
                             Mortgage Backed Notes

                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                               September 28, 2004
                          ---------------------------

                                LEHMAN BROTHERS